SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Res-Care, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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10140 Linn Station Road

Louisville, Kentucky 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 23, 2004

      Res-Care, Inc. (“ResCare”) will hold its annual meeting of shareholders at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, at 10:00 a.m. (EDT), on Wednesday, June 23, 2004, for the following purposes:

1.	To elect three directors as Class III directors for a term of three years and until their respective successors are elected.

2.	To approve a Preferred Stock Purchase Agreement providing for the issuance and sale of 48,095 shares of a newly created series of convertible preferred stock to four investment funds affiliated with Onex Corporation on the terms and subject to the conditions described in the accompanying proxy statement.

3.	To consider and approve an amendment to the 2000 Non-employee Directors Stock Ownership Incentive Plan to increase the number of shares in the Plan from 100,000 to 200,000 and revise the definition of “Change of Control” under the Plan.

4.	To ratify the selection of KPMG LLP as ResCare’s independent auditors for the fiscal year ending December 31, 2004.

5.	To transact any other business that may properly come before the meeting or any adjournment or adjournments of the meeting.

      The board of directors has fixed the close of business on May 21, 2004 as the record date to determine which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting.

      We appreciate and welcome your participation in ResCare’s affairs. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly to us in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors

SPIRO B. MITSOS
Secretary

May 25, 2004

RES-CARE, INC.
10140 Linn Station Road
Louisville, Kentucky 40223

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

i

ii

QUESTIONS AND ANSWERS ABOUT THE MATTERS TO BE
CONSIDERED AT THE 2004 ANNUAL MEETING

About the Meeting

Why am I receiving this proxy statement and proxy card?

     You have been sent this proxy statement and the enclosed proxy card because ResCare’s board of directors is soliciting your proxy to vote at the 2004 annual meeting of shareholders. This proxy statement describes the matters that we are submitting for shareholder approval at the meeting. It also gives you information on these matters so that you can make an informed decision.

What am I being asked to vote upon?

     Each shareholder is being asked to vote on the following four matters:

•	the election of three directors;

•	a proposal to approve a Preferred Stock Purchase Agreement that provides for the sale of 48,095 shares of a new series of convertible preferred stock to four investment funds affiliated with Onex Corporation at a purchase price of $1,050 per share, for an aggregate purchase price of $50,500,000;

•	a proposal to amend the 2000 Non-employee Directors Stock Ownership Incentive Plan to increase the number of shares authorized to be issued under that plan from 100,000 to 200,000 and revise the definition of “Change of Control;” and

•	the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

Who can help answer my questions?

     If you have additional questions about the annual meeting or the matters to be considered at the meeting, you should contact our Communications Department at 10140 Linn Station Road, Louisville, Kentucky 40223, telephone 502-394-2100.

The Onex Transaction

What transactions are contemplated by the agreement with the Onex Investors?

     If all of the conditions set forth in the Onex Agreement are satisfied, then the following transactions will occur on the date of the closing:

•	We will amend our articles of incorporation to authorize new preferred shares designated as Series A Convertible Preferred Stock;

•	The Onex Investors will pay $50,500,000 to purchase the new preferred shares; and we will issue 48,095 preferred shares to the Onex Investors;

•	Four of our current directors will resign and the Onex Investors will designate three new members for appointment to our board of directors. The Onex Investors have advised us that they expect to designate Robert M. Le Blanc, Nigel S. Wright and Robert E. Hallagan for appointment as directors, and we expect to appoint Dr. David Braddock to the fourth vacant position on our board. These changes are more fully discussed under “Proposal to Approve the Onex Transaction — Composition of our Board of Directors After the Onex Transaction” on page 38; and

•	Three of our current directors and their affiliates will sell 3,700,000 common shares to the Onex Investors for $8.90 per share as described in “Proposal to Approve the Onex Transaction; Selling Shareholders” on page 50.

Who are the Onex Investors?

     The Onex Investors are four investment funds controlled by Onex Corporation, a diversified company with annual consolidated revenues of approximately $13 billion and consolidated assets of approximately $11 billion. Onex is one of Canada’s largest companies with global operations in service, manufacturing and technology industries. Its operating companies include Celestica Inc., Loews Cineplex Entertainment Corporation, Magellan Health Services, Inc., ClientLogic Corporation, J.L. French Automotive Castings, Inc., Bostrom Holding, Inc., InsLogic Corporation, Performance Logistics Group, Inc. and Radian Communication Services Corporation. Onex shares trade on The Toronto Stock Exchange under the stock symbol OCX.

What are the terms of the preferred shares?

•	We will classify and designate 48,095 preferred shares as “Series A Preferred Stock” with an initial stated value of $1,050 per share, subject to adjustment for certain events, including stock splits and stock dividends.

•	Each preferred share will initially be convertible into 100 common shares at the option of the holder, based on an initial conversion price of $10.50 per common share, which is subject to adjustment for stock splits, stock dividends, and certain other events.

•	The holders of preferred shares will receive the same dividends, if any, we pay to holders of our common shares on an as-converted basis.

•	As long as the holders of preferred shares own at least 30% of the preferred shares initially issued, they will be entitled to a liquidation preference of $1,050 per share plus any unpaid dividends, before we can pay any amounts on the common shares if ResCare liquidates or dissolves. Once the holders of common shares have received liquidating distributions equal to the liquidation preference paid on the preferred shares, the holders of preferred shares and common shares will share equally in any further distributions.

•	Preferred shares will vote together with our common shares on all matters submitted for shareholder approval, including the election of directors.

•	Each preferred share is entitled to a number of votes equal to the number of whole shares of our common stock into which one share is convertible on the date of issuance (initially 100 votes per preferred share), subject to adjustment in the event of stock splits, stock dividends, and the combination of the outstanding common shares into a smaller number of shares.

•	The holders of preferred shares have the right to nominate and elect up to two of our nine directors. However, the number of directors the preferred shareholders have the right to elect will decrease, or the right will terminate, if the number of preferred shares they hold decreases below stipulated thresholds.

•	The approval of the directors elected by the preferred shareholders will be required for us to:

•	adopt a “poison pill” rights plan;

•	incur debt that causes our ratio of debt to operating earnings to increase above the ratio of our debt on the date the Preferred Shares are issued to operating earnings for the year ended December 31, 2003;

•	hire or terminate the chief executive officer;

•	approve any new stock benefit plan or arrangement or any increase in the number of shares issuable under any existing plan;

•	change the number of positions on our board of directors; or

•	pay dividends in excess of $10,000,000 per year.

•	For so long as the Onex Investors own at least 26,452 preferred shares, the consent of the holders of a majority of the outstanding preferred shares will be required for us to:

•	authorize, issue or reclassify any of our equity or convertible securities other than to issue options or other securities under any existing stock option plan or to issue common or other securities ranking junior to our preferred shares;

•	create, issue, or increase the authorized amount of shares of, any class or series of our securities ranking senior or equal to the preferred shares with respect to dividend or liquidation rights, or any securities convertible into shares senior or equal to the preferred shares with respect to those rights;

•	liquidate, dissolve, wind up our affairs or reorganize; or

•	amend our articles of incorporation or bylaws if the amendment would require approval of the preferred shareholders voting as a class under Kentucky law.

•	Provided that the Onex Investors own at least 26,452 preferred shares, then during the first 18 months after the closing, we must obtain the consent of the holders of a majority of the outstanding preferred shares to enter into a sale of substantially all of our assets or equity by merger, consolidation or otherwise. However, if the holders of preferred shares do not approve such a transaction when their approval is required, we will have the option to redeem the outstanding preferred shares at a price per share equal to $1,050 plus dividends at the rate per share equal to 10% per year, compounded annually, from the date of issue.

•	For so long as the Onex Investors own at least 26,452 preferred shares, we cannot sell substantially all of our assets or equity by merger, consolidation or otherwise without first giving the holders of preferred shares the right to acquire our assets or equity on the same terms and conditions.

•	Commencing 18 months after the issuance of the preferred shares, the preferred shareholders will have a right to require us to redeem their shares for $1,050 per share plus any accrued dividends if we close a sale of substantially all of our assets or equity by merger, consolidation or otherwise.

Why are you recommending that shareholders approve the transactions with the Onex Investors?

     Our board of directors has recommended that shareholders approve the proposed transactions with the Onex Investors. The board based its recommendation on the unanimous recommendation of a special committee of five independent directors, which determined that the transactions with the Onex Investors are in the best interests of ResCare and its shareholders. The material factors considered by the special committee and the board of directors in making their recommendations included:

•	Their assessment that the current operating environment for ResCare’s businesses presents growth opportunities for making cost-effective, accretive acquisitions and providing additional higher margin services, and that the proposed transaction would materially improve ResCare’s ability to take advantage of those opportunities.

•	Their belief that the infusion of approximately $50 million of additional capital would reduce ResCare’s leverage, strengthen its balance sheet and provide greater financial flexibility.

•	Their belief that a capital infusion from the Onex Investors was more efficient and less uncertain than a public offering or a private offering to institutional investors, which could be difficult to complete in an uncertain reimbursement environment.

•	Their belief that the Onex transaction would enable ResCare’s founder and other large holders to sell approximately 15% of the outstanding common shares with less adverse impact on the trading price of the common shares than would selling that volume of shares in open market transactions.

•	Their belief that an alliance with a strong financial sponsor, such as Onex, would be perceived positively by shareholders and investors.

•	The opinion of Piper Jaffray & Co. that the consideration to be received by ResCare in the transaction with the Onex Investors was fair, from a financial point of view, to ResCare.

Why are we seeking shareholder approval of the transactions with Onex Investors?

     Our common shares are listed on The Nasdaq Stock Market, which requires that shareholders approve any transaction or series of transactions in which a person or group of affiliated persons acquire securities having 20% or more of the total voting power of a listed company’s securities.

     We have agreed to issue a total of 48,095 preferred shares to the Onex Investors at a purchase price of $1,050 per share. Each preferred share will be initially convertible into 100 of our common shares and will vote on an as-converted basis. As of the date of the Onex Agreement, the new preferred shares would be convertible into 4,809,500 of our common shares. Assuming the Onex Investors purchase the 3,700,000 common shares from the selling shareholders, the Onex Investors would hold approximately 28.2% of the voting power of our securities, based on the common shares outstanding as of May 21, 2004. In addition, a voting agreement with our chief executive officer will increase the voting power of the Onex Investors to approximately 32.2% in the election of directors.

What vote is required to approve the transactions with Onex Investors?

     The proposal to approve the transactions with the Onex Investors will be approved if a majority of the votes cast on the matter vote in favor of the proposal.

     Members of our board of directors and their affiliates who together beneficially own 5,738,172 common shares, or 22.7% of the outstanding common shares as of May 21, 2004, have agreed to vote those shares in favor of the transactions with the Onex Investors. Those directors include the three directors who have agreed to sell common shares to the Onex Investors, and a fourth director who has agreed to resign from our board upon completion of the transactions with the Onex Investors. See “Proposal to Approve the Onex Transaction – Interests of Management and Directors in the Onex Transaction” on page 39.

When do you expect the transactions with the Onex Investors to be completed?

     Assuming we obtain shareholder approval, we plan to complete the transactions with the Onex Investors as soon as practical after the annual meeting, assuming the other conditions to the transactions that are described in this proxy statement have been satisfied or waived. We expect the transactions to be completed in the second quarter of 2004, but we cannot guarantee when or if the transactions will be completed.

Amendment to the 2000 Non-employee Directors
Stock Ownership Incentive Plan

What are the proposed amendments to the 2000 Non-employee Directors Stock Ownership Incentive Plan?

The amendments would:

•	increase the total number of common shares available for issuance to our non-employee directors from 100,000 to 200,000 shares; and

•	revise the definition of “Change of Control” as it applies to options awarded after June 30, 2004 to provide that the acquisition of our securities by the Onex Investors will not trigger a “Change of Control” under the plan unless the Onex Investors come to own securities representing more than 50% of the combined voting power of our then outstanding capital stock.

Why are you amending the plan?

     The purpose of the amendment is to allow us to continue to award options as part of the compensation we pay our non-employee directors. Currently, only 5,500 common shares remain available for future awards under the non-employee director option plan. In addition, the amendment will amend the definition of “change in control” so that the transaction with the Onex Investors does not affect options granted under the plan after June 30, 2004. See “Proposal to Amend the 2000 Non-employee Directors Stock Ownership Incentive Plan” and “Proposal to Approve the Onex Transaction – Impact of the Onex Transaction on Our Existing Shareholders.”

2004 ANNUAL MEETING OF SHAREHOLDERS

General Information

     Date, Time and Place

     The annual meeting will be held at 10:00 a.m. (EDT), on Wednesday, June 23, 2004 at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. The accompanying proxy card is being solicited by the board of directors of ResCare. We will begin sending this proxy statement, the attached Notice of Annual Meeting of Shareholders, the proxy card and ResCare’s Annual Report for the fiscal year ended December 31, 2003 to ResCare’s shareholders on or about May 25, 2004.

     Record Date, Quorum, Vote Required

     Shareholders who owned ResCare common shares at the close of business on May 21, 2004 are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 25,324,816 ResCare common shares issued and outstanding. ResCare common shares are currently the only class of voting shares. Each person who holds common shares is entitled to one vote per common share owned on all matters voted on at the annual meeting except for the election of directors. In the election of directors, there is cumulative voting; that is, you are entitled to vote the number of shares you own multiplied by three, being the number of members of the board of directors to be elected at the meeting. You may cast all of your votes for one candidate or distribute your votes among two or more candidates.

     There must be a quorum in order to hold a valid meeting. There will be a quorum at the annual meeting if holders of at least a majority of the common shares entitled to vote at the meeting are present in person or by proxy. The three nominees for director who receive the most votes will be elected. The proposals to approve the transactions contemplated by our Preferred Stock Purchase Agreement with four investment funds affiliated with Onex Corporation (the “Onex Transaction”), and to amend the stock option plan for non-employee directors will be approved if a majority of the total votes cast on each proposal are voted in favor of the proposal. The proposal to ratify the selection of KPMG LLP as independent auditors and all other matters that may properly come before the annual meeting will each be approved if more votes are cast in favor of the proposal than are cast against it at the annual meeting.

     The inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the annual meeting and will determine if there is a quorum. The inspectors will treat abstentions as shares that are present and entitled to vote to determine if there is a quorum, but as not voted to determine if a matter is approved. Abstentions will have no effect on the election of directors. An abstention will have the same effect as a vote “against” the proposal to approve the Onex Transaction and to amend the stock option plan for non-employee directors. An abstention on the proposal to ratify the selection of the auditors will have no effect on whether that proposal is approved.

     If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), the inspectors will not consider those shares as present and entitled to vote on that matter. Broker non-votes will have no effect on the election of directors or the other proposals.

     Voting and Revocation of Proxy

     If your proxy card is properly signed and returned to ResCare and is not revoked, the proxy holders will vote according to your instructions. If there are no specific instructions on the proxy card, the proxy holders will vote the shares represented:

•	FOR the election of the people nominated as directors in this proxy statement;

•	FOR the Onex Transaction;

•	FOR the amendment of the non-employee directors stock option plan;

•	FOR the ratification of the selection of KPMG LLP as ResCare’s independent auditors for the current fiscal year; and

•	In the proxy holders’ best judgment on such other matters that may properly come before the annual meeting.

     In addition, if any shareholder votes shares cumulatively in the election of directors or votes for a person other than the nominees named in this proxy statement or substitutes for those nominees, then the proxy holders will have the discretionary authority to vote your shares cumulatively and distribute the votes represented by proxy cards among the nominees listed in this proxy statement and any other nominees as the proxy holders, in their best judgment, determine.

     You may revoke your proxy at any time in one of three ways by:

•	giving written notice of the revocation to the Secretary of ResCare;

•	signing and delivering a proxy with a later date; or

•	attending and voting in person at the annual meeting.

     Your proxy will not be revoked as to any matter that has already been voted on under the authority of the proxy before the revocation. Your presence at the annual meeting does not by itself revoke the proxy.

Ownership of Equity Securities

     The following table shows information about the beneficial ownership of ResCare common shares as of March 15, 2004 by:

•	each person known to ResCare who beneficially owns more than 5 percent of the outstanding ResCare common shares or has filed a Schedule 13G with the Securities and Exchange Commission with respect to ResCare shares;

•	each of ResCare’s directors and nominees for director;

•	each of ResCare’s executive officers named in the Summary Compensation Table on page 18; and

•	all directors and executive officers of ResCare as a group.

     Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares.

	Number of Shares
Name of Beneficial Owner (1)	Beneficially Owned (2)		Percent of Total (2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
James R. Fornear	1,847,981	(3)(4)	7.3%
Ronald G. Geary	1,680,250	(5)	6.5%
Vincent D. Pettinelli	1,306,171	(6)	5.2%
Michael J. Foster	1,142,863	(7)	4.5%
Spiro B. Mitsos, Ph.D.	216,765	(8)	*
E. Halsey Sandford	122,439	(9)	*
Vincent F. Doran	76,630	(10)	*
Ralph G. Gronefeld, Jr.	65,962	(11)	*
L. Bryan Shaul	53,514	(12)	*
Paul G. Dunn	52,571	(13)	*
Olivia F. Kirtley	44,175	(14)	*
Seymour L. Bryson, Ph.D.	23,087	(15)	*
Steven S. Reed	1,125	(16)	*
All directors and executive officers as a group (15 persons)	6,738,877	(17)	25.9%
OTHER SECURITY HOLDERS WITH MORE THAN 5% OWNERSHIP
Onex Corporation	4,420,351	(18)	17.7%
FMR Corporation	3,754,148	(19)	14.9%
FleetBoston Financial Corporation	2,434,887	(19)	9.7%
Credit Suisse First Boston	1,763,575	(19)	7.0%
Margaret H. Fornear	1,303,132	(3)	5.2%

*	Indicates less than 1 percent of outstanding common shares.

(1)	The addresses of the people ResCare knows beneficially own more than five percent of the outstanding common shares are as follows: James R. and Margaret H. Fornear, 175 Bayview, Naples, Florida 34108; Vincent D. Pettinelli, 8231 Bay Colony Drive, -1602, Naples, Florida 34108; Ronald G. Geary, 10140 Linn Station Road, Louisville, Kentucky 40223; FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 02109; Onex Corporation, 161 Bay Street, Toronto, Ontario M5J 2S1 Canada; FleetBoston Financial Corporation, 100 Federal Street, Boston, Massachusetts 02110; Credit Suisse First Boston, Uetlibergstrasse 231, P. O. Box 900, CH-8070, Zurich, Switzerland.

(2)	Each named person or group is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise or conversion of convertible securities, options, warrants and rights, if any. Those securities are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or group. The securities are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group. The number of shares includes shares that would be issued when a person converts convertible securities or when a person or group exercises options (including employee stock options).

(3)	As husband and wife, James R. Fornear and Margaret H. Fornear each may be considered the beneficial owner of the common shares owned by the other under the applicable rules of the SEC. Both Mr. and Mrs. Fornear disclaim such beneficial ownership and the amounts shown for each of them excludes the shares beneficially owned by the other. These shares are subject to voting covenants with Onex described under “Proposal to Approve the Onex Transaction – Selling Shareholders” on page 50. The totals do not include shares owned by Mr. and Mrs. Fornear’s adult children nor does it include shares held for the benefit of family members in trusts with an independent trustee.

(4)	Includes 14,850 shares subject to options that are presently exercisable.

(5)	Includes 601,702 shares subject to options that are presently exercisable and 4,475 shares held for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power. Also includes 224,000 shares held by three limited liability companies in each of which Mr. Geary holds a 50 percent interest. Mr. Geary shares voting and investment power with respect to the shares held by these limited liability companies. Excludes 4,400 shares held by Mrs. Geary in which Mr. Geary disclaims beneficial ownership. Mr. Geary’s shares are subject to voting covenants with Onex described under “Proposal to Approve the Onex Transaction – Selling Shareholders” on page 50.

(6)	Includes 10,350 shares subject to options that are currently exercisable, 1,046,521 shares held by a trust of which Mr. Pettinelli is trustee and beneficiary and 249,300 shares held by a charitable remainder trust of which Mr. Pettinelli is trustee. Does not include 300,000 shares held in a charitable remainder trust of which Mrs. Pettinelli is trustee and in which Mr. Pettinelli disclaims beneficial ownership.

(7)	Includes shares held by a limited partnership of which Mr. Foster is the general partner of the general partner of the limited partnership. Also includes 3,375 shares subject to options that are presently exercisable.

(8)	Represents shares owned jointly by Dr. and Mrs. Mitsos over which they share voting and investment power and includes 6,750 shares subject to options that are presently exercisable. These shares are subject to voting covenants with Onex described under “Proposal to Approve the Onex Transaction – Selling Shareholders” on page 50.

(9)	Includes 6,750 shares subject to options that are presently exercisable. Does not include 155,622 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims any beneficial interest.

(10)	Includes 73,130 shares subject to options that are presently exercisable, 2,500 held in an IRA and 1,000 shares he holds jointly with Mrs. Doran over which they share voting and investment power.

(11)	Includes 63,197 shares subject to options that are presently exercisable and 2,065 shares held by the Retirement Savings Plan over which Mr. Gronefeld has no voting power, but does have investment power. Also includes 700 shares held in Mrs. Gronefeld’s IRA over which Mr. Gronefeld holds neither voting nor investment power.

(12)	Includes 49,014 shares subject to options that are presently exercisable.

(13)	Includes 3,300 shares owned jointly by Mr. and Mrs. Dunn over which they share voting and investment power and 49,271 shares subject to options that are presently exercisable.

(14)	Includes 4,500 shares over which Ms. Kirtley exercises sole voting and investment power and 28,500 shares over which she shares voting and investment power with her husband. Also includes 600 shares in Dr. Kirtley’s IRA over which Ms. Kirtley has neither voting nor investment power and includes 14,850 shares subject to options that are presently exercisable.

(15)	Includes 14,850 shares subject to options that are presently exercisable.

(16)	Represents 1,125 shares subject to options that are presently exercisable.

(17)	Includes 1,013,058 shares subject to options that are presently exercisable.

(18)	Represents shares subject to voting covenants under the common share purchase agreement described under “Proposal to Approve the Onex Transaction – Selling Shareholders” on page 50.

(19)	The information is based on the Schedule 13G filed with the SEC reflecting shares beneficially owned as of December 31, 2003.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

     The Board of Directors is divided into three classes. Directors serve staggered three-year terms, and the term of one class of directors expires at each annual meeting. The Board of Directors proposes that the directors nominated below, all of whom are currently serving as Class III directors, be re-elected as Class III directors to serve until the 2007 annual meeting of shareholders or until their successors have been elected.

Nominees

     Unless you instruct them otherwise, the proxy holders intend to vote the shares covered by valid proxies FOR the election of the three nominees named in the following table to the board of directors. If any of these people will not be available to serve as a director, the proxy holders will have the discretion to vote FOR a substitute. In addition, the proxy holders will have the discretion to vote or withhold their vote for any additional nominees named by shareholders and to vote cumulatively if any shareholder should vote cumulatively.

     Mr. Fornear, Dr. Mitsos, Dr. Bryson and Mr. Pettinelli have agreed to resign from the board of directors if and when the Onex Transaction is completed. The individuals identified under “Proposal to Approve the Onex Transaction – Composition of Our Board of Directors After the Onex Transaction” on page 38 are then expected to be appointed to the four vacancies on the board of directors. The board of directors is not aware of any other circumstances in which any of the following people would not be available to continue to serve as a director, if elected.

		Director or
Name	Age	Officer Since	Principal Occupation
Nominees

Class III – 2004

James R. Fornear	73	1974	Retired

Ronald G. Geary	56	1990	Chairman of the Board, President and Chief Executive Officer of ResCare

Spiro B. Mitsos	73	1974	Retired

Continuing Directors

Class 1 – 2005

Michael J. Foster	50	2001	Managing Director of RFE Management Corporation

Olivia F. Kirtley	53	1998	Business Consultant

Vincent D. Pettinelli	60	1999	Retired

Class II – 2006

Seymour L. Bryson	66	1989	Associate Chancellor (Diversity), Southern Illinois University at Carbondale

Steven S. Reed	42	2003	Attorney

E. Halsey Sandford	71	1984	Retired

     James R. Fornear, the founder of ResCare, served as Chairman of the Board of ResCare from 1984 until 1998. Mr. Fornear was the President of ResCare from 1974 to 1990 and Chief Executive Officer of ResCare from 1989 to 1993.

     Ronald G. Geary, an attorney and certified public accountant, has served as a director and President of

ResCare since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998 when Mr. Fornear retired. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust, and was a director of Alterra Healthcare Corporation, an operator of assisted living communities, from May 2001 until that company was sold in December 2003.

     E. Halsey Sandford has been a director of ResCare since 1984 and served as Senior Executive from 1997 until March 2001 when he retired. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for ResCare’s Division for Persons with Disabilities.

     Spiro B. Mitsos, Ph.D., a retired psychologist, has been a director of ResCare since 1974. He has been Secretary of ResCare since 1984 and he served as Treasurer of ResCare from 1984 until 1998. Dr. Mitsos was employed by ResCare to provide psychological consultation services to facilities operated by ResCare from 1984 until he retired in 2000. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

     Seymour L. Bryson, Ph.D. has served as a director of ResCare since 1989. Since 1984, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University’s Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

     Olivia F. Kirtley, a business consultant, has served as a director of ResCare since 1998. Ms. Kirtley is Past Chair of the American Institute of Certified Public Accountants (AICPA) and recently completed a three-year term as Chair of the AICPA Board of Examiners. From 1991 to 2000, Ms. Kirtley served as Vice President and Chief Financial Officer of Vermont American Corporation, a leading manufacturer and marketer of power tool accessories. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink dispensing equipment, Alderwoods Group, Inc, an operator of funeral homes, and Papa Johns International, Inc., an international pizza company.

     Vincent D. Pettinelli has served as a director of ResCare since 1999. Mr. Pettinelli is the founder of PeopleServe, Inc., a provider of services to persons with mental retardation and developmental disabilities, serving as president from 1979 until 1996 and as Chairman of the Board from 1996 until its acquisition by ResCare in 1999.

     Michael J. Foster has served as a director of ResCare since 2001. Since 1989, Mr. Foster has been employed by RFE Management Corp., the investment manager for RFE Investment Partners V, L.P. and other private equity investment funds. Mr. Foster currently serves as a director of several privately held portfolio companies of RFE Investment Partners V, L.P. and the other investment funds managed by RFE Management Corp.

     Steven S. Reed has served as a director of ResCare since February 2003. Mr. Reed practices law at Reed Wicker PLLC, Louisville, Kentucky, where he is Managing Member. Mr. Reed was United States Attorney for the Western District of Kentucky from 1999 to 2001 and an Assistant U.S. Attorney for the same district from 1993 to 1999. From 2001 to 2002 he was a partner in the Louisville, Kentucky law firm of Wyatt, Tarrant & Combs. Mr. Reed is the Chair of the Board of Trustees of the University of Kentucky, serving as a Trustee since 1994.

     During 2003, there were five meetings of the board of directors. During this period, each director attended at least 75 percent of all meetings of the board of directors and of the committees on which he or she served during the year. All directors attended the 2003 annual shareholders meeting except Mr. Foster who was unable to attend because of prior obligations.

Executive Officers of ResCare

     The executive officers of ResCare are Ronald G. Geary, whose experience is described above, Paul G. Dunn, Ralph G. Gronefeld, Jr., L. Bryan Shaul, Vincent F. Doran, Katherine W. Gilchrist, and William J Ballard.

     Mr. Dunn, age 38, has served as Chief Development Officer since 1997 and has responsibility for overseeing all of ResCare’s development activities. From 1999 to 2000, he also served as Executive Vice President for Alternative Youth Services and Youthtrack.

     Mr. Gronefeld, age 45, was named President, Division for Persons with Disabilities in March 2002 after serving as Executive Vice President-Operations of that Division from March 2001. He also served as ResCare’s Chief Financial Officer from May 1998 until March 2001. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for ResCare’s Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined ResCare in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for ResCare’s west region in its Division for Persons with Disabilities.

     Mr. Shaul, age 59, has served as Executive Vice President of Finance and Administration and Chief Financial Officer since March 2001. Before coming to ResCare, he served at Humana Inc., a health insurance company, as Vice President-Finance and Controller from August 1999, and as Vice President of Mergers and Acquisitions from March 1999 to August 1999. Before joining Humana, Mr. Shaul was Chief Financial Officer of Primary Health, Inc., a physician practice management and HMO company, from February 1997 to February 1999.

     Mr. Doran, age 53, has served as President, Division for Training Services since January, 2002 after serving as President of the Division for Youth Services from August 2000 and as President, Job Corps Operations from 1997. Before joining ResCare, Mr. Doran was President for Job Corps Operations for Teledyne Economic Development, a product line of the Teledyne Controls business of Teledyne Industries, Inc., a publicly traded conglomerate where he had been employed in various capacities for twenty-five years.

     Ms. Gilchrist, age 51, a certified public accountant, joined ResCare as Vice President and Chief Financial Officer for the Division for Persons with Disabilities in March 2001. Effective April 1, 2004, Ms. Gilchrist became Senior Vice President of Accounts Receivable and Chief Project Management Officer. From 1998 to 2001, she served as Vice President-Financial Operations for the East Region of American Medical Response, Inc. (a subsidiary of Laidlaw, Inc.), a national healthcare transportation services company.

     Mr. Ballard, age 62, joined ResCare as President of the Division for Youth Services in January, 2002. From 1992 until he joined ResCare, Mr. Ballard served as Chairman and Chief Executive Officer of Children’s Comprehensive Services, Inc., a publicly traded provider of services for at-risk and troubled youth.

Independent Directors

     As required by the rules of The Nasdaq Stock Market, the board of directors has determined that Seymour L. Bryson, Michael J. Foster, Olivia F. Kirtley, Steven S. Reed and E. Halsey Sandford are independent directors as defined by the Nasdaq rules.

Committees of the Board of Directors

     The standing committees of ResCare’s board of directors are its executive committee, audit committee, executive compensation committee, corporate governance and nominating committee, and compliance oversight committee. The board of directors appoints the members of each committee for a term beginning after the first regular meeting of the board following the annual meeting and until their respective successors are elected and qualified.

     Executive Committee

     The executive committee’s primary responsibility is to act on business matters arising between regularly scheduled meetings of the board of directors. The executive committee is responsible for developing and monitoring ResCare’s long-range plans, providing the types and frequency of reports required by the board, reviewing all expansion plans for recommendation to the board, and assisting in monitoring relationships with financial institutions. Messrs. Fornear, Geary, Sandford and Foster and Ms. Kirtley currently serve as members of the executive committee, which Mr. Geary chairs. During 2003, there were eleven meetings of the executive committee.

     Audit Committee

     The audit committee selects the auditing firm to be retained each year as independent auditors of ResCare’s financial statements and to perform services related to the audit. It pre-approves any audit and non-audit services to be performed by the independent auditors. It reviews the scope and results of the audit with the independent auditors. It also reviews ResCare’s financial condition and results of operations, internal accounting and control procedures, financial reporting policies and practices, internal audit reports, and makes reports and recommendations to the board as it deems appropriate. It reviews and approves any transactions that could involve a conflict of interest and at least once each year it reviews the terms of all material transactions and arrangements between ResCare and related parties. For additional information, see the Report of the Audit Committee on page 23 and the Audit Committee Charter attached as Appendix A. For fiscal 2004, Ms. Kirtley, Mr. Foster, and Mr. Sandford are serving on the audit committee, which Ms. Kirtley chairs. ResCare’s board of directors has determined that all of the members of the audit committee are “independent” within the meaning of the rules of The Nasdaq National Market and the rules of the Securities and Exchange Commission under the Sarbanes-Oxley Act and that all qualify as “audit committee financial experts” within the meaning of the SEC rules. The committee met eight times during 2003.

     Corporate Governance and Nominating Committee

     The corporate governance and nominating committee exercises general oversight with respect to the governance of the board of directors. It reviews and recommends proposed nominees for director, evaluates and recommends governance practices, leads the annual board performance review, recommends the size of the board, its composition and tenure, reviews and recommends policies applicable to directors, including compensation and retirement, assesses the independence of directors and compliance with applicable law and rules, recommends membership of board committees, reviews shareholder proposals and makes recommendations of changes to ResCare’s Articles of Incorporation and Bylaws. A copy of the charter of the corporate governance and nominating committee was included as an appendix to ResCare’s proxy statement in 2003. Messrs. Reed and Foster and Ms. Kirtley serve on the corporate governance and nominating committee, which Mr. Reed chairs, and all members are independent within the meaning of the rules of The Nasdaq Stock Market. The committee met three times during 2003.

     Executive Compensation Committee

     The executive compensation committee determines the cash and other incentive compensation, if any, to be paid to ResCare’s executive officers, reviews performance evaluations for the executive officers, and administers ResCare’s employee stock option plan. Dr. Bryson, Mr. Foster and Ms. Kirtley currently serve as members of the executive compensation committee, which Dr. Bryson chairs, and are independent non-employee directors within the meaning of the applicable rules of The Nasdaq Stock Market and the SEC. The committee met twice during 2003.

     Compliance Oversight Committee

     The compliance oversight committee assists the board of directors in monitoring the effectiveness of ResCare’s corporate compliance program. Dr. Mitsos and Messrs. Pettinelli and Sandford currently serve as members of the compliance oversight committee, which Dr. Mitsos chairs. The committee met four times during 2003.

Certain Relationships and Related Transactions

     From 1999 until June 1, 2003, Mr. Pettinelli had an interest in partnerships that owned approximately 74 properties that were leased to subsidiaries of ResCare or to non-profit agencies with which subsidiaries of ResCare have management agreements. The leases were originated by PeopleServe before its merger with ResCare in 1999 and generally had original terms ranging from 10 to 25 years. Rental expense under the leases with the ResCare subsidiaries totaled approximately $1.3 million annually. ResCare subsidiaries had guarantee obligations with respect to certain of the indebtedness of the lessor partnerships. Mr. Pettinelli held the debt and the mortgages on certain of the properties. If ResCare or any of its subsidiaries incurred any liability with respect to financing of the properties, Mr. Pettinelli agreed to assign his rights under the financing instruments he held to a subsidiary of ResCare. Mr. Pettinelli also had an obligation to indemnify the ResCare subsidiaries with regard to any such guarantee obligations and the indemnification was secured by a pledge of escrowed ResCare common shares and/or other securities held by Mr. Pettinelli.

     Effective June 1, 2003, the leases with the partnerships terminated and new leases became effective. Mr. Pettinelli has an interest in 36 properties that are leased by ResCare subsidiaries or by non-profit corporations that have management agreements with ResCare subsidiaries. The new leases have initial terms of five years with two five-year renewal options. Rental expense under the leases on the 36 properties totals approximately $1.5 million annually. Under the new arrangement, ResCare subsidiaries no longer guarantee obligations on indebtedness of the prior lessor partnerships. Mr. Pettinelli’s obligation to indemnify the ResCare subsidiaries with regard to the guarantee obligations terminated and the pledge of escrowed ResCare common shares held by Mr. Pettinelli was released.

     In June 2001, a subsidiary of ResCare sold nine real estate properties to S-M Properties, LLC, in which a stepdaughter of Mr. Fornear and her husband have an interest. The property was sold for $3.7 million and is leased by another ResCare subsidiary. The lease is for a term of 15 years with options to renew for two 5-year and one 4-year, 11 month terms. The rent is equal to 11.367% of the sales price annually for the first three years then 11% of the sales price annually for the next two years of the initial term. The rent increases to 12.14% of the sales price annually for the next five years and to 13.41% of the sales price annually for the final five years of the initial term. Mr. Fornear did not participate when the executive committee and the board discussed and approved the transaction.

     Mr. Reed and his law firm Reed Wicker PLLC provide legal services to ResCare. Payments for these services totaled approximately $77,000 in 2003. The Board of Directors has considered this relationship and determined that the relationship does not impair Mr. Reed’s ability to make independent judgments with respect to ResCare or the Board.

Nomination Procedures

     The corporate governance and nominating committee is in the process of developing procedures by which shareholders may nominate candidates for election to the board of directors. The committee believes it is appropriate to defer the adoption of formal procedures for shareholder nominations until the Onex Transaction has been completed and the new directors contemplated by the Onex Agreement have been appointed to the board and have had an opportunity to consider those nominating procedures.

     The corporate governance and nominating committee will consider shareholder recommendations for nominees as directors if shareholders comply with the requirements of ResCare’s bylaws. Recommendations must be submitted to ResCare’s Secretary at 10140 Linn Station Road, Louisville, Kentucky 40223 not less than 60 nor more than 90 days prior to the annual meeting or if less than 70 days notice or prior public disclosure of the date is given, it must be submitted no later than 10 days following the date notice was mailed or public disclosure was made.

Shareholder Communications with Directors

     The corporate governance and nominating committee believes it is appropriate to defer the adoption of formal policies for shareholder communications with ResCare directors until the Onex Transaction has been completed and the new directors contemplated by the Onex Agreement have been appointed to the board and have had an opportunity to consider those communications policies.

Report on Executive Compensation

     Compensation Philosophy and Policies for Executive Officers

     The executive compensation committee believes the most effective executive compensation program aligns the interests of shareholders and executives. ResCare’s primary objective is to provide quality services to people with special needs while enhancing long-term shareholder value. The executive compensation committee is committed to a strong, positive link between ResCare’s strategic business goals and its compensation and benefit goals.

     ResCare’s executive compensation program has been designed to support the objectives of promoting high quality service and creating shareholder value by:

•	providing incentives and rewards that are closely linked to individual, divisional and company-wide performance in achieving quality of service and financial goals as identified in ResCare’s strategic plan;

•	providing compensation opportunities that create an environment that attracts and retains talented employees on a long-term basis; and

•	directly aligning the interests of executives with the long-term interests of shareholders by making long-term stock appreciation a significant element of executive compensation through grants of stock options in connection with their employment agreements.

     The executive compensation committee determined that employment contracts with executive officers as well as other key employees serve to attract and retain the high quality employees that ResCare needs. The employment contracts for the named executive officers are described in this proxy statement.

     Components of Executive Compensation

     The three primary components of ResCare’s executive compensation are: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of incentive and non-qualified stock options.

     Base Salaries

     Individually negotiated employment contracts establish the base salaries of ResCare’s named executive officers. The base salaries, which are generally subject to annual cost-of-living increases, are designed to be market competitive.

     Annual Incentives

     The annual incentive bonus plan is designed to support the Company’s strategic business plan and to reward achievement of individual, divisional, and company-wide quality of service, operational and financial goals that the committee has determined are in the long-term interest of the Company. The committee establishes financial and non-financial performance measures with threshold and maximum performance targets for Mr. Geary and the other executive officers of Res-Care. Personal and operational goals are weighted more heavily than the company performance during any given fiscal period in establishing the measures. However, before any cash bonus is awarded, the Company’s earnings must meet or exceed a threshold of 90 percent of the earnings target for the applicable year. The target incentive award opportunity is expressed as a percentage of the executive’s base salary.

     Stock Options

     ResCare’s incentive stock option plan ties the interests of the executives and the employees who have an impact on the Company’s performance to the interests of the shareholders and to ResCare’s long-term performance. Since 2000, ResCare has granted stock options based on employment contracts with employees and, at the end of 2002, the Company converted some compensation cost of living increases and accrued paid time off into stock options for executives and employees with employment contracts or with salaries at a prescribed level. Mr. Geary’s employment agreement provides for annual grants of stock options. The other executives received one-time grants of incentive stock options at the time they signed new employment contracts. The committee may award additional stock option grants based on performance.

     Executive Compensation

     The elements of Mr. Geary’s compensation are set forth in his employment agreement, which was originally signed in 1995 and has been renewed automatically through September 2004. The agreement provides for an annual salary adjustment based upon a cost of living index. Mr. Geary and the other named executive officers can earn bonuses based on the achievement of criteria related to the performance of ResCare that Mr. Geary recommends and the members of the committee consider for approval for the upcoming year.

     The compensation of the other executive officers is set forth in their respective employment agreements, which are described elsewhere in this proxy statement.

     In 2003, ResCare’s executive officers agreed to several changes to their employment agreements that would reduce their cash compensation in light of a company-wide wage freeze. Although the executives initially agreed to waive any cash bonus earned for calendar 2002, the committee felt it was appropriate to grant stock options in lieu of the earned cash bonuses. Mr. Geary waived the stock option grant as well as the bonus for 2002. The executives also agreed to give ResCare the choice to pay annual bonuses in future years in either cash or options and to condition their receipt of any bonus to ResCare’s attaining a minimum earnings threshold. The executives also accepted stock options grants in lieu of cost of living increases for 2003 and for accrued paid time off they agreed to waive. Although Mr. Geary initially waived his cost of living increase for 2003 without stock options, the committee concluded it was appropriate to grant options in consideration of his waiver of that increase.

     In 2004, the committee awarded cash bonuses to the executives based on their performance and the performance of ResCare in 2003. The bonuses were based on a range of goals met of between 60% and 95%. For 2003, Mr. Geary was awarded 80% of his potential bonus. The bonuses are shown in the Executive Compensation Summary Table on page 18 of the proxy statement.

     Because we do not contemplate that ResCare will pay its executive officers any compensation that will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, we have not adopted any policies with respect to limiting executive compensation to amounts that are deductible.

Executive Compensation Committee

Seymour L. Bryson, Chair
Olivia F. Kirtley
Michael J. Foster

Executive Compensation

     Summary Compensation Table

     The following table provides information concerning compensation awarded to or earned by the executive officers of ResCare for the year ended December 31, 2003:

				Long-Term
				Compensation
	Annual Compensation			Awards
				Securities
				Underlying
Name and Principal Position				Options/SAR	All Other
as of December 31, 2003	Year	Salary	Bonus (1)	(shares)	Compensation (2)
Ronald G. Geary	2003	$364,948	$133,174	123,602	$14,022
Chairman of the Board, President and	2002	332,935	0	112,500	14,982
Chief Executive Officer	2001	355,344	0	112,500	15,542
Vincent F. Doran	2003	283,064	0	14,380	9,641
President, Division for Training	2002	272,580	0	—	12,101
Services	2001	273,079	0	—	5,957
Ralph G. Gronefeld, Jr.	2003	244,039	89,300	35,197	8,023
President, Division for Persons with	2002	225,674	0	22,787	8,271
Disabilities	2001	207,119	55,650	35,000	7,878
Paul G. Dunn	2003	218,078	69,972	21,271	15,053
Chief Development Officer	2002	216,750	0	10,181	9,830
	2001	210,736	48,300	35,000	16,421
L. Bryan Shaul	2003	207,693	70,400	28,014	2,769
Chief Financial Officer	2002	200,000	0	17,454	1,385
	2001	150,000	45,200	35,000	—

(1)	Bonuses paid to the executive officers are based on attainment of performance goals and as otherwise provided in their employment agreements. In April 2003, the Executive Compensation Committee recommended the grant of stock options in lieu of cash bonuses earned for 2002 for the executive officers. Those grants are included in the Long-Term Compensation Awards column. Mr. Geary waived the cash bonus and the stock option grant in lieu of the bonus for 2002.

(2)	Except as noted, All Other Compensation represents amounts ResCare contributed to the Retirement Savings Plan, and to the 401(k) Restoration Plan, which is described later. Mr. Dunn’s other compensation for 2003 and 2001 includes loan forgiveness of $6,976 and $8,482, respectively, due on loans ResCare made to him before July 30, 2002.

     ResCare has established the 401(k) Restoration Plan to permit certain members of management to defer compensation pre-tax and to permit ResCare to contribute on behalf of such employees without the restrictions imposed by the Internal Revenue Code on the tax-qualified Retirement Savings Plan. ResCare’s matching contribution is coordinated between the two plans so that ResCare matches on behalf of each participant the employee’s contribution dollar for dollar up to the first 3% and one-half of the next 2% of the employee’s salary, which is the same as the contribution ResCare makes for employees who participate in ResCare’s Retirement Savings Plan.

Option Grants in 2003

				Potential Realized Value
				at Assumed Annual Rates of Stock
	Individual Grants			Price Appreciation for Option Term
				(1)
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/SH)	Date	5% ($)	10% ($)
Ronald G. Geary	112,500	6.31%	2.85	02-28-2009	$109,043	$247,382
Ronald G. Geary	7,470	0.42%	3.03	03-28-2008	6,253	13,818
Ronald G. Geary	3,632	0.20%	3.07	04-23-2008	3,030	6,743
Vincent F. Doran	14,380	0.81%	3.03	03-28-2008	12,038	26,601
Ralph G. Gronefeld, Jr.	12,410	0.70%	3.03	03-28-2008	10,389	22,957
Ralph G. Gronefeld, Jr.	22,787	1.28%	3.07	04-23-2008	19,008	42,305
Paul G. Dunn	11,090	0.62%	3.03	03-28-2008	9,284	20,515
Paul G. Dunn	10,181	0.57%	3.07	04-23-2008	8,492	18,902
L. Bryan Shaul	10,560	0.59%	3.03	03-28-2008	8,840	19,534
L. Bryan Shaul	17,454	0.98%	3.07	04-23-2008	14,559	32,404

(1)	The dollar amounts in this table represent the potential value that may be realized of the stock options granted, assuming that the market price of the shares appreciate in value from the date of grant to the end of the option term at annualized rates of five and ten percent. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of the prices of ResCare common shares. The share prices may not appreciate at these rates or at all.

     Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

     No officer exercised stock options during the year ending December 31, 2003. The following table indicates the total number of exercisable and unexercisable stock options on December 31, 2003 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the common stock on The Nasdaq National Market on December 31, 2003 of $8.10 per share.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at December 31, 2003 (#)		At December 31, 2003 ($)
	Shares
	Acquired on	Value Realized
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald G. Geary	—	$—	489,202 shares	0 shares	$798,642	$—
Vincent F. Doran	—	—	73,130 shares	10,000 shares	156,907	21,000
Ralph G. Gronefeld, Jr.	—	—	56,197 shares	14,000 shares	241,377	42,560
Paul G. Dunn	—	—	42,271 shares	14,000 shares	171,277	42,560
L. Bryan Shaul	—	—	49,014 shares	14,000 shares	192,573	34,160

(1)	Market value on the date of exercise of shares acquired upon exercise, less the option exercise price.

     Employment Agreements

     Mr. Geary has an employment agreement with ResCare that was signed in 1995. The agreement automatically renews for one-year periods beginning one year before the expiration date so that the remaining term equals two years unless either ResCare or Mr. Geary gives notice of termination. The current term of the Agreement is scheduled to expire in September 2005. Under the agreement, Mr. Geary received a base salary of $300,000 in 1995 which is adjusted each year based on the increase in the consumer price index for Urban Wage Earners and Clerical Workers. Mr. Geary waived the CPI increase for the calendar year 2002, and in April 2003 after initially waiving his cost of living increase for 2003, Mr. Geary received a grant of options to purchase 3,632 ResCare common shares as part of a program in which employees with employment agreements were offered options in lieu of cost of living salary increases under their employment agreements. Mr. Geary is eligible for an annual bonus equal to up to 50 percent of his base salary based on performance criteria to which Mr. Geary and the executive compensation committee of the Board of Directors mutually agree on or before January 1 of each year. Mr. Geary did not earn a bonus in 2001. In April 2003 the Executive Compensation Committee approved a grant of options to purchase 37,833 common shares in lieu of a cash bonus for 2002. Mr. Geary waived both the cash bonus and the option grant in lieu of the cash bonus. In addition, under the employment agreement ResCare grants Mr. Geary options to purchase 112,500 common shares on the last Thursday of February during each of the remaining years of the term of the agreement at the fair market value on the date of the grant.

     In addition, ResCare provides to Mr. Geary the maximum disability insurance coverage permitted under ResCare’s current benefit plan, equips an office in Mr. Geary’s home, and pays fees for personal tax and financial planning and for an annual physical. The agreement also provides that if Mr. Geary’s employment is terminated following a change in the control of ResCare, Mr. Geary will be entitled to receive the unpaid balance of his full base salary through the effective termination date of the agreement and for an additional two years. The agreement may be terminated with or without cause at any time. If it is terminated without cause, Mr. Geary will continue to receive his base salary for the balance of the term. He would also receive a prorated bonus earned for that year plus any unpaid cash bonus for a prior year. If there is a change of control of ResCare, or if the agreement is terminated without cause, ResCare will repurchase unexercised vested options.

     ResCare has employment agreements with Messrs. Dunn, Gronefeld, Doran, and Shaul that contain substantially the same terms and conditions. The agreements are for initial terms of three years commencing January 1, 2001 for Messrs. Dunn and Gronefeld, and August 1, 2000 for Mr. Doran. Mr. Shaul’s contract is for an initial term of thirty-three months commencing on March 31, 2001. The agreements renew automatically for one-year periods after the expiration of their respective terms unless either ResCare or the employee gives notice of termination. ResCare may terminate all of the agreements with or without cause at any time. Base salaries are $210,000 for Mr. Dunn, $235,000 for Mr. Gronefeld, $250,000 for Mr. Doran, and $200,000 for Mr. Shaul subject to annual increases equal to the greater of 5 percent or the consumer price index “All Items” category (Washington-Baltimore All Items for Mr. Doran). All of the executives waived the salary increase for the calendar year 2002. When Mr. Dunn was employed by ResCare, he executed two promissory notes to ResCare for $15,000 each. One Note was paid off in 2001 through forgiveness based on the terms of his contract. The maturity date of the second note was extended to May 2004 and on May 1 of each year beginning in 2002, ResCare forgives one-third of the outstanding principal balance of the note and one-third of the accrued and unpaid interest provided Mr. Dunn remains a full-time employee of ResCare. At March 15, 2004 the principal balance of this note was $5,000 which is expected to be forgiven effective May 1, 2004. In April 2000, ResCare paid Mr. Doran a retention bonus of $60,000. In addition, Mr. Doran receives an automobile allowance as allowed under federal regulations for Job Corps, and reimbursement of up to $3,000 for attorney fees.

     Each of these executives is eligible to receive a cash bonus based on an incentive program for the executive established each year in the contract and by ResCare’s Executive Compensation Committee. Messrs. Dunn, Gronefeld, and Shaul may earn up to 40% and Mr. Doran up to 35% of their base salaries based on meeting established division and/or company performance goals. The incentive payments are determined annually. In addition to the annual bonus, Mr. Doran is eligible to earn an additional bonus upon the award of additional Job Corps contracts to ResCare. The bonus is equal to 10% of the first year base management fee payable to ResCare under each new Job Corps contract. The bonus is earned upon the commencement of such new contract but is not payable until the first anniversary of the contract. If ResCare loses a Job Corps contract, Mr. Doran’s bonus can be reduced by 10% of the annual base fee of the lost contract.

     Upon entering into the employment agreements, each of the executives received a one-time grant of stock options. Mr. Doran was granted options to purchase 50,000 ResCare common shares at an exercise price of $6.00 per share. Messrs. Gronefeld and Dunn were each granted options to purchase 35,000 ResCare common shares at an exercise price of $5.06 per share. Mr. Shaul was granted options to purchase 35,000 ResCare common shares at an exercise price of $4.66 per share. For each executive, the options vest in 20% increments annually beginning as of the grant date and expire after five years.

     If their respective agreements are terminated by ResCare without cause, Messrs. Dunn, Gronefeld, and Shaul will receive the full base salary for one year and Mr. Doran for six months after termination. If Mr. Doran’s agreement is terminated without cause within one year after a change of ownership of ResCare, Mr. Doran will receive his full base salary for fifteen months after termination. In addition, for Mr. Dunn, ResCare will forgive the remaining principal balance and accrued but unpaid interest on his note payable to ResCare. If ResCare terminates an executive’s employment agreement for cause, the executive would not be entitled to any compensation following the date of termination other than the pro rata amount of the then current base salary through such date. If their employment is terminated for any reason, Messrs. Geary and Doran will be prohibited from competing with ResCare for one year and Messrs. Dunn, Shaul and Gronefeld will be prohibited from competing with ResCare for eighteen months. If Mr. Geary’s employment is terminated without cause, he is prohibited from competing until one year after his payments under the agreement end.

     In March 2003, all the named executives agreed to amend their employment agreements. Under the amendments: (1) ResCare granted stock options in lieu of the CPI salary increase for calendar 2003, (2) the executives agreed that ResCare may elect to pay all or a portion of the bonus earned for calendar 2003 and succeeding years in cash and/or stock options, and (3) ResCare granted stock options in lieu of the executives’ waiver of accrued paid time off for the five months between February 1 and June 30, 2003 and the executives agreed to use at least forty hours of their previously accrued paid time off during that same period. In May 2003, the employment agreements were further amended to accept a grant of stock options made previously by the Executive Compensation Committee in lieu of cash bonuses earned for calendar 2002 and to provide that there would be a threshold of earnings that ResCare must meet before bonus calculations would be made.

Compensation of Directors

     Directors who are employees of ResCare receive no compensation for their services as directors. Each of ResCare’s non-employee directors (all of the directors except Mr. Geary) receives:

•	an annual retainer of $18,000;

•	$1,500 for each board meeting that he or she attends;

•	$750 for each committee meeting he or she attends;

•	an annual retainer of $3,000 as a chair of a committee;

•	an annual retainer of $36,000 for each member of the executive committee; and

•	an annual grant of options to purchase 4,500 ResCare common shares under the 2000 Non-employee Directors Stock Ownership Incentive Plan.

     As compensation for their additional services relating to the Onex Transaction, each member of the special committee received $3,000 per month and the chair received $4,500 per month.

     Mr. Foster waives his fees and has directed ResCare to use them to fund a recognition program for ResCare employees.

Performance Graph

     The following graph shows the cumulative total shareholder return realized by ResCare’s shareholders during the period from December 31, 1998 through December 31, 2003 as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). Upon request, ResCare will promptly provide to shareholders a list of all companies included in this Index. The graph assumes the investment on December 31, 1998 of $100 in ResCare common shares at the closing trading price on that date.

Performance Graph

Report of the Audit Committee

     The audit committee oversees ResCare’s financial reporting process. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed each quarterly earnings release and the audited financial statements in ResCare’s Annual Report on Form 10-K for the year ended December 31, 2003 with management. In addition, the audit committee reviewed the interim financial statements in ResCare’s quarterly reports on Form 10-Q during 2003. In the course of their review, the audit committee discussed with management the quality and the acceptability of significant financial reporting issues, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of ResCare’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. ResCare’s independent auditors also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with the independent auditors the auditors’ independence from management and ResCare including the matters in the written disclosures required by the Independence Standards Board. The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee pre-approves all engagements of ResCare’s independent auditors to provide services to ResCare. The audit committee has adopted a fee schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services including statutory audits and other anticipated services. In addition, the audit committee has considered any proposed services not approved as part of this annual process. During 2003, no services were performed without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

     The audit committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of ResCare’s internal controls, and the overall quality of ResCare’s financial reporting. The audit committee also meets with ResCare’s internal auditors, with and without management present, to provide guidance on the overall scope of the auditors’ activities and to review the results of their examinations. The audit committee meets periodically with ResCare’s legal and compliance departments about significant risks and exposures and assesses actions taken by management to minimize such risks. The committee meets periodically with management in executive session.

     The audit committee reviewed and approved the new lease arrangements with Mr. Pettinelli described under Certain Relationships and Related Transactions in this proxy statement.

     The board reviewed and amended its written charter setting out the functions the audit committee is to perform. A copy of the amended charter is attached to this proxy statement at Appendix A.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee has selected KPMG LLP as ResCare’s independent auditors for 2004.

AUDIT COMMITTEE
Olivia F. Kirtley, Chair
Seymour L. Bryson
Michael J. Foster

PROPOSAL TO APPROVE THE ONEX TRANSACTION

(Item 2 on the Proxy Card)

Introduction

     On March 10, 2004, we entered into a Preferred Stock Purchase Agreement (the “Onex Agreement”) in which we agreed, subject to various conditions, to sell to Onex Partners LP, Onex American Holdings II LLC, Onex US Principals LP and ResCare Executive Investco LLC (together, the “Onex Investors”), a total of 48,095 shares of a new series of convertible preferred stock at a purchase price of $1,050 per share, or a total purchase price of $50,500,000.

     At the same time, the Onex Investors entered into a separate common stock purchase agreement to purchase 3,700,000 outstanding common shares from three ResCare directors, James R. Fornear (3,200,000 shares), Spiro B. Mitsos (200,000 shares) and Ronald G. Geary (300,000 shares), including persons and entities related to them (the “Selling Shareholders”). Onex agreed to purchase the common shares from the Selling Shareholders for $8.90 per share.

     The new preferred shares will be designated as Series A Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares will be convertible into our common shares at a conversion price of $10.50 per common share, subject to anti-dilution adjustments in certain circumstances. The Preferred Shares would initially convert into 4,809,524 common shares. In addition, each Preferred Share will have the right to vote on an as-converted basis as of the date of issuance, subject to adjustment in the event of stock splits, stock dividends and the combination of the common stock into a smaller number of shares. The conversion, voting and other rights of the Preferred Shares are described in greater detail under “Terms of the Series A Preferred Stock” on page 47.

     As a result of the these transactions, the Onex Investors will acquire preferred and common shares representing approximately 28.2% of the combined voting power of ResCare’s securities, based on the number of common shares outstanding as of May 21, 2004. In addition, a voting agreement with ResCare’s chief executive will increase the voting power of the Onex Investors to approximately 32.2% in the election of directors.

     The Onex Investors are obligated to purchase the Preferred Shares as long as the conditions described under “Conditions to Closing” on page 44 are satisfied. These conditions include, among other things, shareholder approval of the Onex Transaction as required by the rules of The Nasdaq Stock Market and the purchase by the Onex Investors of 3,700,000 common shares from the Selling Shareholders. The Onex Investors are not required to purchase common shares from the Selling Shareholders unless the conditions to the closing of the Preferred Share purchase have been satisfied.

     We plan to use the proceeds from the issuance and sale of the Preferred Shares for working capital, which will give us greater financial flexibility to take advantage of cost-effective growth opportunities that arise from time to time. We will not receive any proceeds from the sale of common shares by the Selling Shareholders.

Background

     In July 2003, Robert M. Le Blanc, a Managing Director of Onex Corporation, arranged a meeting with ResCare President and Chief Executive Officer Ronald G. Geary to discuss the recent acquisition by Onex Partners LP of a controlling interest in Magellan Health Services, which operates in the managed behavioral healthcare business, and to learn more about ResCare.

     In August 2003, Mr. Le Blanc contacted Mr. Geary to express interest in discussing the possibility of Onex making an investment in ResCare and how he thought the additional capital might be used. On August 7, Onex and ResCare signed a confidentiality agreement, and ResCare provided a copy of its current Three-Year Plan to Onex. Representatives of Onex met with ResCare executives in Louisville on August 19 and September 2, 2003 to discuss the Three-Year Plan and view a presentation about the Company. ResCare executives made a similar presentation to the senior management of Onex Partners in Toronto on September 11.

     On September 12, a representative of a company in the privatized social services industry contacted Mr. Geary to set up a meeting to learn more about ResCare. ResCare signed a confidentiality agreement with this party on September 16 and provided a copy of the Three-Year Plan. Representatives of the second party visited with ResCare executives in Louisville on September 22.

     The Executive Committee of ResCare’s Board of Directors discussed these developments at a September 29 meeting and scheduled a special meeting of the full Board on October 2. Four of the five members of the Executive Committee, Mr. Geary, James R. Fornear, E. Halsey Sandford and Olivia F. Kirtley, met with Mr. Le Blanc in Louisville on September 30 to discuss Onex’s interest in ResCare. Mr. Le Blanc met separately on two occasions in October with the fifth member of the Executive Committee, Michael J. Foster.

     Representatives of Piper Jaffray & Co. were invited to the October 2 meeting of the full Board to present an overview of the capital markets, ResCare’s strategic position in relation to other companies in comparable industries, and possible alternatives to maximize shareholder value in the Company. At the meeting, the Board established a Special Committee to evaluate the strategic alternatives available to ResCare and to recommend to the full Board possible responses to the two inquiries. The six directors appointed to the Committee were Dr. Spiro B. Mitsos, Dr. Seymour L. Bryson, Steven S. Reed, Ms. Kirtley, Mr. Foster and Mr. Fornear, each of whom was independent under the proposed corporate governance rules of The Nasdaq Stock Market. The Special Committee met after the Board meeting and engaged Piper Jaffray to assist the Committee in analyzing strategic alternatives and making recommendations to the Board.

     At an October 15, 2003 meeting of the Special Committee, Piper Jaffray presented a more detailed analysis of strategic alternatives including continuing the Company’s existing plan, recapitalizing the Company and accelerating its growth, and a sale of the Company either to a strategic acquirer or to a financial buyer. The Special Committee also considered the trading market for ResCare’s common shares, including the limited trading volume and public float, the large percentage of shares held by insiders and institutions, the potential need of insiders for liquidity, and the impact these factors could have on trading prices. The Special Committee requested that Piper Jaffray analyze a range of capital-raising alternatives and identify a small group of companies operating in the specialty health services, long-term care and correction services fields who might consider a strategic transaction with ResCare.

     On November 4, 2003, Piper Jaffray reported to the full Board on its analysis of various transactions that would raise from $25 million to $150 million of new capital for growth. Piper Jaffray also identified parties to contact for an assessment of the potential for a strategic business combination, which parties included Onex Partners and the other party that had contacted ResCare. The Special Committee then directed Piper Jaffray to evaluate the feasibility of a securities offering that would reduce the Company’s debt and give it greater financial flexibility and also assess the potential opportunity for a strategic business combination. Shortly thereafter, the Special Committee signed a new engagement letter with Piper Jaffray for its services in connection with the evaluation of a possible business combination transaction.

     At a November 25 Special Committee meeting, Piper Jaffray reported that of the companies it had contacted, Onex Partners had responded with the greatest interest. Onex Partners had submitted a non-binding indication of interest in acquiring all or a small majority of the Company. The letter from Onex Partners contemplated a purchase price range of $8.50 to $9.50 per share in cash, a 45-day exclusivity period, and an unwillingness to participate in an “auction” process. The consensus among the Special Committee members was to continue discussions with Onex Partners, but not to terminate contacts with other parties based on the indication of interest.

     At a December 2 meeting, the Special Committee considered a request by Onex Partners to visit with management without exclusivity and discuss increasing the upper range of consideration it would pay to acquire the Company to $10.00. The Special Committee considered the valuation analysis of Piper Jaffray, the expectation that margins could narrow in the short-term as some states limited reimbursement rates due to budgetary constraints, and the growth opportunities arising in the same environment as smaller operators were forced to look for acquirors or leave the business. In light of the Company’s favorable long-term outlook, the Special Committee deferred any further exploration of a sale of the Company on the terms offered by Onex Partners to focus on capital-raising alternatives.

     At approximately the same time, James F. Fornear, ResCare’s founder and the beneficial owner (with his wife) of more than 10% of its outstanding shares, advised other members of the Special Committee and the Board of his desire to begin selling a portion of his holdings for personal planning purposes.

     The Special Committee met again on December 4 to consider a modified proposal from Onex Partners to acquire a controlling interest through the purchase of outstanding shares and/or new investment while the Company would remain public. Onex Partners also requested a meeting to obtain additional information and evaluate how best to structure such a transaction. The Special Committee directed Piper Jaffray to schedule a meeting with Onex representatives.

     On January 7 and 8, 2004, ResCare executives and representatives of Piper Jaffray met with representatives of Onex Partners in Louisville for a detailed financial review. Onex Partners expressed continuing interest in making a significant financial investment involving the issuance of new equity and the purchase of outstanding shares through privately negotiated transactions or a tender offer. Onex Partners re-affirmed its valuation range of $8.50 to $10.00 per share and asked for a 45-day exclusivity period.

     The Board of Directors met in Florida on January 14 and 15, 2004. Representatives of Piper Jaffray presented an analysis of three strategic alternatives, reviewing the timing, financial analysis and the control effects of each alternative as well as the option of forgoing any transaction. The Board also considered the latest Onex Partners proposal, which would provide from $50 to $100 million of new capital to invest in growth opportunities and increased liquidity for larger shareholders. The Board directed management and the Company’s financial advisors to develop a more detailed analysis comparing the three alternatives for consideration at a February 3 meeting.

     On February 3, the Board reviewed a revised Three-Year Plan prepared by management regarding possible uses of new capital. Piper Jaffray made a presentation analyzing the uses of capital proposed by management, as well as raising capital through a public offering of securities and an investment by Onex Partners. Legal counsel then reviewed issues under Nasdaq and SEC rules arising from the various structures under consideration for a transaction with Onex. The Board directed the Company’s financial and legal advisors to develop a transaction proposal that the Special Committee could use as a framework for further discussions with Onex Partners. Piper Jaffray was directed to invite principals of Onex Partners to meet with the Special Committee on February 11, 2004.

     The Special Committee met by conference call on February 9 to review a transaction outline analyzing three possible elements: (a) a sale of $50 million of newly issued preferred shares, (b) negotiated sales by insiders holding large positions of common shares, and (c) a public tender offer. The Special Committee also considered the voting and other rights of the preferred stock, including the right to approve major transactions, elect directors, and registration rights. Piper Jaffray was directed to convey the transaction framework to Onex. The Company’s financial and legal advisors had additional discussions with Onex representatives regarding corporate governance issues and other transaction considerations. Onex then delivered a non-binding expression of interest and a proposed exclusivity agreement as a basis for discussions with the Special Committee.

     At their February 11 meeting, the Special Committee and its financial and legal advisors and representatives of Onex Partners discussed the framework of a transaction involving the purchase of approximately $50 million newly authorized preferred shares and the purchase of approximately 4 million outstanding common shares from holders of large positions who were willing to sell. Of this amount, director and ResCare founder James Fornear indicated he, his wife and entities they controlled would be willing to sell approximately 3.2 million common shares to Onex Partners. Directors Spiro Mitsos and Ronald Geary indicated they would be willing to sell a total of 500,000 additional common shares. After exchanging revised proposals and conducting further discussions among themselves, the parties tentatively agreed upon a price of $10.50 for each newly issued preferred share and $8.90 per common share sold by shareholders, subject to due diligence, the number of common shares shareholders were willing to sell, the total price per common share assuming conversion of the preferred shares, and related considerations. The parties also contemplated that Onex Partners would have approximately 35 days to complete its due diligence.

     On March 4, the Special Committee and Piper Jaffray signed an amendment to their engagement letter to revise the compensation arrangement to reflect the proposed investment by Onex Partners. That evening Onex executives advised Mr. Geary that the senior management of Onex Partners had authorized them to finalize due diligence and proceed to negotiate definitive agreements with ResCare and the Selling Shareholders.

     Beginning on March 5, the Special Committee, the Selling Shareholders and the respective financial and legal advisors negotiated the terms of the various transactional documents with representatives of Onex Partners and its counsel. On March 8, the full Board of Directors held a conference call at which Messrs. Fornear and Mitsos formally resigned from the Special Committee due to their intent to sell shares to Onex Partners. The Board appointed E. Halsey Sandford, who qualified as an independent director under the amended Nasdaq corporate governance rules, as a fifth member of the Special Committee.

     On March 9, the Special Committee met with representatives of Onex Partners to negotiate the final terms of a definitive preferred stock purchase agreement, a new series of convertible preferred shares and other related documents. The Onex representatives met separately with the Selling Shareholders to complete a definitive common share purchase agreement. In addition, ResCare entered into separate agreements with Seymour Bryson and Vincent Pettinelli, who agreed to resign from the Board upon the closing of the transactions with the Onex Investors.

     The Special Committee and Board of Directors convened for a joint telephonic meeting before the opening of trading on March 10, 2004. Legal counsel reviewed the terms of the Onex Agreement, the new series of preferred shares, the agreement between the Onex Investors and the Selling Shareholders, and the other related transactions. Representatives of Piper Jaffray delivered its opinion that the proposed consideration for the Onex Transaction was fair to ResCare from a financial point of view and presented the financial analyses underlying the opinion. After a lengthy discussion, the five members of the Special Committee voted unanimously that the Onex Transaction was in the best interest of the Company and its shareholders, and recommended that the full Board approve them. The Board of Directors then voted to approve the Onex Transaction.

     ResCare, the Selling Shareholders and Onex Partners executed the definitive agreements immediately after the meeting. ResCare and Onex Corporation then issued press releases, and ResCare held a public teleconference for investors before the opening of trading on March 10. ResCare and the Onex Investors signed an amendment to the Onex Agreement as of May 20, 2004 to modify the voting rights of the Preferred Shares and certain other rights of the Onex Investors.

Reasons for the Onex Transaction

     The Special Committee and Board considered several factors in determining that the Onex Transaction is in the best interests of ResCare and its shareholders and recommending that shareholders vote to approve the Onex Transaction. Neither the Special Committee nor the Board assigned any specific or relative weight to the factors they considered. The material factors considered by the Special Committee and the Board included the following:

•	An assessment of the current operating environment for ResCare’s businesses. Although state budgetary constraints are expected to adversely affect all providers of Medicaid reimbursed services for the short-term, the Special Committee and the Board also believed the current environment presents growth opportunities for making cost-effective, accretive acquisitions and by providing additional higher margin services. In their view, the Onex Transaction would materially improve ResCare’s ability to take advantage of those opportunities.

•	ResCare’s financial performance, both on a historical and forward-looking basis. The infusion of approximately $50 million of additional capital would reduce the Company’s leverage, strengthen its balance sheet and provide greater financial flexibility.

•	ResCare’s alternatives to an investment by Onex. The Special Committee and Board believed a capital infusion from Onex was more efficient and less uncertain than a public offering or a private offering to institutional investors, which could be difficult to complete in an uncertain reimbursement environment.

•	Providing liquidity for large shareholders. The relatively low volume of trading in ResCare common shares and the relatively large positions held by insiders who have expressed the need for liquidity made it unlikely these insiders could reduce their holdings through market sales without depressing the trading price for an extended period. The Onex Transaction would enable ResCare’s founder and other large holders to obtain cash for approximately 15% of the outstanding common shares with less impact on the market price.

•	The advantages of a strategic relationship with Onex. The Special Committee and the Board believed an alliance with a strong financial sponsor would be perceived positively by shareholders and investors.

•	Opinion of financial advisor. The Special Committee and the Board also considered the opinion of Piper Jaffray that the consideration to be received in the Onex Transaction is fair to ResCare from a financial point of view.

     Based on their consideration of the preceding factors, and in light of any other factors that other individual directors considered appropriate, the Special Committee and the Board of Directors determined that the Onex Transaction is in the best interest of ResCare and its shareholders and recommended that shareholders approve the Onex Transaction.

Opinion of Financial Advisor

     As discussed above, in October 2003, ResCare engaged Piper Jaffray to assist the Special Committee in analyzing strategic alternatives and making recommendations to ResCare’s Board of Directors. Upon completing its review of strategic alternatives, Piper Jaffray was engaged in November 2003 to expand its role as financial advisor to the Special Committee, including the exploration of a possible public offering, institutional placement or business combination transaction. In connection with this engagement, the Special Committee requested that Piper Jaffray evaluate the fairness, from a financial point of view, of the consideration to be received by ResCare as a result of the Onex Transaction. On March 10, 2004, at a meeting of the Special Committee held to evaluate the Onex Transaction, Piper Jaffray delivered to the Special Committee an oral opinion, which opinion was confirmed by delivery of a written opinion to the Special Committee and board of directors dated the same date, to the effect that, as of that date and based on and subject to the matters described in the opinion, the consideration was fair, from a financial point of view, to ResCare.

     The full text of Piper Jaffray’s fairness opinion (the “Opinion”), which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering the Opinion, is attached as Appendix D to this proxy statement and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Opinion in its entirety. The Opinion addresses only the fairness, from a financial point of view and as of the date of the Opinion, to ResCare of the consideration to be received by ResCare in the Onex Transaction. The Opinion was directed solely to the Special Committee and was not intended to be, and does not constitute, a recommendation to any shareholder of ResCare as to how any shareholder should vote or act on any matter relating to the Onex Transaction.

     In arriving at the Opinion, Piper Jaffray, among other things:

•	reviewed a draft of the Onex Agreement;

•	reviewed a draft of the articles of amendment authorizing the Preferred Shares presented to the Special Committee on March 10, 2004;

•	reviewed certain publicly available information concerning ResCare which Piper Jaffray deemed relevant for the purpose of rendering the Opinion;

•	reviewed financial and operating information with respect to the business, operations and prospects of ResCare furnished to Piper Jaffray by ResCare;

•	reviewed a trading history of ResCare’s common stock over the one-year and three-year periods ended March 9, 2004;

•	reviewed a comparison of the historical financial results, present financial condition and projected fiscal year 2004 financial results of ResCare with those of publicly-traded companies which Piper Jaffray deemed relevant for the purpose of rendering the Opinion;

•	reviewed a comparison of the financial terms of the Onex Transaction with the publicly available financial terms of certain selected change-of-control transactions which Piper Jaffray deemed relevant for the purpose of rendering the Opinion;

•	reviewed a comparison of the financial terms of the Onex Transaction with the publicly available financial terms of certain selected financing transactions which Piper Jaffray deemed relevant for the purpose of rendering the Opinion;

•	performed a discounted cash flows analysis for ResCare on a stand-alone basis;

•	participated in discussions with ResCare’s management concerning ResCare’s business, operations, assets, present condition and future prospects; and

•	undertook such other studies, analyses and investigations as Piper Jaffray deemed relevant for the purpose of rendering the Opinion.

     Piper Jaffray assumed and relied upon the accuracy and completeness of the financial, accounting and other information discussed with or reviewed by Piper Jaffray in arriving at the Opinion, and did not attempt to, or assume the responsibility to, independently verify this information. With respect to the financial forecasts of ResCare provided to or discussed with Piper Jaffray, it assumed, at the direction of Company management and without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of management as to the future financial performance of ResCare. Piper Jaffray assumed ResCare was not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Onex Transaction or in the ordinary course of business.

     In arriving at the Opinion, Piper Jaffray did not conduct a physical inspection of the properties and facilities of ResCare and did not make nor obtain any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of ResCare. Piper Jaffray did not undertake any independent analysis of any outstanding, pending or threatened litigation, material claims or other contingent liabilities to which we or any of our affiliates are a party or may be subject. Piper Jaffray also did not undertake any independent analysis of any other governmental investigation or possible unasserted claims to which we or any of our affiliates are a party or may be subject. At the direction of the Special Committee, and with its consent, the Opinion made no assumption concerning, and therefore did not consider, the potential effects of litigation, claims, investigations, or possible assertions of claims, or the outcomes or damages arising out of any such matters.

     Piper Jaffray assumed that the executed Onex Agreement would be, in all material respects, identical to the last draft reviewed by it. Piper Jaffray also assumed that the Onex Transaction will be consummated in accordance with the terms of the Onex Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Onex Transaction will be obtained without any adverse effect on ResCare or on the expected benefits of the Onex Transaction. In addition, Piper Jaffray assumed that there were no material changes in our assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Piper Jaffray.

     In connection with its engagement, Piper Jaffray was requested to and did solicit indications of interest from third parties with respect to the purchase of ResCare’s business. The Opinion was necessarily based upon market, economic and other conditions as they existed on, and were subject to evaluation as of, the date of the Opinion. Piper Jaffray expressed no opinion as to the underlying valuation, future performance or long-term viability of ResCare. Events occurring after that date could materially affect the assumptions used in preparing the Opinion. Except as expressly contemplated in the engagement letter, dated as of November 21, 2003, between ResCare and Piper Jaffray, as amended (the “Engagement Letter”), Piper Jaffray has not undertaken and is not obligated to affirm or revise the Opinion or otherwise comment on any events occurring after the date it was given. The Opinion solely addresses the fairness, from a financial point of view, to ResCare of the consideration to be received in the Onex Transaction and does not address any other terms or agreement relating to the Onex Transaction or the basic business decision to proceed with the Onex Transaction.

     The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of the Opinion. Piper Jaffray included such financial analyses and certain other information, including a description of Onex, in the presentation material reviewed with the Special Committee at a meeting of the Special Committee held on March 10, 2004. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to the

Special Committee on March 10, 2004.

     This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary, and considered as a whole, in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the Special Committee. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 10, 2004, and is not necessarily indicative of current market conditions.

     Summary of Proposal

     Piper Jaffray reviewed the financial terms of the proposed transaction, including the acquisition by Onex of $50.5 million of new preferred shares, convertible into common shares at a conversion price of $10.50 per share (the “Onex Preferred Price”).

     Selected Market and Financial Information Concerning ResCare

     Piper Jaffray reviewed selected market information concerning ResCare’s common shares. Among other things, Piper Jaffray noted the following with respect to the trading of ResCare’s common shares:

Market Price as of March 9, 2004	$11.16
5-day trading average	$10.29
30-day trading average	$9.54
60-day trading average	$9.11
90-day trading average	$8.68
1-year trading average	$6.31
52 week (March 9, 2003 to March 9, 2004)
High (March 9, 2004)	$11.21
Low (March 11, 2003)	$2.77

     Piper Jaffray also presented graphs illustrating ResCare’s daily stock price and volume performance over the prior twelve-month period and weekly stock price and volume performance over the prior thirty-six month period.

     Piper Jaffray’s analysis concerning ResCare’s common shares was based on information concerning ResCare and its common shares available as of March 9, 2004. Piper Jaffray did not and does not express any opinion as to the actual value of ResCare’s common shares on March 9, 2004, or the prices at which ResCare’s common shares may trade following the announcement of the Onex Transaction or at any time in the future.

     Selected Public Company Analysis

     Piper Jaffray compared certain actual and estimated publicly available financial, operating and stock market information for ResCare with similar information for publicly traded companies that are engaged primarily in the health care provider services industry. Piper Jaffray selected these companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	companies with health care services Standard Industrial Classification codes (8011-8099);

•	companies engaged in facility-based and alternate-site provider services;

•	companies with a market capitalization of greater than $150 million;

•	companies with a 1-year forward revenue growth of less than 8%; and

•	companies with a positive last-twelve months (LTM) net income.

     Based on these criteria, Piper Jaffray identified and analyzed the following ten selected companies: Apria Healthcare Group, Inc., Beverly Enterprises, Inc., Extendicare, Inc., Genesis Health Care Corp., Gentiva Health Services, Inc., Hanger Orthopedic Group, Inc., Kindred Healthcare, Inc., Lincare Holdings, Inc., Manor Care, Inc. and US Oncology, Inc.

     The financial data compared as part of this analysis included, among other things:

Selected Companies Multiples
At Onex
Preferred
	Price	Low	Median	Mean	High
Enterprise value as a multiple of LTM EBITDA	7.3x	5.8x	7.3x	7.8x	10.5x
Enterprise value as a multiple of 2004 EBITDA	6.7x	5.1x	7.4x	7.1x	8.9x
Price-to-earnings ratio – LTM	17.5x	14.5x	22.1x	22.0x	30.3x
Price-to-earnings ratio – 2004	14.2x	12.8x	14.8x	16.7x	23.1x

     Piper Jaffray, among other things, compared the enterprise value of each of the selected companies to their respective aggregate EBITDA for the last consecutive twelve months, otherwise referred to as “LTM”, as disclosed in publicly available financial statements and to their respective EBITDA for the calendar year 2004 (projected) in order to determine the ratio between enterprise value and EBITDA for each selected company. Piper Jaffray also calculated the price-to-earnings ratio for each selected company for the same periods. The implication of this analysis is that the higher the ratio of enterprise value to EBITDA or price-to-earnings ratio, as applicable, for a given company, the greater the implied value of the company. This analysis showed that, based on the estimates and assumptions used in the analysis, (i) when comparing enterprise value to LTM EBITDA from publicly available financial statements, the proposed Onex Preferred Price implied a value that was within the range of values of the selected companies, (ii) when comparing the enterprise value to EBITDA for the calendar year 2004, the proposed Onex Preferred Price implied a value that was within the range of values of the selected companies, (iii) when comparing the price-to-earnings ratio for the last twelve months, the proposed Onex Preferred Price implied a value that was within the range of values of the selected companies and (iv) when comparing the projected price-to-earnings ratio for the calendar year 2004, the proposed Onex Preferred Price implied a value that was within the range of values of the selected companies.

     Selected Transaction Analysis

     Piper Jaffray reviewed certain merger and acquisition transactions involving target companies in the health care services and privatized social services industries that it deemed comparable to the Onex Transaction. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	change-of-control transactions that were announced or completed since 2000;

•	transactions with enterprise values greater than $50 million; and

•	targets whose businesses are substantially similar to ResCare’s business.

     Based on these criteria, the following transactions were deemed similar to the Onex Transaction:

•	National Mentor, Inc.’s acquisition of REM, Inc.

•	Psychiatric Solutions Inc.’s acquisition of Ramsey Youth Services, Inc.

•	Psychiatric Solutions Inc.’s acquisition of The Brown School

•	KIDS Holding, Inc.’s acquisition of Children’s Comprehensive Services Inc.

•	Madison Dearborn Partners, LLC’s acquisition of National Mentor Holdings, Inc.

     The selected transactions were generally acquisitions of targets that were smaller businesses than ResCare.

Selected Transaction Multiples
At Onex
Preferred
	Price	Low	Median	Mean	High
Enterprise value as a multiple of LTM EBITDA	7.3x	4.9x	5.9x	5.8x	7.0x
Equity value as a multiple of LTM net income	17.5x	12.6x	13.6x	13.8x	15.4x

     Piper Jaffray did not apply a minority discount to the results of the analysis. The analysis showed that, based on the estimates and assumptions used in the analysis, (i) the enterprise valued implied by the Onex Preferred Price as a multiple of LTM EBITDA implied a value that was above the range of values of the selected transactions and (ii) when comparing the equity value implied by the Onex Preferred Price as a multiple of LTM net income, the proposed Onex Preferred Price implied a value was above the range of values of the selected transactions.

     Discounted Cash Flow Analysis

     Using a discounted cash flow analysis, Piper Jaffray calculated a range of theoretical per share values for ResCare based on (i) the net present value of implied annual cash flows of ResCare’s business from calendar year 2004 through calendar year 2008 and (ii) the net present value of a terminal value, which is an estimate of the future value of ResCare’s business at the end of the calendar year 2008 based upon a multiple of earnings before interest, taxes depreciation and amortization, or EBITDA. Piper Jaffray used internal projected financial planning data prepared by management of ResCare for the period from calendar year 2004 through calendar year 2008. Piper Jaffray calculated the range of net present values for ResCare based on a range of discount rates of 15% to 20% (to reflect certain risks inherent in ResCare’s business) and a terminal value based on a range of EBITDA multiples of 6.0x to 7.0x (to reflect change-of-control multiples) applied to the projected calendar year 2008 EBITDA. This analysis yielded a range of estimated equity present values for ResCare of between $7.82 per share and $11.58 per share.

     Selected Financing Transaction Analysis

     Piper Jaffray reviewed certain financing transactions in an effort to evaluate the appropriate conversion price associated with non-change-of-control financings that are similar to the Onex Transaction. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	non-144A and 144A convertible preferred stock issuances since January 1, 2001;

•	issuers with market capitalization from $100 million to $300 million;

•	issuance size from 5% to 40% of the issuer’s pre-transaction market capitalization;

•	0% dividend coupon;

•	registration rights;

•	fixed conversion price; and

•	no strategic investors.

Based on these criteria, the following financings were deemed similar to the Onex Transaction:

•	Wireless Facilities, Inc. Series A Convertible Preferred Stock

•	Collins & Aikman Corporation Convertible Preferred Stock

•	Wireless Facilities, Inc. Series B Convertible Preferred Stock

•	Capital Environmental Resources, Inc. Series 1 Convertible Preferred Stock and Warrants

•	Quanta Services, Inc. Series E Convertible Preferred Stock

•	Seattle Genetics, Inc. Series A Convertible Preferred Stock and Warrants

•	NeoRx Corporation Series B Convertible Preferred Stock and Warrants

•	Metawave Communications Corporation Series A Convertible Preferred Stock and Warrants

Piper Jaffray did not discount those transactions with warrants attached by assigning a value to the warrants. Additionally, the median average daily trading volume of the selected issuers was approximately 178,000.

     The following table sets forth the low, median, mean, and high conversion price premiums and discounts associated with these transactions relative to market prices for the issuer’s common stock over certain periods, together with a comparison to the Onex Transaction:

		Selected Financing Transactions Conversion
		Price Premium/(Discount)
	Onex
	Preferred
	Price	Low	Median	Mean	High
1-day – March 9, 2004	(5.9%)	(50.7%)	(4.9%)	(9.5%)	18.0%
1-week – March 2, 2004	5.2%	(50.6%)	(8.6%)	(11.4%)	22.0%
4-week – February 10, 2004	11.6%	(51.6%)	(10.2%)	(10.5%)	28.8%
30-day average	8.5%	(50.3%)	(4.2%)	(11.9%)	5.6%
60-day average	11.6%	(46.0%)	(4.8%)	(9.7%)	15.2%

This analysis showed that, based on the estimates and assumptions used in the analysis, the Onex Preferred Price implied a premium or discount that was within the range of conversion price premiums or discounts of the selected financing transactions.

Miscellaneous

     Although the summary set forth above does not purport to be a complete description of the analyses performed by Piper Jaffray, the material analyses performed by Piper Jaffray in rendering the Opinion have been summarized above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Opinion. In arriving at the Opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Instead, Piper Jaffray made its determination as to the fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. No company or transaction used in the above analyses as a comparison is directly comparable to ResCare or the Onex Transaction.

     The analyses were prepared solely for purposes of Piper Jaffray providing the Opinion to the Special Committee that the consideration to be paid to ResCare in the Onex Transaction was fair, from a financial point of view, to ResCare as of March 10, 2004. These analyses do not purport to be appraisals or to reflect the prices at which ResCare might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by Piper Jaffray are based upon management’s forecasts of future results, which are not necessarily indicative of actual values or actual future results and may be significantly more or less favorable than suggested by these analyses. These analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from those forecasted.

     As described above, the Opinion was one of many factors taken into consideration by the Special Committee in making its determination to approve the Onex Transaction. The above summary does not purport to be a complete description of the analyses performed by Piper Jaffray in connection with the Opinion and is qualified by reference to the Opinion set forth in Appendix D.

     Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Piper Jaffray has performed various investment banking services in the past for affiliates of Onex and has received customary compensation for such services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade in the debt and equity securities of ResCare for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Piper Jaffray was selected by ResCare based on its reputation, experience and familiarity with ResCare and its businesses. Piper Jaffray was retained by means of the Engagement Letter. Under the terms of the Engagement Letter, ResCare has agreed to pay Piper Jaffray a $750,000 fee for providing the Opinion, which is not contingent upon consummation of the Onex Transaction. We have also agreed to pay Piper Jaffray an additional fee equal to the greater of (i) 5.24% of the amount paid to ResCare in the Onex Transaction or (ii) $2 million in the event that the Onex Transaction is consummated, against which amount the $750,000 opinion fee will be credited. Whether or not the Onex Transaction is consummated, we have also agreed to reimburse Piper Jaffray for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Piper Jaffray in rendering the Opinion to the Special Committee.

Impact of the Onex Transaction on Our Existing Shareholders

     The holders of the Preferred Shares will have certain rights that are senior to those of the holders of our common shares. You should consider the following factors in determining whether to vote for the Onex Transaction:

•	After the closing of our sale of the Preferred Shares and the sale of common shares by the Selling Shareholders, the holders of Preferred Shares will have the right to designate directors for appointment to three of the four vacancies on our board of directors created when four current directors resign effective at the closing. Thereafter, the Onex Investors will have the exclusive right to nominate and elect two of the three directors they designate as long as they continue to own at least 31,262 Preferred Shares. If the Onex Investors own less than 31,262 but at least 14,428 Preferred Shares, then they will have the exclusive right to nominate and elect one of our nine directors. The other directors will be elected by our common and preferred shareholders, who will vote together.

•	As a result of the Onex Transaction, the Onex Investors will acquire preferred and common shares having approximately 28.2% of the combined voting power of ResCare’s securities, based on the common shares outstanding as of May 21, 2004. A voting agreement with ResCare’s chief executive officer will increase the voting power of the Onex Investors to approximately 32.2% in the election of directors. Their right to elect two directors and voting power will give the Onex Investors substantial influence regarding the selection of ResCare’s directors.

•	So long as the Onex Investors beneficially own 14,428 Preferred Shares, the approval of the directors elected by the holders of the Preferred Shares will be required for certain corporate transactions, including the declaration of dividends and the incurrence of more than a permitted amount of indebtedness.

•	So long as the Onex Investors beneficially own 26,452 Preferred Shares, the approval of holders of a majority of the outstanding Preferred Shares will be required to approve certain corporate transactions, including certain mergers and stock issuances.

•	The holders of Preferred Shares will have a claim against our assets that is senior to the claim of the holders of common stock in the event of our liquidation or bankruptcy.

•	The issuance of the Preferred Shares, the ability of the holders of the Preferred Shares to convert them into common shares, and the conversion price adjustment provisions of the Preferred Shares, as well as the special rights of holders of the Preferred Shares, may affect the trading patterns and may adversely affect the market price of our common shares.

•	Holders of common shares issued upon conversion of Preferred Shares and purchased from the Selling Shareholders will be entitled to certain demand and piggyback rights to register those shares for resale. The ability of the Onex Investors to transfer a significant portion of their shares in a demand or piggyback registration could materially and adversely affect the market price of our common shares or it could improve the liquidity of our common shares by increasing the outstanding float.

     In addition, the Onex Transaction will affect the options issued under our stock option plans for non-employee directors. Under the 2000 Non-employee Director Stock Ownership Incentive Plan, the closing of the Onex Transaction will require that options issued to non-employee directors automatically be terminated in exchange for a cash payment equal to the difference between the market price of our common shares on the date of the closing of the Onex Transaction and the exercise price of the option. Options to purchase 94,500 shares have been issued under this plan at a weighted average exercise price of $6.22 per share. We have proposed to amend the 2000 Non-employee Director Stock Ownership Incentive Plan so that the Onex Transaction will not affect options awarded after June 30, 2004. See “Proposal to Amend the 2000 Non-employee Directors Stock Ownership Incentive Plan.”

     Upon the closing of the Onex Transaction, non-employee directors will have the right to elect to cash out their options awarded under our 1993 Non-employee Director Stock Ownership Incentive Plan. If a director elects to do so, the director will be paid the difference between the exercise price of the options and the greater of (i) the trading price of the common shares on the date notice is delivered by the director electing to cash out the option, or (ii) the “Adjusted Fair Market Value.” Adjusted Fair Market Value is the greater of the highest price paid by the Onex Investors for shares, or the highest trading price during the 90-day period ending on the date of the closing. Options to purchase 27,900 shares have been issued under this plan at a weighted-average exercise price of $13.75 per share.

     Upon the completion of the Onex Transaction, we will recognize compensation expense to reflect the payoff of outstanding options issued under our two plans for non-employee directors.

Composition of our Board of Directors after the Onex Transaction

     Messrs. Fornear, Mitsos, Pettinelli and Bryson have agreed to resign as ResCare directors upon the completion of the Onex Transaction. The Onex Investors will have the right to designate three new members for appointment to our board of directors, including two directors who will be elected solely by the holders of Preferred Shares. The Onex Investors have advised us that they expect to designate the following three individuals for appointment to the ResCare board:

     Robert M. Le Blanc. Mr. Le Blanc, age 37, is a Managing Director of Onex Corporation. Before joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. He also worked for five years with GE Capital in a variety of positions including corporate finance and corporate strategy. Mr. Le Blanc is the Lead Director of Magellan Health Services, Inc., a provider of behavioral healthcare services (Nasdaq: MGLN), and a director of InsLogic Corporation, an internet insurance brokerage firm, and First Berkshire Hathaway Life. Mr. Le Blanc will be appointed as a Class III director to a term expiring in 2007. This position will be elected exclusively by the holders of the Preferred Shares.

     Nigel S. Wright. Mr. Wright, age 40, is a Managing Director of Onex Corporation, where he has worked since 1997. He practiced mergers and acquisitions and securities law at the Toronto firm of Davies, Ward & Beck from 1991 to 1997, and served in a policy development role in the Office of the Prime Minister of Canada from 1984 to 1986 and again in 1990 to 1991. Mr. Wright is a director of Indigo Books and Music Inc., and was Chair of Camp Oochigeas, a camp for children with cancer, from 1998 to 2003. Mr. Wright will be appointed as a Class III director to a term expiring in 2006. This position will be elected exclusively by the holders of the Preferred Shares.

     Robert E. Hallagan. Mr. Hallagan, age 61, has been vice chairman of Heidrick & Struggles, an executive search firm with over 1,100 search professionals in 60 offices, since 1997. From 1991 to 1997 he served as the firm’s president and chief executive officer. Mr. Hallagan is chief executive officer of the Center For Board Leadership, a joint venture with the National Association of Corporate Directors. He is also a director of the National Association of Corporate Directors and Berkshire Life Insurance Company. He is a former director of Bush Industries, a New York Stock Exchange company. Mr. Hallagan is expected to be appointed as a Class I director to a term expiring in 2005.

     In addition, our board of directors intends to appoint Dr. David Braddock to the fourth vacancy on the board immediately after the closing. He is expected to be appointed as a Class II director to a term expiring in 2006 and was recommended by ResCare’s management. The board of directors is not aware of any circumstances, other than the termination of the Onex Agreement, in which Dr. Braddock would not be available to serve as a director. The following is biographical information on Dr. Braddock.

     Dr. David Braddock. Since 2001, Dr. Braddock, age 59, has been the Associate Vice President of the University of Colorado (CU) System, Executive Director of the Coleman Institute, and holder of Coleman-Turner Chair in Cognitive Disability in the Department of Psychiatry in the School of Medicine at the CU Health Sciences Center. Dr. Braddock was at the University of Illinois at Chicago (UIC) from 1979 to 2001 as

Professor of Human Development and Public Health, as the founding head of the Department of Disability and Human Development and of its research institute, and as an associate dean. Prior to UIC, he held positions with the Council for Exceptional Children, the Secretary’s Committee on Mental Retardation in the U.S. Department of HEW, and with state developmental disabilities agencies in Texas, Missouri and Illinois. A former president of the American Association on Mental Retardation (1993-94), Dr. Braddock is recognized as a leading expert on the study of cognitive disability as a result of his research over the past 30 years on the comparative study of governmental commitment for services to people with developmental disabilities and their families. He is a principal author of the bi-annual publication of the State of the States in Developmental Disabilities and is a director of the International Special Olympics. Dr. Braddock provides occasional consulting services to ResCare. ResCare pays $24,000 per year for Dr. Braddock’s consultation under the terms of a consulting agreement with an organization affiliated with CU.

     None of the four individuals designated for appointment to the ResCare board beneficially owned ResCare common shares as of May 21, 2004.

Interests of Management and Directors in the Onex Transaction

     Directors James R. Fornear, Spiro B. Mitsos and Ronald G. Geary have agreed to sell to the Onex Investors a total of 3,700,000 common shares they and their family members and affiliates own for $8.90 per share, as described under “Selling Shareholders” on page 50. The agreement with the Selling Shareholders also provides that they will vote their shares in favor of the proposal to approve the Onex Transaction at the annual meeting, and against any other proposal that would impede, interfere with, delay, postpone or attempt to discourage the Onex Transaction. Messrs. Fornear and Mitsos have also indicated that they plan to resign from the board of directors effective as of the closing of the sale of their common shares to the Onex Investors.

     In addition, Mr. Geary has agreed to enter into a voting agreement with Onex Partners providing that in the election of directors and any other matter affecting the number of directors or composition of our board of directors after the closing, Onex Partners will have the right to vote the common shares Mr. Geary then owns. See “Voting Agreement” on page 50.

     Seymour L. Bryson and Vincent D. Pettinelli have agreed to resign as directors effective as of the closing. In consideration of Dr. Bryson’s agreement to resign, ResCare has agreed to pay him $96,128, representing director’s fees of $71,128 that would have been payable to Dr. Bryson during the remainder of his term as a director through 2005, discounted by 6%, and $25,000 in lieu of yearly stock option grants he would have been awarded. The amounts are payable upon closing. The agreement also includes a confidentiality covenant.

     In consideration of Mr. Pettinelli’s agreement to resign, ResCare has agreed to pay him an amount equal to the compensation Mr. Pettinelli would have received as a director through December 31, 2004 plus $10,000 for legal expenses he incurred in connection with his resignation agreement. ResCare also agreed that if during the 15-year term of Mr. Pettinelli’s current noncompetition agreement ResCare proposes to open and operate a facility in Ohio or one of five other designated states, Mr. Pettinelli would have the right to submit a proposal to ResCare to construct or acquire and lease the facility to ResCare. ResCare also agreed to amend Mr. Pettinelli’s noncompetition agreement to allow him to lease real estate to any non-profit agency engaged in a similar business to ResCare in Ohio and the five designated states. In addition, Mr. Pettinelli agreed to vote his common shares in favor of the Onex Transaction and against any transaction that would impede, interfere with, delay, postpone or attempt to discourage the Onex Transaction, and he granted a proxy to vote his common shares to the Special Committee with respect to the Onex Transaction and any other such proposal.

     The completion of the Onex Transaction will also trigger the termination of options granted to our non-employee directors, as described above under “Impact of the Onex Transaction on Our Existing Shareholders.”

Terms of the Onex Agreement

     The following is only a summary of the material provisions of the Onex Agreement between ResCare and the Onex Investors. The Onex Agreement is attached as Appendix B to this proxy statement and is incorporated by reference into this proxy statement. We urge you to read the Onex Agreement in its entirety.

     Assuming that our shareholders approve the Onex Agreement at the annual meeting and that the other conditions to the closing of the Onex Transaction have been satisfied, then on the date of the closing of the Onex Transaction:

•	we will file the articles of amendment to the articles of incorporation authorizing new preferred shares designated as Series A Convertible Preferred Stock having the preferences and rights described under “Terms of the Series A Preferred Stock” on page 47;

•	the Onex Investors will deliver $50,500,000 to ResCare, representing the purchase price for the Preferred Shares;

•	we will issue 48,095 Preferred Shares to the Onex Investors;

•	Mr. Fornear, Mr. Geary, Dr. Mitsos and persons and entities related to them will sell a total of 3,700,000 common shares to the Onex Investors for $8.90 per share as described in “Selling Shareholders” on page 50;

•	our board of directors will be reconstituted as described in “Composition of Our Board of Directors After the Onex Transaction” on page 38;

•	Onex Partners will receive a transaction fee in the amount of $500,000; and

•	ResCare will pay its expenses in connection with closing the Onex Transaction, including the balance of a fee of approximately $2.65 million to Piper Jaffray and legal and accounting fees.

     Representations and Warranties. In the Onex Agreement, we make customary representations and warranties to the Onex Investors relating to, among other things:

•	corporate existence and power of ResCare and our subsidiaries;

•	corporate authorization, no contravention of our articles of incorporation, our bylaws, the organizational documents of our subsidiaries, our contractual obligations or law;

•	governmental authorization and third party consents relating to the Onex Transaction;

•	enforceability of each of the Onex Agreement and other documents contemplated thereby;

•	capitalization of us and our subsidiaries;

•	securities laws filings and compliance with the Sarbanes-Oxley Act;

•	the absence of certain developments since December 31, 2003, including facts, events or developments that individually or in the aggregate have had or would reasonably be expected to have a material adverse effect on us and our subsidiaries, taken as a whole;

•	the absence of undisclosed liabilities;

•	compliance with laws and possession of necessary licenses with governmental authorities;

•	litigation matters;

•	material contracts, including compliance with, and enforceability of, such contracts;

•	environmental matters;

•	tax matters;

•	title to properties and assets and compliance with, and enforceability of, leases;

•	compliance with the Employee Retirement Income Security Act of 1974;

•	labor relations with our employees;

•	absence of certain prohibited payments by us or our directors, officers, agents or employees;

•	insurance maintained by us;

•	intellectual property matters;

•	affiliate transactions;

•	the inapplicability of certain provisions of the Investment Company Act;

•	the absence of a private offering of our Preferred Shares;

•	board of directors and shareholder approval of the Onex Transaction and receipt of the opinion of Piper Jaffray;

•	the validity of the Preferred Shares;

•	the absence of brokers and finders fees other than a fee payable to Piper Jaffray;

•	the absence of any untrue statement of material fact or omission to state a material fact;

•	the suitability of directors and officers;

•	the absence of off balance sheet arrangements; and

•	regulatory compliance.

     Covenants. No Solicitation. The Onex Agreement requires that, from the date of the Onex Agreement until the closing of the Onex Transaction, neither we nor any of our subsidiaries nor any of our subsidiaries’ officers or directors will, and we must direct and use our reasonable best efforts to cause our subsidiaries’ employees, agents and representatives, including any investment banker, attorney, or accountant retained by us or any of our subsidiaries, not to, directly or indirectly:

•	initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to or a transaction to effect an acquisition proposal. The Onex Agreement defines an acquisition proposal as a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries or any purchase or sale of a substantial portion of the consolidated assets of us and our subsidiaries, taken as a whole, or any purchase or sale of a substantial portion of, or tender or exchange offer for, our equity securities that, if consummated, would result in any person beneficially owning securities representing a substantial portion of the total voting power of us or any of our subsidiaries;

•	have any discussions with or provide any confidential information or data to any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal;

•	approve or recommend, or propose publicly to approve or recommend, any acquisition proposal; or

•	approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing relating to any acquisition proposal.

     However, we are not prohibited (A) from complying with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934 with regard to a bona fide tender offer or exchange offer, or (B) from participating in negotiations or discussions with or furnishing information to any person in connection with an unsolicited bona fide acquisition proposal which is submitted in writing by such person to our board of directors after March 10, 2004 and prior to participating in any such discussions or negotiations or furnishing any information, (1) we receive from such person an executed confidentiality agreement on terms no less favorable to us than the confidentiality agreement between us and Onex Corporation, dated August 7, 2003, and (2) our board of directors concludes in good faith, after consulting with our outside financial advisors and counsel, that such acquisition proposal is reasonably likely to be or to result in an acquisition proposal that is financially superior to the Onex Transaction, or (C) after our board of directors has received an acquisition proposal that meets the conditions in (B) directly above, from engaging in negotiations and discussions with our shareholders with respect to such acquisition proposal.

     We are required to promptly notify the Onex Investors if we receive any inquiries, proposals or offers and thereafter must keep the Onex Investors informed of the status and terms of any proposals or offers and the status of any negotiations or discussions. We were required to immediately cease any activities, discussions or negotiations existing as of March 10, 2004 with any persons conducted with respect to any acquisition proposal.

     Regulatory Approval; Litigation. We and the Onex Investors agreed to use reasonable efforts to take all actions and to do, and to assist and cooperate with the other party in doing, all things which may be required to obtain all necessary actions or non-actions, waivers, consents and approval from governmental authorities, including without limitation,

•	preparing and filing with the appropriate governmental authorities the requisite notification with respect to the Onex Transaction pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and causing the requirements of the HSR Act to be satisfied, including by supplying all information requested by governmental authorities in connection therewith, and

•	obtaining the consent of The Nasdaq Stock Market for the listing of the common shares issuable upon conversion of the Preferred Shares, subject only to official notice of issuance.

     In connection with obtaining any such action, non-action, waiver, consent or approval, the Onex Investors will not be required to agree, and we cannot agree, without the consent of the Onex Investors, to any condition or action that the Onex Investors reasonably believe would adversely affect the Onex Investors’ ability to obtain the benefits from the Onex Transaction.

     We and the Onex Investors have also agreed that if any action is brought seeking to restrain or prohibit the consummation of the Onex Transaction, we and the Onex Investors each will use all commercially reasonable efforts to defend such action.

     Board of Directors. We have agreed to take all action necessary so that, effective as of the closing, (A) our board of directors will consist of nine members, (B) the Onex Investors will designate three individuals to be appointed to the board, provided that only two of the three may be officers or employees of the Onex Investors and (C) our board of directors will appoint the fourth director. Thereafter, except for the two directors elected by holders of the Preferred Shares, our directors will be nominated and elected through our nomination and shareholder election process.

     Nominating Committee. We have agreed to cause one of the directors designated by the Onex Investors to be appointed to the governance and nominating committee of our board of directors, provided that such director qualifies as an “independent director” under the corporate governance rules of The Nasdaq Stock Market. We have also agreed to amend the charter of the governance and nominating committee to provide that the candidates must be recommended for nomination to the full board by all the members of the committee.

     Access. The Onex Agreement requires that, upon reasonable notice, we will afford the Onex Investors access to our properties, books, contracts, and records. Before the closing of the Onex Transaction, we are required to keep the Onex Investors informed of any material development in our business or the business of our subsidiaries, and to cause our officers to consult and cooperate with the Onex Investors in order to facilitate a smooth transition.

     Consents. We are required to obtain all necessary consents, if any, in connection with the Onex Transaction.

     Legends. We are required to remove any legends placed on the Preferred Shares or the common stock or other securities issued pursuant to the terms of the Preferred Shares if we receive an opinion of counsel stating that the legend is no longer necessary.

     Conditions to Closing. The obligation of the Onex Investors to purchase the Preferred Shares is subject to the fulfillment of the following conditions on or before the closing, each of which can be waived by the Onex Investors:

•	our representations and warranties being true and correct in all material respects on and as of the closing date of the sale of the Preferred Shares and our compliance with our covenants in all material respects;

•	our counsel having delivered an opinion, relating to, among other things, the authorization of the issuance of the Preferred Shares and the enforceability of the Onex Agreement and the other agreements contemplated by the Onex Agreement;

•	the absence of any pending or overtly threatened actions by any governmental authority or any other party against us or any of our directors or the Onex Investors, which action is reasonably likely to (A) restrain or prohibit the closing or (B) result in damages that alone or together with the costs and expenses of defending such action are material in relation to us and our subsidiaries, taken as a whole;

•	the absence of any law, order, decree, rule or injunction enacted, entered, promulgated or enforced by any governmental authority prohibiting or making the sale of the Preferred Shares illegal;

•	approval of the Onex Transaction by our shareholders;

•	no occurrence of any event or development or any circumstance that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on us and our subsidiaries;

•	the consummation of the purchase by the Onex Investors of at least 3,700,000 common shares from the Selling Shareholders;

•	receipt of any and all consents, approvals, orders, licenses and other actions (A) necessary to be obtained from governmental authorities in order to consummate the sale of the Preferred Shares and for us to operate our business as currently conducted without limitation, restriction or requirement that would adversely affect the ability of the Onex Investors to obtain the benefits from the sale of the Preferred Shares, and any applicable waiting periods will have been terminated or will have expired, and (B) necessary to be obtained from parties other than governmental authorities in order to consummate the sale of the Preferred Shares and for us to operate our business as currently conducted without any material adverse change in the terms or conditions of any contractual obligation, and all such consents, approvals, orders, licenses and other actions will be in full force and effect;

•	approval for listing on The Nasdaq National Market of the common shares into which the Preferred Shares are convertible;

•	we will have entered into the registration rights agreement and the articles of amendment to the articles of incorporation will have been filed with and accepted for recording by the Secretary of State of the Commonwealth of Kentucky;

•	Ronald G. Geary, our President and Chief Executive Officer, and Onex Partners will have entered into the voting agreement described below under “Voting Agreement;” and

•	Our lenders will have waived the covenant in our senior credit facility loan agreement regarding the use of equity investment proceeds to pay down our senior credit facility.

     Our obligations to sell the Preferred Shares are subject to the fulfillment, on or before the closing date of the following conditions, each of which can be waived by us:

•	the Onex Investors’ representations and warranties being true on and as of the closing date in all material respects and their compliance with covenants in all material respects;

•	absence of any pending or overtly threatened actions by any governmental authority or any other party against us or any of our directors or the Onex Investors, which action is reasonably likely to (A) restrain or prohibit the closing of the sale of the Preferred Shares or (B) result in damages that alone or together with costs and expenses of defending such action are material in relation to us and our subsidiaries, taken as a whole;

•	absence of any law, order, decree rule or injunction enacted, entered, promulgated or enforced by any governmental authority prohibiting or making the sale of the Preferred Shares illegal;

•	approval of the Onex Transaction by our shareholders; and

•	receipt of any and all consents, approvals, orders, licenses and other actions necessary to be obtained from (A) governmental authorities in order to consummate the sale of the Preferred Shares and for us to operate our business as currently conducted and (B) parties other than governmental authorities in order to consummate the sale of the Preferred Shares will have been obtained and any applicable waiting periods will have been terminated or will have expired.

     Termination of the Onex Agreement. The Onex Agreement may be terminated at any time before the closing:

•	by either the Onex Investors or us if (A) the closing has not occurred before August 31, 2004 (except that this date will be extended until September 30, 2004 if the only remaining condition is obtaining any regulatory approvals), or (B) the approval of our shareholders has not been obtained by reason of the failure to obtain the necessary votes at a duly held meeting of shareholders or any adjournment thereof;

•	at the election of the Onex Investors if:

•	prior to the closing date there is a breach of any of our representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the closing conditions, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice is received by us,

•	our board of directors has (A) failed to make its recommendation or its approval of the Onex Transaction (B) withdrawn such recommendation or (C) modified or qualified in any manner adverse to the Onex Investors such recommendation, in each case whether or not permitted by the terms of the Onex Agreement,

•	we have breached our obligations under the Onex Agreement by reason of either a breach of the no solicitation provisions described under “Covenants—No Solicitation” above, a failure to call and hold the shareholders meeting, a failure to prepare and mail to our shareholders this proxy statement unless such failure was caused by the actions or inactions of the Onex Investors in violation in any material respect of their obligations under the Onex Agreement;

•	at our election, if prior to the closing date there has been a breach of any of the Onex Investors’ representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the closing conditions, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice is received by the Onex Investors;

•	by either the Onex Investors or us, if any governmental authority has taken any action, which action is final and not subject to appeal, seeking to prevent the closing of the sale of the Preferred Shares and the Onex Investors or us, as the case may be, reasonably and in good faith deems it impracticable or inadvisable to proceed in view of such action; except that the party terminating the Onex Agreement must have used all commercially reasonable efforts to have such action vacated;

•	at our election, if:

•	we are not in breach in any material respect of any of the terms of the Onex Agreement,

•	our board of directors has made a change in its recommendation with respect to the matters to be submitted at the annual meeting in accordance with the terms of the Onex Agreement and authorizes us, subject to complying with the terms of the Onex Agreement, to enter into a binding written agreement concerning a transaction that constitutes a financially superior acquisition proposal and we notify the Onex Investors in writing that we intend to enter into such an agreement, attaching the most current version of such agreement to such notice,

•	the Onex Investors do not make, prior to 10 business days after receipt of such notice, an offer that our board of directors determines, in good faith after consultation with its financial advisors, is at least as favorable as the financially superior acquisition proposal taking into account financing, required approvals, the timing and likelihood of consummation of such acquisition proposal and the post-closing prospects for us, and

•	we pay to the Onex Investors the termination fees and expenses described below; or

•	by mutual written consent of us and the Onex Investors.

     Termination Fees and Expenses. We will pay the Onex Investors a termination fee and reimburse them for their expenses in the amounts set forth below:

•	if our shareholders do not approve the Onex Transaction, then we are required to pay the Onex Investors $250,000 in transaction expenses, provided that (A) we are not in default under the Onex Agreement, (B) there has not been a change in our board’s recommendation of the Onex Agreement, and (C) the Onex Investors are not in default under the Onex Agreement;

•	if we are in default under the Onex Agreement and the Onex Investors are not in default, then we are required to pay the Onex Investors a termination fee equal to 3% of the sum of $50,000,000 plus the aggregate purchase price payable pursuant to the Selling Shareholders’ stock purchase agreement, along with any transaction expenses of up to $500,000;

•	if (A) the Onex Investors are not in default under the Onex Agreement, (B) we do not satisfy our obligations regarding the proxy statement and the shareholders meeting, and (C) we receive prior to termination of the Onex Agreement an acquisition proposal and our board approves such acquisition proposal within 12 months after the termination of the Onex Agreement, then we are required to pay the Onex Investors a termination payment equal to 3% of $50,000,000 along with any transaction expenses of up to $500,000.

     Except for the payment of the termination fee and additional fees and expenses described above and certain indemnification obligations described below, neither we nor the Onex Investors is liable to any other party after termination of the Onex Agreement in the absence of a willful breach.

     Amendment and Waiver. Any provision of the Onex Agreement may be amended or waived in writing and signed by both us and the Onex Investors prior to the effective time of the closing.

     Indemnification. We and the Onex Investors have agreed to indemnify the other party and its affiliates, directors, managers, officers, agents, advisors, representatives, employees, successors and assigns from and against all claims asserted against, resulting from or imposed upon the other party or its affiliates or employees by a third party and arising out of or resulting from any allegation or claim in respect of any wrongful action or inaction by the indemnifying party in connection with the authorization, execution, delivery and performance of the Onex Agreement and the related agreements, except to the extent that the indemnifying party’s wrongful action or inaction, which is the subject of the claim, is caused by a material breach by the other party or its affiliates or its employees of its representations, warranties or obligations under the Onex Agreement. Neither party is entitled to indemnification with respect to any breach, representation or warranty until the aggregate amount of the other party’s indemnification obligations exceeds $2,000,000, whereupon, the indemnifying party will be obligated to pay the full amount of the indemnification obligation. Our indemnification obligation is limited to $50,000,000 in the aggregate.

Terms of the Series A Preferred Stock

     Our articles of incorporation provide that we are authorized to issue two classes of stock, consisting of 40,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our board of directors is authorized to establish and designate the rights, terms, and preferences of any series of preferred stock. As of the date of this proxy statement, we had no shares of preferred stock issued or outstanding. On March 10, 2004, our board of directors adopted a resolution to establish and designate the rights, terms, and preferences of the Preferred Shares. The material terms of the Preferred Shares are described below.

     Although this section describes the material terms of the Preferred Shares, it does not purport to describe all of its terms. A copy of the proposed amendment to the articles of incorporation is attached to this proxy statement as Appendix C and is incorporated into this proxy statement by reference. We urge you to read the entire proposed amendment to the articles of incorporation carefully.

     Amount. We will classify and designate a total of 48,095 Preferred Shares.

     Stated Value. The stated value of each Preferred Share will be $1,050, subject to adjustment for certain events, including stock splits and stock dividends.

     Ranking. The Preferred Shares rank, as to distributions, redemption payments and rights upon any liquidation, dissolution or winding up, senior to our common stock.

     Dividends. The holders of Preferred Shares are entitled to receive the same dividends paid by us to holders of our common stock on an as-converted basis.

     Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of Preferred Shares are entitled to a liquidation preference of $1,050 per share plus the aggregate of all unpaid dividends which have accrued, prior to any amounts being paid on the common shares. After the holders of common shares have received liquidating distributions equal to the liquidation preference of the Preferred Shares, holders of the Preferred Shares and the common shares will share ratably in any subsequent distributions. The holders of Preferred Shares are not entitled to a liquidation preference if the initial holders of Preferred Shares own less than 30% of the Preferred Shares issued in the Onex Transaction.

     Voting Rights. Each holder of Preferred Shares is entitled to vote on all matters submitted for shareholder approval. Except as provided by law or by the express terms of the Preferred Shares, holders of Preferred Shares vote together with holders of our common stock as a single class. Each Preferred Share is entitled to cast votes equal to the number of whole shares of our common stock into which one share is convertible on the date of issuance, subject to adjustment only in the event of stock splits, stock dividends, and the combination of the outstanding common shares into a smaller number of shares. In connection with any right of holders of Preferred Shares to vote as a single class, each Preferred Share entitles its holder to one vote.

     For so long as there are any Preferred Shares outstanding, the approval of the holders of at least a majority of the Preferred Shares outstanding is required before we can reclassify the Preferred Shares or amend, alter or repeal or replace any provision of our articles of incorporation or bylaws that adversely affects the dividend, liquidation preferences or preferred voting powers or other rights of the holders of the Preferred Shares.

     Corporate Governance and Special Voting Rights. The holders of the Preferred Shares may nominate and elect up to two of our nine directors based upon the number of Preferred Shares the Onex Investors and their permitted transferees beneficially own. The holders of the Preferred Shares are entitled to elect two of our nine directors for so long as there are at least 31,262 Preferred Shares held by the initial holders of the Preferred Shares. If the initial holders of Preferred Shares hold less than 31,262 shares, but more than 14,428 shares, then the holders of Preferred Shares are entitled to elect one of our directors. If the initial holders of Preferred Shares own less than 14,428 Preferred Shares then the holders of Preferred Shares are not entitled to any special rights to elect directors.

     In addition, for so long as the Onex Investors or their permitted transferees are entitled to elect directors, the approval of the directors nominated and elected by the holders of Preferred Shares will be required in order for us to take any of the following actions:

•	the adoption of a “poison pill” rights plan;

•	any issuance or incurrence of debt, other than any borrowing that does not cause us to have aggregate debt that causes the ratio of our debt to EBITDA (earnings before interest, taxes, depreciation and amortization) on the date the debt is incurred to exceed the ratio of our debt on the date the Preferred Shares are issued to our EBITDA for the year ended December 31, 2003;

•	the hiring and termination of the chief executive officer;

•	the approval of any new stock option, restricted stock, stock purchase or stock bonus plan or arrangement or any increase in the number of shares issuable under existing plans;

•	any action by our board of directors to change the number of positions on our board of directors; or

•	the declaration and payment of dividends on our capital stock in an amount greater than $10,000,000 per year.

     For so long as the initial holders of our Preferred Shares own at least 26,452 shares, the consent of the holders of a majority of the outstanding Preferred Shares voting as a separate class will be required in order for us to take any of the following actions:

•	any authorization, issuance or reclassification of any of our equity securities or any convertible securities, or any derivative or similar securities with respect to any of the foregoing other than the issuance of (A) options to purchase shares of our common stock to employees, consultants, officers or non-employee directors pursuant to any existing stock option plan or (B) shares of any class or series ranking junior to our Preferred Shares;

•	the authorization or creation of, or the increase in the authorized amount of, or the issuance of any shares of any class or series of our securities ranking senior to or on a par with the Preferred Shares with respect to distributions or rights on liquidation, or any security convertible into or exercisable for or otherwise representing the right to acquire any such securities or any derivative or similar securities representing any of the foregoing;

•	our liquidation, dissolution, winding up or reorganization;

•	any amendment to our articles of incorporation or bylaws if such amendment would require the vote of the holders of the Preferred Shares as a class under Kentucky law; or

•	for a period of 18 months from the date the Preferred Shares are issued, the sale of substantially all of our assets or equity by merger, consolidation or otherwise.

     Optional Redemption. If we desire to enter into a sale of substantially all of our assets or equity by merger, consolidation or otherwise in the first 18 months that the Preferred Shares are issued and the holders of Preferred Shares do not approve such a transaction, we will have the option to redeem all, but not less than all, of the outstanding Preferred Shares at a price per share equal to $1,050 plus dividends at the rate per share equal to 10% per year, compounded annually, commencing on the date of issuance and payable through the date of redemption.

     Right of First Refusal. For so long as the initial holders of Preferred Shares own at least 26,452 shares, we are not permitted to sell substantially all of our assets or equity by merger, consolidation or otherwise without first giving the holders of Preferred Shares the right to acquire such assets or equity on the same terms and conditions.

     Put Rights. Commencing 18 months after the issuance of Preferred Shares, the holders of Preferred Shares will have a right to require us to redeem their Preferred Shares at a purchase price per share equal to $1,050 plus an amount equal to the aggregate of all accrued but unpaid dividends if we close a sale of substantially all of our assets or equity by merger, consolidation or otherwise.

     Conversion at Option of Holder. The Preferred Shares are convertible into shares of common stock at any time, in whole or in part, at the option of the holder thereof. The number of shares of common stock that a holder of Preferred Shares will be entitled to receive upon conversion of one Preferred Share will equal the number of shares obtained by dividing (1) $1,050, plus an amount equal to the aggregate of all unpaid dividends which have accrued on such share to the date upon which the conversion takes place, by (2) the conversion price, which is initially $10.50, subject to adjustment for certain events, including stock splits, stock dividends and issuance of convertible securities or common stock at a price per share below the then effective conversion price.

Selling Shareholders

     Mr. Fornear, Mr. Geary, Dr. Mitsos and certain family members and related entities have agreed to sell 3,700,000 common shares to the Onex Investors at $8.90 per common share. These Selling Shareholders have individually agreed to sell the number of common shares shown in the table below:

Number of Common Shares
to be Sold to the Onex
Selling Shareholder	Investors
James R. and Margaret H. Fornear and related entities	3,200,000
Ronald G. Geary and related entities	300,000
Spiro B. and Patricia S. Mitsos	200,000

Total	3,700,000

     The obligation of the Onex Investors to purchase the shares of the Selling Shareholders is subject to several conditions, including the completion of the issuance and sale of the Preferred Shares to the Onex Investors and the execution of the shareholder voting agreement between Mr. Geary and the Onex Investors. The Onex Investors’ purchase of the Selling Shareholders’ shares will be completed concurrently with the issuance and sale of the Preferred Shares.

     The Selling Shareholders have agreed, among other things, not to (A) take any action to solicit or encourage proposals or offers from any person relating to any acquisition or purchase of all or a portion of our equity or assets, (B) participate in any discussions or negotiations regarding any acquisition proposal, (C) furnish any information or afford access to our records to any person who may consider making an acquisition proposal or (D) otherwise cooperate in any way with any person to do any of the foregoing. The Selling Shareholders have also agreed not to sell, exchange, deliver, assign, pledge, encumber or otherwise transfer any of their common shares unless and until their agreement with the Onex Investors is terminated.

     Each Selling Shareholder also agreed to vote at any meeting of our shareholders in favor of approval of the Selling Shareholder stock purchase agreement and the Onex Agreement and against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the issuance of the Preferred Shares to the Onex Investors.

     Each Selling Shareholder agreed that if its actions resulted in the termination of the Selling Shareholders stock purchase agreement, the Selling Shareholder will pay to the Onex Investors a termination payment equal to 3% of the consideration that would have been received by such Selling Shareholder from the sale of its common shares to the Onex Investors. The Selling Shareholders also agreed to pay to the Onex Investors a termination payment equal to 3% of the consideration that would have been received by the Selling Shareholders if the Onex Agreement is terminated as a result of a superior proposal.

Voting Agreement

     The obligation of the Onex Investors to purchase the Preferred Shares and the common shares from the Selling Shareholders is subject to the condition that Onex Partners enter into a voting agreement with Ronald G. Geary, our Chairman, President and Chief Executive Officer. The voting agreement provides that, if all other conditions to the transactions with the Onex Investors are satisfied, Mr. Geary will grant Onex Partners the sole and exclusive right to vote all of the common shares he beneficially owns and is otherwise entitled to vote in connection with the election of directors and any other matter affecting the number of directors or composition of our board of directors. This voting right will apply to all common shares that Mr. Geary beneficially owns and is entitled to vote at the time of execution of the agreement or that he subsequently acquires before the agreement terminates. The voting agreement will remain in effect until such time as the agreement is terminated by the mutual consent of Onex Partners and Mr. Geary, Mr. Geary’s employment terminates, or Onex Partners no longer own a stipulated number of shares of our capital stock.

     The voting agreement will also provide that Mr. Geary may not sell, transfer or otherwise dispose of any common shares during the term of the agreement unless Mr. Geary has first offered to sell the shares to Onex Partners at a price and on other terms specified by Mr. Geary, and Onex Partners declines to accept the offer. If Onex Partners declines to purchase the shares, Mr. Geary would then be entitled to sell the offered shares to a third party at a price and on terms no more favorable to the purchaser than those initially offered to Onex Partners.

     Based on his beneficial ownership as of the date of this proxy statement, Mr. Geary would beneficially own and have the right to vote 1,375,775 common shares (including exercisable options), representing 4.5% of the voting power of our outstanding common and preferred shares after the closing of the Onex Transaction and Mr. Geary’s sale of 300,000 common shares to the Onex Investors.

Terms of the Registration Rights Agreement

     In connection with the Onex Transaction, we entered into a registration rights agreement with the Onex Investors that requires us to register their registrable securities with the Securities and Exchange Commission under the Securities Act of 1933. Registrable securities are the common shares issuable upon conversion of our Preferred Shares and the common shares acquired by the Onex Investors from the Selling Shareholders. Although this section describes the material terms of the registration rights agreement, it does not purport to describe all of its terms. A copy of the registration rights agreement will be provided upon request.

     Demand Registration. We agreed to register the registrable securities upon the request of the holders of a majority of the registrable securities then outstanding at any time or from time to time, subject to the following conditions:

•	We are not required to register the registrable securities for resale more than two times;

•	We are not required to register the registrable securities for resale until at least 90 days after the effective date of a previous registration statement filed pursuant to a demand registration right; and

•	The aggregate offering price of registrable securities registered must be at least $15,000,000, unless the demand is for the remaining balance of registrable securities.

     If we determine in our reasonable judgment, as authorized by our board of directors, that a requested registration would result in premature disclosure of any material financing, material corporate reorganization or other material transaction, we may delay the registration up to 90 days one time in any 12-month period.

     Incidental Registration. We have also agreed to include the registrable securities in any registration statement filed by us for (A) our own account, except pursuant to an employee benefit plan or in connection with an acquisition or (B) in any registration statement we have filed upon the request of another shareholder.

     Expenses. We will bear all the expenses of any registration described above, other than any underwriting discounts and commissions attributable to the securities sold by the Onex Investors or their permitted transferees.

     Indemnification. We have agreed to indemnify the Onex Investors and their affiliates against any losses which may arise out of or are based upon an untrue statement of a material fact, or an omission of a material fact, contained in any registration statement for our securities, or violations of any federal, state or common law rule or regulation applicable to us and relating to action or inaction by us in connection with, any registration statement, other than untrue statements that were provided in writing by the Onex Investors and their affiliates or omissions of material facts from statements provided in writing by the Onex Investors for inclusion in the registration statement.

     The Onex Investors have agreed to indemnify us and any underwriters participating in the registration statement against any losses that may arise out of an untrue statement that was provided in writing by the Onex Investors or omissions from statements provided in writing by the Onex Investors for inclusion in the registration statement and relied upon by us. The amounts owed by the Onex Investors under this indemnification obligation will not exceed the proceeds received by the Onex Investors from the sale of securities under the registration statement.

     Assignment. The Onex Investors may transfer the registration rights to any of their affiliates.

Management Services Agreement

     In connection with the Onex Transaction, we have agreed to enter into a management services agreement with one of the Onex Investors or an entity affiliated with the Onex Investors. This agreement will provide that, following completion of the Onex Transaction, we will engage an affiliate of Onex Partners LP as a consultant to advise and assist our management and board of directors from time to time on business and financial matters. We expect those consulting services will cover at least the following matters:

•	developing and implementing corporate and strategic plans;

•	budgeting future corporate investments;

•	developing and implementing acquisition and divestiture strategies;

•	providing other management, administration, tax, financial and support advisory services;

•	subsequent debt and equity financings; and

•	new business development.

     We have agreed to pay Onex an annual advisory fee of $350,000 for its services under this agreement and to reimburse Onex for its reasonable travel and other direct out-of-pocket expenses incurred in connection with providing services under the agreement. We have also agreed to indemnify Onex and its affiliates and their personnel against any loss, liability, claims, damages and expenses (including attorneys’ fees) incurred by them as a result of their services under the agreement. The management services agreement will continue in effect until such time as the Onex Investors no longer hold at least 26,452 shares of Preferred Stock.

Other Terms of the Onex Transaction

     Other Registration Rights. We agreed not to grant any right of registration to any person other than the Onex Investors if those registration rights could reasonably be expected to limit the registration rights of the

Onex Investors.

     Additional Purchases by the Onex Investors. The Onex Investors agreed that for a period of six months after the closing they would not (A) make a tender offer for additional shares of our common stock, unless a third party makes a tender offer, (B) support a proposal by us to make a self-tender offer, or (C) purchase our common shares in the open market or otherwise.

No Dissenters’ Rights

     Under Kentucky law, shareholders are not entitled to dissenters’ rights with respect to the proposal to approve the Onex Transaction.

Kentucky Business Combination Act

     The Kentucky Business Combination Act, codified at KRS 271B.12-200 through 271B.12-230, generally applies to publicly held corporations incorporated under Kentucky law that have their principal office and significant numbers of employees, shareholders, or assets in Kentucky.

     The Act imposes a five-year standstill period and minimum share vote approval requirements on “business combinations” involving a Kentucky corporation that is subject to or elects to be governed by the Act’s provisions unless specific conditions are satisfied. “Business combinations” include mergers, certain dispositions of assets, certain issuances and transfers of securities, certain recapitalizations and reorganizations, as well as other specified transactions involving a corporation and an interested shareholder. An “interested shareholder” means any person, other than the corporation or any of its subsidiaries, who is the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting shares, including through any entity or person affiliated or associated with the interested shareholder.

     The Act prohibits a business combination between a corporation and an interested shareholder for five years from the date such person became an interested shareholder unless the business combination is approved before the date the interested shareholder became an interested shareholder by a majority of the corporation’s independent directors (i.e., directors who are not officers or employees of the corporation nor affiliated or associated with an interested shareholder or any of its affiliates). In addition, a business combination not approved by a majority of the independent directors must either (A) be approved by 80% of the corporation’s outstanding voting shares and by two-thirds of the voting shares held by shareholders other than the interested shareholder who (or whose affiliate) is a party to the business combination, voting together as a single voting group; or (B) meet specified minimum price and procedural requirements designed to ensure equal treatment of all shareholders.

     The five independent members of our board of directors have approved the Onex Transaction, which approval prevents the Onex Investors from being deemed to be interested shareholders. Therefore, the Kentucky Business Combination Act will not apply to any future business combination between us and the Onex Investors.

Required Vote

     The Onex Transaction will be approved if a majority of the votes cast on the proposal to approve the Onex Transaction are voted in favor of it.

Recommendations of the Special Committee and Our Board of Directors

     The Special Committee and the Board of Directors recommend that shareholders vote “For” the proposal to approve the Onex Transaction.

Capitalization

     The following table sets forth our capitalization as of December 31, 2003, on an actual basis and as adjusted to give effect to the Onex Transaction. For purposes of this table, proceeds from issuance of the preferred shares are $50,500,000, less estimated issuance costs of $3,500,000. We will not receive any proceeds from the sale of common shares by the Selling Shareholders.

	December 31, 2003
	Actual	As Adjusted
	(Unaudited, in thousands)
Cash and cash equivalents	$23,440	$70,440

Total debt (including current maturities):
Revolving credit facility	$—	$—
10 5/8% Senior Notes due 2008	150,000	150,000
Term loan due 2008	22,000	22,000
5.9% Convertible subordinated notes due 2005	12,759	12,759
Obligations under capital leases	4,074	4,074
Other debt	852	852

Total debt	189,685	189,685

Shareholders’ equity:
Preferred stock	—	47,000
Common stock	48,135	48,135
Additional paid-in capital	31,114	31,114
Retained earnings	113,042	113,042

Total shareholders’ equity	192,291	239,291

Total capitalization	$381,976	$428,976

PROPOSAL TO AMEND
THE 2000 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

(Item 3 on the Proxy Card)

     On May 5, 2004, our board of directors unanimously adopted, subject to shareholder approval, an amendment to our 2000 Non-employee Directors Stock Ownership Incentive Plan. The amendment would increase the number of common shares available for issuance pursuant to the Plan from 100,000 to 200,000 and, in light of the proposed Onex Agreement, would revise the definition of “Change of Control” as it applies to options awarded after June 30, 2004.

     Our board of directors believes that approval of the amendment will serve our best interests and the best interests of our shareholders by allowing us to continue to award options to purchase 4,500 shares as part of the compensation we pay non-employee directors for their services. Currently, only 5,500 common shares remain available for future awards under the Plan.

Summary of the Plan

     The following summarizes the material features of the 2000 Non-employee Directors Stock Ownership Incentive Plan, including the proposed amendment. Because it is not a complete description of all of the terms and conditions of the Plan, the summary is qualified in its entirety by the full text of the Plan, which is set forth in Appendix E (with the text of the sections to be amended set forth in bold faced type) and is incorporated into this proxy statement by reference. We urge you to read the entire Plan carefully.

     General. The purposes of the 2000 Directors Plan are to advance ResCare’s interests and enhance ResCare’s ability to attract and retain persons of outstanding ability to serve as directors by providing non-employee directors with an ownership interest in ResCare.

     The 2000 Directors Plan is designed to operate automatically and require minimal administration. A committee of two or more directors will have full authority to construe and interpret the 2000 Directors Plan and any award agreement and to establish, amend and rescind rules and regulations for the Plan’s administration.

     The Plan will terminate on the date when all shares available under the Plan have been acquired pursuant to the exercise of grants, unless the board of directors terminates the Plan before that date.

     The board of directors may, at any time, amend, modify or terminate the 2000 Directors Plan. However, without shareholder approval, no amendment, modification or termination may (i) materially increase the benefits accruing to directors under the Plan; (ii) increase the total number of shares that may be issued under the Plan (other than in accordance with the Plan’s anti-dilution provisions); or (iii) modify the eligibility or other requirements to receive a grant under the Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any outstanding grant without the written consent of the director.

     Shares Subject to the Plan. The maximum number of common shares that may be issued pursuant to the plan is 100,000. If this Proposal 3 is approved by our shareholders, this number will be increased to an aggregate of 200,000.

     The amendment of the Plan would authorize the issuance of 100,000 additional common shares upon the exercise of options, subject to adjustment as described below. If and to the extent options expire or terminate without having been exercised in full, the shares subject to the unexercised portion of the option will again become available for reissuance under the Plan.

     In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of ResCare affecting the shares, the committee administering the Plan may substitute or adjust the total number and class of shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of shares or other stock or securities subject to outstanding grants, as the committee determines to be appropriate and equitable to prevent dilution or enlargement of the rights of directors and to preserve the value of any outstanding grants.

     Grant, Vesting and Exercise of Options. The Plan automatically grants an option for 4,500 common shares to each non-employee director on the first business day of July of each year. The exercise price equals the closing sale price of ResCare’s common shares as reported on The Nasdaq National Market on the date of grant. Each option immediately becomes exercisable with respect to 25% of the shares subject to the option on the date of grant. The option becomes exercisable with respect to an additional 25% of the shares as of each of the first, second and third anniversaries of the date of grant as long as the director is continuing to serve on the board of directors. If a director ceases to serve on the board of directors for any reason, the director will automatically forfeit the unvested portion of the option. Each option will expire on the fifth anniversary of the date on which it was granted.

     The exercise price of an option must be paid in full upon exercise in cash or by delivering shares held at least six months having a fair market value equal to the exercise price. Any shares delivered to ResCare in payment of the option exercise price will be valued at their closing sale price as reported on The Nasdaq National Market on the date preceding the date of exercise.

     Termination of Director Relationship. If a director ceases to be a member of the board of directors for any reason other than retirement, death or disability, the director may exercise any options exercisable on the date of the director’s termination of service until (a) the earlier of 90 days following the termination or (b) the last day of the term of the options. If a director ceases to be a member of the board of directors by reason of retirement, death or disability, the director (or the director’s personal representative) may exercise any options exercisable on the date of the director’s termination of service until (a) the earlier of one year after the termination or (b) the last day of the term of the options.

     Change of Control. If there is a Change of Control of ResCare, all options outstanding on the date of the Change of Control will become immediately and fully exercisable. A “Change of Control” is defined under the Plan as:

•	a person, other than any trustee or other fiduciary holding securities under any ResCare’s employee benefit plan, becoming the “beneficial owner,” directly or indirectly, of securities representing 30% or more of the combined voting power of ResCare’s then outstanding capital stock;

•	any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities representing 30% or more of the combined voting power of ResCare’s then outstanding capital stock;

•	the directors who were directors immediately before a transaction of ResCare or a successor to ResCare ceasing to constitute a majority of the Board;

•	the disposition of ResCare’s business pursuant to a partial or complete liquidation, sale of assets, or otherwise.

     If a Change of Control occurs, a director will be entitled to receive, in lieu of the exercise of an option, a cash payment in an amount equal to the difference between the aggregate exercise price and:

•	in the case of a tender offer or exchange offer, the final offer price paid per share, multiplied by the number of shares subject to the option; or

•	in the case of any other Change of Control, the aggregate fair market value of the shares covered by the shares.

     We are proposing to amend the definition of “Change of Control” in light of the Onex Transaction. Because the Onex Investors are expected to beneficially own securities with more than 30% of the Company’s voting power upon the completion of those transactions, the amendment will prevent Options awarded after June 30, 2004 from being subject to a mandatory cash-out upon issuance. The amendment provides that acquisition of securities of the Company by the Onex Investors will not constitute a Change of Control unless the Onex Investors come to beneficially own securities representing more than 50% of the combined voting power of the Company’s then outstanding capital stock.

     Transfer Restrictions. An award granted under the Plan is not transferable by the grantee other than to family members or a trust for the benefit of immediate family members or by will or the laws of descent and distribution, and can be exercised during the award holder’s lifetime only by the grantee or a duly appointed guardian or personal representative or by transferees authorized under the Plan.

Federal Income Tax Consequences

     The options granted under the Plan are not intended to qualify as incentive stock options under Section 422A of the Code. The grant of an option pursuant to the Plan generally will have no federal income tax consequences to ResCare or to the director. However, upon exercise of an option granted pursuant to the Plan, a director will be deemed to have received ordinary income in an amount equal to the excess of the fair market value of ResCare’s common shares acquired on the date of exercise over the exercise price, and ResCare can deduct that amount.

     The director’s basis in the shares acquired upon the exercise of an option will be equal to the fair market value of the shares at the date used to determine the amount to be included in the director’s income as ordinary income. Upon the disposition of shares after they have been held for more than one year, the director generally will recognize long-term capital gain or capital loss, as the case may be, to the extent of the difference between the director’s basis in the shares and the sale price.

     Amended Plan Benefits. Awards under the Plan are allocated to each non-employee director serving as such as of the first business day of July of each year. As a result, we cannot determine the number of options that will be granted under the Plan to participants in the future. The following table sets forth the aggregate number of options granted under the Plan to the persons and groups listed below, during the fiscal year ended December 31, 2003:

New Plan Benefits

	Dollar	Number of
	Value ($)	Shares
Ronald G. Geary Chairman of the Board, President and Chief Executive Officer	$0	0
Vincent F. Doran President, Division for Training Services	$0	0
Ralph G. Gronefeld, Jr. President, Division for Persons with Disabilities	$0	0
Paul G. Dunn Chief Development Officer	$0	0
L. Bryan Shaul Chief Financial Officer	$0	0
Executive Group	$0	0
Non-Executive Director Group (8 members)	N/A	36,000
Non-Executive Officer Employee Group	$0	0

     The market value of ResCare common shares subject to options under the proposed plan as reported on Nasdaq National Market on December 31, 2003, was $8.10 per share.

     Equity Compensation Plan Information. The following table sets forth information regarding the common shares authorized for issuance under all of our equity compensation plans for employees and non-employee directors as of December 31, 2003.

Number of securities
	Number of securities to be	Weighted average	remaining available for
	issued upon exercise of	exercise price of	future issuance under
Plan Category	outstanding options	outstanding options	equity compensation plans
Equity compensation plans approved by shareholders	3,053,361	$6.61	914,260

     Required Vote. Approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares cast on the matter at the annual meeting.

     The Board of Directors recommends that shareholders vote FOR approval of the proposal to amend the 2000 Non-employee Directors Stock Ownership Incentive Plan.

SELECTION OF INDEPENDENT AUDITORS

(Item 4 on the Proxy Card)

     The audit committee has selected the firm of KPMG LLP as the independent auditors for ResCare to audit its financial statements for the fiscal year ending December 31, 2004. KPMG LLP has served as the independent auditors for ResCare for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of ResCare. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. ResCare has historically submitted this item for ratification by shareholders. If shareholders do not approve this proposal, the audit committee will consider soliciting proposals from other firms for independent auditor services.

     The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for 2002 and 2003 and fees billed for other services rendered by KPMG LLP.

	2002	2003
Audit fees (1)	$673,850	$675,156
Audit-related fees (2)	38,000	18,000

Audit and audit-related fees	711,850	693,156
Tax fees (3)	4,350	—
All other fees	—	—

Total fees	$716,200	$693,156

(1)	Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in our quarterly reports, and statutory audits.

(2)	Audit-related fees consisted of fees for investor due diligence in 2003 and audits of employee benefit plans in 2002.

(3)	Tax fees in 2002 consisted principally of tax compliance services.

     The board of directors recommends that the shareholders vote “FOR” ratification of the selection of KPMG LLP as ResCare’s independent auditors.

OTHER MATTERS

Shareholders’ Proposals for the 2005 Annual Meeting

     Under Rule 14a-8 promulgated under the Exchange Act, ResCare shareholders may present proposals to be included in the ResCare proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to ResCare in a timely manner. Any such proposal must comply with Rule 14a-8.

     ResCare’s bylaws require shareholders who intend to propose business for consideration by shareholders at an annual meeting, other than shareholder proposals that are included in the proxy statement, to give written notice to the Secretary of ResCare not less than sixty days and not more than ninety days before the annual meeting. If shareholders receive less than seventy days notice or prior public disclosure of the date of the meeting, the Secretary of ResCare must receive notice of business to be proposed not later than the tenth day following the day on which ResCare mailed or publicly disclosed notice of the annual meeting. A shareholder must submit a matter to be raised at ResCare’s 2005 annual meeting and included in the proxy statement no later than January 25, 2005 and must include a brief description of the business, the reasons for conducting such business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on ResCare’s books and the class and number of ResCare common shares the shareholder beneficially owns.

     SEC rules set forth standards for what shareholder proposals ResCare is required to include in a proxy statement for an annual meeting.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires ResCare’s directors and executive officers and people who own more than 10 percent of ResCare’s common shares to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports, there was one late filing by Mr. Geary relating to a grant of stock options pursuant to his employment agreement in 2003.

Forward-Looking Statements

     Statements in this proxy statement that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In addition, we expect to make such forward-looking statements in future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval. These forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) statements of plans and objectives of ResCare or our management or Board of Directors; (3) statements of future actions or economic performance, including development activities; and (4) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

     Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Some of the events or circumstances that could cause actual results to differ from those discussed in the forward-looking statements are discussed in the “Certain Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which such statement is made.

Miscellaneous

     The board of directors does not know of any other business to be presented for consideration at the meeting. If other matters properly come before the meeting, the persons named in the accompanying proxy form intend to vote on such matters based on their best judgment.

     ResCare will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of ResCare (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the shareholders they represent and ResCare will reimburse them for their expenses.

     ResCare will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained in the report. ResCare will also furnish copies of any exhibits to the report upon request, but may charge a reasonable copying charge for them. Shareholders should address requests for copies of any of these materials to Nel Taylor, Chief Communications Officer, Res-Care, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.

By order of the Board of Directors

SPIRO B. MITSOS
Secretary

_____________________________

     Please date, sign and return the enclosed proxy card in the enclosed envelope at your earliest convenience. Postage is not required if it is mailed in the United States.

Appendix A

ResCare, Inc.
Audit Committee Charter

Statement of Policy

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibility to the shareholders, investment community, governmental bodies and the public relating to the financial statements and the financial reporting process of ResCare, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of ResCare’s financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Committee, the independent auditors, internal auditor, and the management of ResCare. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of ResCare and the power to retain outside counsel or other experts for this purpose. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Organization

     The Audit Committee shall consist of no fewer than three members, each appointed by the Board. The members of the Audit Committee shall meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). Each member shall be financially literate, as defined by Nasdaq, and at least one member shall be a financial expert, as defined by the SEC. One member will be elected by the Board to chair the Committee.

Authority and Responsibilities

     The principal responsibilities of the Audit Committee are to oversee ResCare’s financial reporting process and report the results of its activities to the Board. Management is responsible for preparing ResCare’s financial statements. The independent auditors are responsible for auditing those financial statements and report directly to the Audit Committee. In carrying out its responsibilities, the Audit Committee should maintain flexible policies and procedures in order to best react to changing conditions. The Committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

     The Audit Committee shall have direct responsibility and authority to:

•	Appoint, determine the funding and compensation for, and oversee the work of ResCare’s independent auditors (including resolving disagreements between management and the auditor regarding financial reporting);

•	Preapprove all audit services and permitted non-audit services performed for ResCare by its independent auditors in accordance with section 10A(i) of the Exchange Act;

•	Engage and determine funding for independent counsel and other advisors as the Committee determines are necessary to carry out its duties;

•	Establish procedures for the anonymous submission of complaints or concerns by ResCare’s employees regarding accounting, internal accounting controls or auditing matters, and the receipt, retention and treatment by ResCare of those complaints and concerns; and

•	Consider transactions involving possible conflicts of interest of ResCare’s directors and senior officers.

     In carrying out these responsibilities, the Audit Committee will:

•	meet four times per year or more frequently as circumstances require;

•	evaluate the qualifications, performance and independence of the independent auditors, including receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and ResCare, as required by the Independence Standards Board. The Committee should actively engage in a dialogue with the auditors and take appropriate action to oversee the independence and performance of the outside auditors;

•	ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible;

•	meet with the independent auditors and financial management of ResCare to review the scope and plan of the proposed audit for the current year. At the conclusion of the audit, review significant findings and any comments or recommendations of the independent auditors, including the status of previous audit recommendations, together with management’s responses;

•	review with the independent auditors, the internal auditor and financial management the adequacy and effectiveness of the accounting and financial controls of the corporation, and any special steps adopted in light of material control deficiencies; and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

•	review the internal audit function of ResCare confirming and assuring the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors;

•	receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan or any difficulties encountered in the course of audit work;

•	review and discuss each quarterly earnings release with management and the independent auditors prior to the distribution of the release to the public (which, if appropriate, may be performed by the Committee chair);

•	review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of ResCare’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, to determine that they are satisfied with the disclosure and content of the financial statements to be presented to the shareholders;

•	review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

•	review disclosures made to the Audit Committee by ResCare’s Chief Executive Officer and Chief Financial Officer during their certification process for the annual 10-K and quarterly 10-Q reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in ResCare’s internal controls;

•	meet periodically with the independent auditors, internal auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee;

•	inquire of management, the independent auditors and internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risks for ResCare;

•	meet periodically with in-house legal and compliance departments about significant risks and exposures, assess the steps management has taken to minimize such risks to the company, and consider the adequacy of disclosure in the company’s financial statement;

•	instruct management and the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee, as representatives of ResCare’s shareholders;

•	submit the minutes of all meetings of the Audit Committee to, and discuss significant results of the foregoing activities with, the Board of directors; and

•	review and reassess the adequacy of this charter annually or as otherwise appropriate.

Appendix B

PREFERRED STOCK PURCHASE AGREEMENT

     This is a PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 10, 2004, and amended as of May 20, 2004 (as the same may be amended, supplemented or modified in accordance with the terms hereof, this “Agreement”), by and between Res-Care, Inc., a Kentucky corporation (the “Company”) and Onex Partners LP, a Delaware limited partnership, Onex American Holdings II LLC, a Delaware limited liability company, Onex US Principals LP, a Delaware limited partnership, ResCare Executive Investco LLC, a Delaware limited liability company (collectively, the “Purchaser”).

Recitals

     A. The Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to buy, for an aggregate purchase price of $50,500,000.00, an aggregate of 48,095 shares of Series A Convertible Preferred Stock, without par value (the “Series A Preferred Stock”).

     B. A condition to the Purchaser’s obligation to close the transactions contemplated by this Agreement is the closing of the acquisition by the Purchaser of not less than 3,700,000 shares of Company Common Stock pursuant to certain Shareholder Stock Purchase Agreements (as defined below).

     THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

     “Acquisition Proposal” has the meaning assigned to such term in Section 5.1.

     “Actions” means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, for purposes of Section 3.21 only, with respect to any individual, the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such individual or the spouse thereof and any trust for the benefit of such Stockholder or any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agreement” has the meaning assigned to such term in the Preamble.

     “Alternative Transaction Notice” has the meaning assigned to such term in Section 10.1(a)(v).

     “Approved Budget” shall mean the budget approved by the Company’s Board of Directors during a January 14 & 15, 2004 meeting.

     “Articles of Amendment” means the articles of amendment setting forth the designation, powers and preferences of the Series A Preferred Stock, substantially in the form attached hereto as Exhibit A.

     “Articles of Incorporation” means the articles of incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

     “associate” has the meaning assigned in Rule 12b-2 promulgated by the Commission under the Exchange Act.

     “beneficially own” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

     “Benefit Plans and Arrangements” means all employee benefit plans providing benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that are sponsored or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or is obligated to contribute, including without limitation all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, severance, termination pay and fringe benefit plans, except for Company Options listed in Schedule 3.6.

     “Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

     “Board Recommendation” has the meaning assigned to such term in Section 6.1(b).

     “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

     “Bylaws” means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

     “Change in the Board Recommendation” has the meaning assigned to such term in Section 6.1(b).

     “Claims” means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

     “Closing” has the meaning assigned to such term in Section 2.3.

     “Closing Date” has the meaning assigned to such term in Section 2.3.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     “Common Stock” means the Common Stock, no par value, of the Company.

     “Company” has the meaning assigned to such term in the Preamble.

     “Company Agreements” has the meaning assigned to such term in Section 3.1.

     “Company Options” has the meaning assigned to such term in Section 3.6.

     “Contemplated Transactions” means the transactions contemplated by this Agreement and the exhibits hereto, including without limitation the issuance, purchase and sale of the Series A Preferred Stock and the adoption of the Articles of Amendment.

     “Contractual Obligation” means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

     “Conversion Shares” has the meaning assigned to such term in Section 4.5(c).

     “Decrees” has the meaning assigned to such term in Section 3.10(a).

     “Employment Agreement” means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant, pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation in excess of $200,000 to provide compensation and/or benefits in consideration for past, present or future services.

     “Environmental Claim” means any claim, action, cause of action, investigation of which the Company or any of its Subsidiaries has knowledge, or written notice by any Person to the Company or any of its Subsidiaries alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (b) circumstances forming the basis of any violation or liability, or alleged violation or liability, of any Environmental Law.

     “Environmental Laws” means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, common law, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; provided that Environmental Laws does not include the Occupational Safety and Health Act or any other similar Requirement of Law governing worker safety or workplace conditions.

     “Equitable Principles” means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time.

     “ERISA Affiliate” means each entity which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with the Company or its Subsidiaries within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or its Subsidiaries under

Section 414(o) of the Code, or is under “common control” with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

     “Existing Plans” has the meaning assigned to such term in Section 3.6.

     “GAAP” means United States generally accepted accounting principles.

     “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body or self regulatory organization having or asserting jurisdiction over a Person, its business or its properties.

     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder by the Federal Trade Commission from time to time.

     “Intellectual Property” has the meaning assigned to such term in Section 3.20.

     “KBCA” means the Kentucky Business Corporation Act, KRS Chapter 271B.

     “knowledge of the Company” means the actual knowledge of the chairman or any executive officer of the Company or any of its Subsidiaries.

     “Leases” has the meaning assigned to such term in Section 3.15.

     “Licenses” has the meaning assigned to such term in Section 3.10(b).

     “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, preemptive right or other security interest of any kind or nature whatsoever.

     “Material Adverse Effect” means any material adverse change in or affecting (i) the business, properties, assets, liabilities, operations, results of operations (financial or otherwise), or condition of the Company and its Subsidiaries taken as a whole (ii) the ability of the Company to substantially accomplish its budget for 2004 (as approved by the Board of Directors on January 14 & 15, 2004) or (iii) the ability of the Company or any of the Company’s Subsidiaries to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) any change in the market price or trading volume of the capital stock of the Company after the date hereof, (B) any changes, events or occurrences in the United States securities markets which are not specific to the Company, (C) any changes, events, developments or effects resulting from general economic conditions, which are not specific to the Company or its Subsidiaries and which do not affect the Company or its Subsidiaries in a materially disproportionate manner, (D) any changes resulting from the execution or announcement of this Agreement and the Contemplated Transactions, or (E) any changes, events or occurrences arising out of acts of God, force majeure, terrorist attacks or acts of war, other than, with respect to the exceptions set forth in (A) through (E) above act of God, force majeure, terrorist attacks or acts of war which are directed at the Company or cause the US financial markets to close for two consecutive trading days.

     “Materials of Environmental Concern” means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon, or any other materials that are regulated by, or may form the basis of liability under, any Environmental Law.

     “NASD” means the National Association of Securities Dealers, Inc.

     “NASDAQ” means The Nasdaq Stock Market Inc.’s National Market System.

     “NYSE” means the New York Stock Exchange.

     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

     “Preferred Stock” has the meaning assigned to such term in Section 3.6.

     “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     “Proxy Statement” has the meaning assigned to such term in Section 6.1(a).

     “Purchase Price” has the meaning assigned to such term in Section 2.1.

     Purchaser” has the meaning assigned to such term in the Preamble.

     Qualified Acquisition Proposal” has the meaning assigned to such term in Section 5.2.

     Registrable Securities” means the Series A Preferred Stock, the Common Stock and other securities, if any, issuable upon conversion of the Series A Preferred Stock, any securities issued pursuant to Purchaser’s rights under Section 9.3, and any other securities included in the term Registrable Securities in the Registration Rights Agreement, in each case, until any such security is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or is distributed to the public by the holder thereof pursuant to Rule 144.

     “Registration Rights Agreement” shall have the meaning assigned to such term in Section 9.1.

     “Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     “Required Vote” has the meaning assigned to such term in Section 3.24(c).

     “Requirement of Law” means, as to any Person, the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, laws related to Taxes and Environmental Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority, including the NYSE or NASD or any national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

     “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     “Sarbanes-Oxley Act” has the meaning assigned to such term in Section 3.7(a)

     “SEC Reports” means each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder since December 31, 1998, each in the form (including exhibits and any amendments) filed with the Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

     “Senior Credit Facility” means the Company’s $135,000,000 senior credit facility syndicated by Bank One Capital Markets.

     “Series A Preferred Stock” has the meaning assigned to such term in the Recitals hereto.

     “Shareholder Stock Purchase Agreements” mean the agreements attached as Exhibit D to this Agreement, relating to the purchase by the Purchaser of 3,700,000 shares in the aggregate of the Company’s Common Stock.

     “Stockholders Meeting” has the meaning assigned to such term in Section 6.1(b).

     “Subsidiary” of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person. For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

     “Superior Proposal” has the meaning assigned to such term in Section 6.1(b).

     “Tax” or “Taxes” means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign Requirement of Law provision or otherwise.

     “Transaction Expenses” has the meaning assigned to such term in Section 12.2(b).

     “Voting Agreement” means the agreement between the Purchaser and Ronald G. Geary, in the form of the agreement attached hereto as Exhibit B.

     “Voting Securities” mean any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to any matter presented to vote by the shareholders.

ARTICLE 2

PURCHASE AND SALE OF SERIES A PREFERRED STOCK

     2.1 Purchase and Sale of Series A Preferred Stock. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 48,095 shares of Series A Preferred Stock, for an aggregate purchase price of $50,500,000.00 (the “Purchase Price”).

     2.2 Articles of Amendment. The Series A Preferred Stock shall have the powers, rights and other terms set forth in the form of Articles of Amendment attached hereto as Exhibit A.

     2.3 Closing. The issuance, sale and purchase of the Series A Preferred Stock shall take place at a closing (the “Closing”) to be held at the offices of Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky, at 10:00 A.M., local time, on the Closing Date. On the first Business Day after the conditions set forth in Sections 7.1 and 8.1 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions or such later date and time as the parties may agree in writing (the “Closing Date”), (A) the Purchaser shall (w) deliver to the Company by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Purchaser on the Closing Date, funds in an amount equal to the Purchase Price and (x) make or cause to be made the deliveries set forth in Section 8.1 and (B) the Company shall (y) issue and deliver to the Purchaser all of the shares of the Series A Preferred Stock registered in the name of the Purchaser, and (z) make or cause to be made the deliveries set forth in Section 7.1.

     2.4 Transaction Fee. At the Closing, the Company shall pay to Onex Partners Manager LP a $500,000.00 transaction fee.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

     3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky; (b) has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted; and (c) has (or will have, as applicable) all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, and the Articles of Amendment (collectively, the “Company

Agreements”). The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     3.2 Subsidiaries. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 or the SEC Reports has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate (or, in the case of an entity other than a corporation, other) power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.2 or in connection with the pledge of assets to the Company’s senior lender, all of the issued and outstanding stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 or the SEC Reports has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary. Schedule 3.2 or the SEC Reports sets forth the capitalization of each of the Subsidiaries, including the amount and kind of equity interests held by the Company in the Subsidiary and the percentage interest represented thereby.

     3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Company Agreement and the consummation of the Contemplated Transactions, (a) subject to the satisfaction of the matters described in Section 3.24(c), have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Articles of Incorporation or Bylaws or the organizational documents of its Subsidiaries; (c) do not entitle any Person to exercise any statutory or contractual preemptive rights to purchase shares of capital stock or any equity interest in the Company and (d) subject to receipt or satisfaction of the approvals, consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 3.4 or the SEC Reports, and except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any Lien under, result in the termination or loss of any right or the imposition of any penalty under any Contractual Obligation of the Company or its Subsidiaries or by which their respective assets or properties are bound or any Requirement of Law applicable to the Company or its Subsidiaries or by which their respective assets or properties are bound except for any of the foregoing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.3, no event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to: (i) any breach, violation, default, change of control or right to cause the Company to repurchase or redeem under, (ii) any Lien on the assets of the Company or any of its Subsidiaries under, (iii) any termination right of any party, or any loss of any right or imposition of any penalty, under or (iv) any change or acceleration in the rights or obligations of any party under, any material Contractual Obligation of the Company or its Subsidiaries (or by which their respective assets or properties are bound) or the Articles of Incorporation or Bylaws or the organizational documents of the Company’s Subsidiaries except for any of the foregoing that, individually or in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole.

     3.4 Governmental Authorization; Third Party Consents. Except for approval under the HSR Act, as set forth in the SEC Reports filed with the Commission prior to the date hereof, the obtaining of the required

Company shareholder approvals, or as set forth on Schedule 3.4, no approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance, sale and delivery of the Series A Preferred Stock) by the Company, or enforcement against the Company, of the Company Agreements or the consummation of the Contemplated Transactions except for any of the foregoing that, if not obtained, given or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.5 Binding Effect. Each of the Company Agreements has been (or will, as of the Closing, be, as applicable) duly authorized, executed and delivered by the Company and, subject to Equitable Principles, constitutes (or will, as of the Closing, constitute, as applicable) the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     3.6 Capitalization of the Company and its Subsidiaries. The authorized stock of the Company consists of (i) 40,000,000 shares of Common Stock, no par value and (ii) 1,000,000 shares of preferred stock, no par value (the “Preferred Stock”). Schedule 3.6 or the SEC Reports sets forth a true and correct list of all outstanding rights, options or warrants to purchase shares of any class or series of stock of the Company (collectively, the “Company Options”), a true and correct list of each of the Company’s stock option, incentive, purchase or other plans pursuant to which options or warrants to purchase stock of the Company may be issued (collectively, the “Existing Plans”), and the Company’s issued and outstanding Common Stock and Common Stock reserved or subject to issuance upon the exercise of outstanding Company Option. As of the date hereof, no shares of Preferred Stock are issued or outstanding. Except (1) as set forth in subsection (d) in the first sentence of this Section 3.6, (2) for shares of Common Stock issued pursuant to the exercise of outstanding Company Options, and (3) for shares of Common Stock issuable upon conversion of the Series A Preferred Stock, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issued or outstanding and no shares of Common Stock or any other equity security of the Company or any of its Subsidiaries issuable upon conversion or exchange of any security of the Company or any of its Subsidiaries nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of stock of the Company or any of its Subsidiaries nor will the Company or any of its Subsidiaries be contractually obligated to issue any shares of stock or to purchase, redeem or otherwise acquire any of its outstanding shares of stock. Neither the Company nor any of its Subsidiaries has created any “phantom stock,” stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock. Neither the Company nor any of its Subsidiaries has outstanding debt or debt instruments providing for voting rights with respect to the Company or such Subsidiary to the holders thereof. No stockholder of the Company or any of its Subsidiaries or other Person is entitled to any preemptive or similar rights to subscribe for shares of stock of the Company or any of its Subsidiaries. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.6, neither the Company nor any of its Subsidiaries has granted to any Person the right to demand or request that the Company or such Subsidiary effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company or such Subsidiary.

     3.7 SEC Documents; Sarbanes-Oxley Compliance.

          (a) The Company has made available to the Purchaser the SEC Reports filed with the Commission prior to the date hereof. The Company and each of its Subsidiaries have timely filed each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents required to be filed by it with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder since December 31, 2001. As of their respective dates, the SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the

Securities Act, the Exchange Act, and the rules and regulations thereunder and complied in all material respects with the then applicable accounting requirements, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for those statements, if any, as have been modified by subsequent filings with the Commission prior to the date hereof, and (iii) with respect to SEC Reports filed after July 30, 2002, at the time filed included or were accompanied by the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) to be filed or submitted by the Company’s principal executive officer and principal financial officer (each of which certification was true and correct and complied with the Sarbanes-Oxley Act) and otherwise complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act. The financial statements and other financial information included in each of the SEC Reports fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of, and for the periods presented in, the applicable SEC Reports. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.7, each of the consolidated balance sheets of the Company and its Subsidiaries included in or incorporated by reference into the SEC Reports (including the related notes and schedules) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders’ equity of the Company and its Subsidiaries included in or incorporated by reference into the SEC Reports (including any related notes and schedules) present fairly, in all material respects, the results of operations and cash flows of the Company and its Subsidiaries for the periods set forth, in each case in conformity with GAAP consistently applied during the periods involved, except as may be noted (subject, in the case of unaudited statements, to those exceptions as may be permitted by Form 10-Q of the Commission and to normal year-end audit adjustments).

          (b) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s outside auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. A summary of any of those disclosures made by management to the Company’s auditors and audit committee has been furnished to Purchaser. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c) Since December 31, 1998, except as described in the SEC Reports filed with the Commission prior to the date hereof, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

          (d) Except as described in the SEC Reports filed with the Commission prior to the date of this Agreement, to the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any law, rule, regulation, order, decree or injunction, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.8 Absence of Certain Developments. Since December 31, 2003, except as set forth on Schedule 3.8 and except as described in the SEC Reports filed with the Commission prior to the date hereof (a) each of the Company and its Subsidiaries has operated in the ordinary course, and (b) there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     3.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed with the Commission prior to the date hereof, (b) liabilities or obligations which arose after the last date of any such SEC Report, in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (c) liabilities incurred in connection with the Contemplated Transactions that are not in breach of this Agreement.

     3.10 Compliance with Laws.

          (a) Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.10, neither the Company nor any of its Subsidiaries in the conduct of its business, is, or since December 31, 1998, has been, in violation of any Requirement of Law, or any judgments, orders, rulings, injunctions or decrees of a Governmental Authority (collectively, “Decrees”), applicable thereto or to the employees conducting such business, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) The Company and its Subsidiaries as applicable, have obtained or made, as the case may be, all permits, licenses, authorizations, orders and approvals, and all filings, applications and registrations with, all Governmental Authorities (“Licenses”), that are required to conduct the businesses of the Company and its Subsidiaries in the manner and to the full extent as currently conducted or currently contemplated to be conducted except where such failure to obtain or make, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of such Licenses is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Company or its Subsidiaries as currently conducted or currently contemplated to be conducted. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened proceeding to limit, condition, suspend, cancel, suspend, or declare such License invalid. Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any of the Licenses, and to the knowledge of the Company no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Company or any such Subsidiary under any License.

     3.11 Litigation. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.11, there is no legal action, suit, arbitration, proceeding or, to the knowledge of the Company, other legal, administrative or other governmental investigation or inquiry pending or claims asserted (or, to the knowledge of the Company, any threat thereof) to which the Company or any of its Subsidiaries or relating to any of the Company Agreements or the Contemplated Transactions or against any officer, director or employee of the Company in connection with such Person’s relationship with or actions taken on behalf of the Company that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing. The Company is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     3.12 Material Contracts. To the knowledge of the Company, all Contractual Obligations of the Company are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to Equitable Principles, excluding any Contractual Obligations the invalidity or unenforceability of which would not reasonably individually or in the aggregate be expected to have a Material Adverse Effect. The Company is not in material default or breach under any of its Contractual Obligations or organizational documents and, to the knowledge of the Company, no other party to any of its Contractual Obligations is in material default or breach thereunder (and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or breach by the Company or, to the knowledge of the Company, by any other party thereunder), excluding any Contractual Obligations with respect to which a default individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect.

     3.13 Environmental. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.13, the Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, except where such non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and to the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with such compliance in the future. There is no Environmental Claim pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there has been no release at any time of any Materials of Environmental Concern at, on, about, under or within any real property currently, or to the knowledge of the Company, formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries or any of their predecessors.

     3.14 Taxes. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.14 hereto, all Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been timely paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its Subsidiaries in accordance with GAAP. There are no proposed, asserted, ongoing or to the knowledge of the Company, threatened, assessments, examinations, claims, deficiencies, Liens or other litigation with regard to any Taxes or Returns of the Company or any of its Subsidiaries. To the knowledge of the Company, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code. All material amounts required to be collected or withheld by the Company or any of its Subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No taxing authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns has made a written claim or assertion that the Company or its Subsidiaries are or may be subject to taxation by such jurisdiction. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.14, the Company and each of its Subsidiaries is not a party to or bound by any Tax sharing or Tax allocation or similar Contractual Obligation. True and complete copies of all federal income Tax Returns that have been filed by the Company or any of its Subsidiaries for Tax periods after December 31, 2000 have been delivered or made available to the Purchaser. The Company and each of its Subsidiaries (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company was the common parent) or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign Requirement of Law), as a transferee or successor, by contract, or otherwise.

     3.15 Title to Property and Assets; Leases. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.15, each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens to all of its assets, including all real property and interests in real property owned in fee simple by the Company and its Subsidiaries and all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries and any assets and properties which it purports to own, except (i) Liens for taxes not yet due and payable and (ii) Liens that do not interfere with the use, utility or value of such assets in any material respect. All leases to which the Company or any of its Subsidiaries is a party (collectively, the “Leases”) are valid and binding and in full force and effect in accordance with their respective terms on the Company and its Subsidiaries and, to the knowledge of the Company, with respect to each other party to any such Leases, except, in each case, subject to Equitable Principles, excluding any Leases the invalidity or unenforceability of which would not reasonably individually or in the aggregate be expected to have a Material Adverse Effect. No material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the knowledge of the Company by any other party thereto, has occurred and is continuing under the Leases, excluding any Contractual Obligations with respect to which a default individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is a party as lessee. As used herein, the term “Lease” shall also include subleases or other occupancy agreements (and any amendments thereto) and the term “lessee” shall also include any sublessee or other occupant.

     3.16 Compliance with ERISA. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16, the Company has made available to the Purchaser true and complete copies of each Employment Agreement and each material Benefit Plan and Arrangement, as well as certain related documents, including, but not limited to, (a) the most recent determination letter from the IRS (if applicable) for such Benefit Plan and Arrangement, (b) the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), (c) the most recent summary plan descriptions (with all material modifications) and (d) all material communications to any current or former employees of the Company relating to any material Benefit Plan and Arrangement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each of the Benefit Plan and Arrangements has been operated and administered in all material respects in compliance with its terms and all applicable laws; (B) each of the Benefit Plan and Arrangements intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified; and (C) there are no pending, or to the knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plan and Arrangements or any trusts related thereto or pursuant to any Employment Agreement. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16, neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, and is not required to contribute to, nor has it in the past three years sponsored, maintained or contributed to, and been required to contribute to, or incurred any liability with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Section 302 of the Code or Title IV of ERISA. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16 neither the Company nor any ERISA Affiliate has ever contributed to a “Multi-employer Plan” as defined in Section 4001(a)(3) or 3(37) of ERISA. No non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Benefit Plan and Arrangement which could, individually or in the aggregate, reasonably be expected to result in a material liability to the Company. No material liability under any Benefit Plan and Arrangement has been funded by nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Benefit Plan and Arrangement is under audit or, to the knowledge of the Company, investigation by, or is the subject of a proceeding with respect to, the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and, to the knowledge of the Company, no such audit, investigation or proceeding is threatened. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16, with respect to each Benefit Plan and Arrangement which provides medical benefits, short-term disability benefits or long-term disability benefits (other than any “pension plan” within the meaning of Section 3(2) of ERISA), all claims incurred by the Company under such Benefit Plan and Arrangement are either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization pursuant to which such health maintenance organization bears the liability for such claims. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16 hereto or disclosed in the SEC Reports filed with the Commission prior to the date hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event such as termination of employment) (i) result in, or cause any increase, acceleration or vesting of, any payment, benefit or award under any Benefit Plan and Arrangement or Employment Agreement to any director or employee of Company or any of its Subsidiaries, (ii) give rise to any obligation to fund for any such payments, awards or benefits, (iii) give rise to any limitation on the ability of the Company or any of its Subsidiaries to amend or terminate any Benefit Plan and Arrangement, or (iv) result in any payment or benefit that will or may be made by the Company or any of its Subsidiaries or affiliates that will be characterized as an “excess parachute payment,” within the meaning of Section 280G of the Code. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.16, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability to provide any post-retirement or post-termination life, health, medical or other welfare benefits to any current or former employees or beneficiaries or dependents thereof which, individually or in the aggregate, is material, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state healthcare continuation coverage laws. With respect to each Benefit Plan and Arrangement, there are no understandings, agreements or undertakings that would prevent the Company from amending or terminating such Benefit Plan and Arrangement at any time without incurring material liability thereunder other than in respect of accrued obligations and medical or welfare claims incurred prior to such amendment or termination.

     3.17 Labor Relations.

          (a) Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.17, neither the Company nor any of its Subsidiaries is party to a collective bargaining agreement, and neither the Company nor any of its Subsidiaries is the subject of a preceding seeking to compel it to bargain with any labor organization as to wages and conditions of employment.

          (b) Except as set fort in the SEC Reports filed with the Commission prior to the date here or as set forth on Schedule 3.17, neither the Company nor any of its Subsidiaries has violated any provision of federal or state law or any governmental rule or regulation, or any order, decree, judgment, arbitration award, of any court, arbitrator or government agency regarding the terms and conditions of employment of employees, former employees, or prospective employees or other labor related matters, including without limitation, laws, rules, regulations, orders, rulings, decrees, judgements and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, in each case, the violation of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     3.18 Certain Payments. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) in violation of any Requirement of Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.19 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as are reasonable in the business judgment of the Board of Directors. The Company maintains adequate insurance reserves and its insurance is subject to deductibles and self-insurance reserves which are consistent with sound business practices. All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance that has not been remedied and no such Person has received notice of cancellation of any such insurance. The Company has not been denied any requested insurance coverage during the past three years. The Company has disclosed to the Purchaser or its representatives all material policies of insurance.

     3.20 Intellectual Property. The Company and its Subsidiaries own the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, patents, trademarks, service marks, trade names, trade secrets, copyrights, domain names, computer software (excluding certain code) and know-how used in, or necessary to, the business as currently conducted or currently contemplated to be conducted by the Company or any of its Subsidiaries (the “Intellectual Property”) except where such failure to so own or possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have performed all commercially reasonable acts to protect and maintain its material Intellectual Property, including but not limited to paying all required fees and Taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.20, none of the Company or any of its Subsidiaries has received any written notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to the use of Intellectual Property. To the knowledge of the Company, the Company and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party. Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.20, neither the Company nor any of its Subsidiaries have asserted within two years of the date hereof, any claim against any third party that such party has violated, infringed, misappropriated or misused, in any material respect, any Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable precautions to preserve and protect the availability, confidentiality, security and integrity of data held or transmitted by or through the Company and its Subsidiaries’ computer networks, software, hardware, and other systems.

     3.21 Affiliate Transactions.

          (a) Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.21, (i)(w) no current officer, director or employee of the Company or any of its Subsidiaries, (x) to the knowledge of the Company, no former officer, director or employee of the Company or any of its Subsidiaries, (y) to the knowledge of the Company, no Affiliate or associate of any current officer, director or employee of the Company or any of its Subsidiaries and (z) to the knowledge of the Company, no Affiliate or associate of any former officer, director or employee of the Company or any of its Subsidiaries has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company or any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary (other than indirectly through such Person’s ownership of the securities of a corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of such corporation is beneficially owned by such Person) and (ii) neither the Company nor any of its Subsidiaries shares any assets, rights or services with any entity that is controlled by any current officer, director or employee of the Company or any of its Subsidiaries or, to the knowledge of the Company, by any former officer, director or employee of the Company or any of its Subsidiaries.

          (b) Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or as set forth on Schedule 3.21, each ongoing intercompany transaction set forth on Schedule 3.21 or in the SEC Reports is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable in the aggregate for such transaction to the Company as would be available with independent third parties dealing at arms’ length.

     3.22 Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to consummation of the transactions contemplated hereby and by the other Company Agreements, will be, an “investment company” or an entity “controlled by” an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended).

     3.23 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Series A Preferred Stock. No registration of the Series A Preferred Stock pursuant to the provisions of the Securities Act will be required by the offer, sale, or issuance of the Series A Preferred Stock pursuant to this Agreement and no registration of the Conversion Stock upon conversion of the Series A Preferred Stock in accordance with the Articles of Amendment will be required, assuming the accuracy of the Purchaser’s representations contained in Section 4.5.

     3.24 Board Approval; Stockholder Approval.

          (a) The Board of Directors at a meeting duly called and held has unanimously determined the Contemplated Transactions to be in the best interests of the Company and its stockholders and has approved the Contemplated Transactions. The Board of Directors of the Company has received the opinion of its financial advisor, Piper Jaffray & Co., to the effect that, as of the date of such opinion, the issuance of the Series A Preferred Stock is fair from a financial point of view to the Company.

          (b) As of the Closing Date, the Board of Directors has taken all action possible under applicable Kentucky law in order to (i) exempt the Purchaser, in respect to its purchase and conversion of the Series A Preferred Stock and any other securities of the Company acquired pursuant to the Contemplated Transactions and any transaction permitted under Section 9.5 from Sections 12-210 through 12-230 of the KBCA and (ii) exempt the Contemplated Transactions from the requirements of, and from triggering any provisions under, any “moratorium,” “control share,” “fair price,” “interested stockholder,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of any Governmental Authority.

          (c) The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Stockholders Meeting required to approve the Contemplated Transactions is the “Required Vote”. Except for the Required Vote, no approval of the Company Agreements or of the Contemplated Transactions by the holders of any shares of stock of the Company is required in connection with the execution or delivery of the Company Agreements or the consummation of the Contemplated Transactions, whether pursuant to the KBCA, the Articles of Incorporation or Bylaws, the rules and regulations of the NASD, NASDAQ or otherwise.

     3.25 Series A Preferred Stock.

          (a) All shares of the Series A Preferred Stock, when issued and delivered in accordance with the terms of this Agreement, the Articles of Amendment and the other Company Agreements, will be duly and validly issued and outstanding, entitled to the benefits contemplated by the Articles of Amendment, fully paid and nonassessable and free and clear of any Liens (other than any Liens granted by the Purchaser), not subject to preemptive or other similar rights, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (b) All shares of the Common Stock issued and delivered upon conversion of the Series A Preferred Stock, in accordance with the terms of the Articles of Amendment, will, when so issued and delivered, be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any Liens (other than any Liens granted by the Purchaser) and not subject to preemptive or other similar rights.

     3.26 No Brokers or Finders. Except for Piper Jaffray & Co., no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of the Company Agreements or the Contemplated Transactions.

     3.27 Disclosure. Neither this Agreement nor the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

     3.28 Suitability. Neither the Company nor any of its directors, officers, Subsidiaries or, to the knowledge of the Company, other Affiliates (a) has ever been convicted of or, to the knowledge of the Company, indicted for any felony or any crime involving fraud, misrepresentation or moral turpitude, (b) is subject to any Decree barring, suspending or otherwise limiting the right of the Company or such Person to engage in any activity or (c) has ever been denied any License affecting the Company’s or such Person’s ability to conduct any activity currently conducted or currently contemplated to be conducted by the Company, nor, to the knowledge of the Company, is there any basis upon which such License may be denied.

     3.29 Off Balance Sheet Arrangements. Except as disclosed in Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s Form 10-K for the fiscal year ending December 31, 2003, which will be filed with the Commission no later than March 15, 2004, a copy of which in draft form has been previously provided to Purchaser, neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act).

     3.30 Regulatory Compliance.

          (a) The Company and each of its Subsidiaries are in material compliance with (i) to the extent applicable, all rules and regulations of the Medicaid program, including any guidance interpreting such rules and regulations; (ii) all federal laws, rules, regulations and applicable guidance relating to health care fraud and abuse, including, without limitation: (A) the Anti-Kickback Law, 42 U.S.C. §1320a-7b, 42 C.F.R. §1001.952, (B) the federal false coding statute, 42 U.S.C. §1320a-7a, (C) the federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. §411.351 et seq., and (D) the false claims act, 31 U.S.C. §3729 et seq.; (iii) any and all state laws relating to health care fraud and abuse; (iv) state laws relating to Medicaid or any other state health care or health insurance programs; (v) federal or state laws relating to billing or claims for reimbursement submitted to any third party payor; and (vi) any other federal or state laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services, or the billing for or claims for reimbursement for such items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor.

          (b) Since December 31, 1999, neither the Company, any Subsidiary of the Company, nor any director, officer, or, to the knowledge of the Company, any employee or agent, of the Company or any Subsidiary of the Company, with respect to actions taken on behalf of the Company or a Subsidiary of the Company, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (ii) has been excluded from participation in any federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (iv) is a party to or subject to any action or proceeding concerning any of the matters described above in clauses (i) through (iii).

          (c) The Company and each of its Subsidiaries are in compliance in all material respects with all Requirements of Law with respect to matters relating to patient or individual healthcare information, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, as amended, and any rules or regulations promulgated thereunder (collectively, the “Healthcare Information Laws”). The Company and each of its Subsidiaries (i) have undertaken all necessary surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for material compliance under all Healthcare Information Laws, (ii) have developed a plan and time line for coming into material compliance with all Healthcare Information Laws (the “Compliance Plan”) and (iii) have implemented those provisions of the Compliance Plan to ensure that such entity is and will remain in material compliance with all Healthcare Information Laws.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

     4.1 Existence and Power. The Purchaser (a) is duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Company Agreement to which it is a party and the Contemplated Transactions (a) have been duly authorized by all necessary company or other action, (b) do not contravene the terms of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violations, conflicts, breaches or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

     4.3 Governmental Authorization; Third Party Consents. To the Purchaser’s knowledge, except for approval under the HSR Act, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

     4.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and, subject to Equitable Principles, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     4.5 Purchase for Own Account, Etc.

          (a) Purchase for Own Account. The shares of Series A Preferred Stock are being acquired by the Purchaser for its own account and with no current intention of distributing or reselling such shares of Series A Preferred Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Series A Preferred Stock under an effective Registration Statement under the Securities Act or under an exemption from said registration available under the Securities Act. The Purchaser understands and agrees that if the Purchaser should in the future decide to dispose of any Series A Preferred Stock, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing shares of Series A Preferred Stock.

          (b) Purchaser Status. The Purchaser is an “Accredited Investor” (as defined in Rule 501(a)) under the Securities Act.

          (c) Restricted Shares. The Purchaser understands (i) that the shares of the Series A Preferred Stock have not been, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) will not (subject to Section 9.1) be registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the shares of the Series A Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

     4.6 Receipt of Information. The Purchaser represents that it has had an opportunity to ask questions and receive answers and documents from the Company regarding the business, properties, prospects and financial condition of the Company and concerning the terms and conditions of the offering of the Series A Preferred Stock and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

     4.7 No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchaser or any of its Affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

     4.8 Sufficient Funds. The Purchaser will have at the Closing funds sufficient to perform its obligations under this Agreement and to consummate the Contemplated Transactions.

     4.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating to any of the Company Agreements or the Contemplated Transactions which, if determined adversely to the Purchaser, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions. The Purchaser is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

     4.10 Purchaser’s Knowledge. As of the date of this Agreement, the Purchaser is not aware of any facts or circumstances which would result in any of the Company’s representations or warranties in Article 3 containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made not misleading.

     4.11 Medicare and Medicaid Programs. Neither the Purchaser, nor to the Purchaser’s knowledge, any of its Affiliates, Subsidiaries, directors, officers or employees has been excluded from participation in any Medicare or Medicaid program.

ARTICLE 5

COVENANTS OF THE COMPANY

     5.1 No Solicitation. Without limiting the Company’s other obligations under this Agreement, the Company agrees that, from the date hereof until the Closing, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries, or any purchase or sale of a substantial portion of the consolidated assets (including without limitation stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, the equity securities of the Company that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing a substantial portion of the total voting power of the Company (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal, offer or transaction, including any single or multi-step transaction or series of related transactions (other than a proposal or offer made by the Purchaser or any of its Affiliates) being hereinafter referred to as an “Acquisition Proposal”), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company, (A) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer, or (B) from participating in negotiations or discussions with or furnishing information to any Person in connection with an unsolicited bona fide Acquisition Proposal which is submitted in writing by such Person to the Board of Directors of the Company after the date hereof; provided further, however, that prior to participating in any such discussions or negotiations or furnishing any information, (i) the Company receives from such Person an executed confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement, a copy of which shall be provided only for informational purposes to the Purchaser, and (ii) the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel, that such Acquisition Proposal is reasonably likely to be or to result in a Superior Proposal (as defined in Section 6.1(b) hereto) (an Acquisition Proposal which meets all of the conditions set forth in this clause (B), including the Board of Directors of the Company having reached the conclusion set forth in clause (B)(ii), being herein referred to as a “Qualified Acquisition Proposal”), or (C) after the Board of Directors of the Company has received a Qualified Acquisition Proposal, from engaging in negotiations and discussions with the Company’s stockholders with respect to such Qualified Acquisition Proposal. If the Board of Directors of the Company receives an Acquisition Proposal, the Company shall promptly inform the Purchaser in writing of the terms and conditions of such proposal and the identity of the Person making it, and will keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers by any Person (whether written or oral). The Company will, and will cause its Affiliates to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date hereof with any Persons (other than the Purchaser and its Affiliates) conducted heretofore with respect to any Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. The Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which such party or its Subsidiaries is a party; provided, however, that the Company may waive any provisions of a standstill agreement so long as (A) the Company promptly informs the Purchaser in writing of such waiver and the identity of the Person requesting such waiver (and the Company hereby agrees that it will keep the Purchaser informed, on a current basis, of the status and terms of any proposal made by the Person requesting such waiver), (B) such waiver is limited to allowing the party subject to the standstill agreement (x) to submit to the Board of Directors of the Company, on a confidential basis, a written Acquisition Proposal and (y) if such Acquisition Proposal is a Qualified Acquisition Proposal, to pursue discussions and negotiations with respect to such Qualified Acquisition Proposal with the Company, and (C) the Company otherwise observes the terms of this Section 5.1 with respect to such Acquisition Proposal.

     5.2 Regulatory Approval; Litigation.

          (a) Each of the Purchaser and the Company agrees that it will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing all things, which may be required to obtain all necessary actions or non-actions, waivers, consents and approval from Governmental Authorities, including without limitation, (x)(i) preparing and filing, or causing to be prepared and filed, with the appropriate Governmental Authorities, the requisite notification with respect to the Contemplated Transactions pursuant to the HSR Act, (ii) promptly supplying all information requested by Governmental Authorities in connection with the HSR Act notification and cooperating with each other in responding to any such request, (iii) using all reasonable efforts to cause the applicable HSR Act waiting periods to be terminated early or to expire without further inquiry or extension of time by any Governmental Authority and (iv) otherwise causing the HSR Requirements to be satisfied, including by supplying all information requested by Governmental Authorities in connection therewith and (y) obtaining the consent of the NASDAQ for the listing of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, subject only to official notice of issuance; provided, however, that, in connection with obtaining any such action, non-action, waiver, consent or approval, the Purchaser shall not be required to agree, and the Company, without the consent of the Purchaser shall not agree, to any condition or action that the Purchaser reasonably believes would, individually or in the aggregate, adversely affect Purchaser’s ability to obtain the benefits (financial or otherwise) from the Contemplated Transactions (including benefits set forth in the Company Agreements).

          (b) The Purchaser and the Company agree that if any Action is brought seeking to restrain or prohibit or otherwise relates to consummation of the Contemplated Transactions, the parties shall use all commercially reasonable efforts to defend such Action, whether judicial or administrative, and to seek to have any stay or temporary restraining order entered by any court or Governmental Authority reversed or vacated.

     5.3 Board of Directors.

          (a) The Company will take all action necessary (including without limitation using its reasonable best efforts to cause the resignation of certain current members of the Company’s Board of Directors (and committees thereof)) so that, effective as of the Closing Date: (i) the Company’s Board of Directors shall consist of nine members; (ii) three individuals designated by the Purchaser shall be appointed to the Board, including two directors to be elected exclusively by holders of the Series A Preferred Stock; and (iii) one individual shall be appointed by the Company’s Board of Directors. The Purchaser agrees that no more than two out of the three individuals designated by the Purchaser will be officers or employees of the Purchaser or a Purchaser Affiliate. The four individuals so designated for appointment as directors shall be identified in the proxy statement for the Company’s 2004 annual meeting. The Company agrees not to appoint an individual to the fourth vacancy on its Board of Directors other than the individual identified in the proxy statement, except that if the identified individual declines to accept the appointment, the Company’s Nominating Committee shall fill the vacancy only after the Closing Date. The Purchaser further acknowledges that except for the two individuals elected by the holders of the Series A Preferred Stock, directors will be nominated and elected to fill Board seats through the Company’s Nominating Committee and shareholder election process. Any individual designated by the Purchaser and serving on the Board of Directors will be eligible to receive the Company’s customary directors fees.

          (b) Effective as of the Closing Date, the Company shall cause one of the directors designated by the Purchaser who qualifies as an “Independent Director” under the Corporate Governance Rules of The Nasdaq Stock Market, Inc. to be appointed to the Governance and Nominating Committee of the Board of Directors and shall make such revisions to the Charter of the Governance and Nominating Committee as necessary to provide: (i) the Committee will be authorized to recommend to the full Board of Directors candidates for nomination for election to the Board; and (ii) all decisions by the Committee regarding the recommendation of candidates for nomination shall be unanimous. To the Company’s knowledge based on information provided by the Purchaser, the individuals designated by the Purchaser will qualify as Independent Directors.

     5.4 Access.

          (a) From the date hereof until the Closing, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser reasonable access during normal business hours, during the period prior to the Closing, to all its books, records, properties, plants and personnel and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Purchaser (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state laws, as applicable, and (ii) all other information concerning it and its business, properties and personnel as the Purchaser may reasonably request. The Purchaser will hold any information obtained pursuant to this Section 5.4 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement. Any investigation by the Purchaser shall not affect the representations and warranties of the Company or the conditions to its obligations to consummate the transactions contemplated by this Agreement.

          (b) From the date hereof until the Closing, the Company shall promptly keep the Purchaser and its representatives informed of any material development in the business of the Company or its Subsidiaries provided that the unintentional failure to keep the Purchaser and its representatives informed shall not give rise to a claim for damages by any Purchaser. Without limiting the foregoing, from the date hereof until the Closing, the Company shall cause its officers to consult and cooperate with representatives of the Purchaser in order to facilitate a smooth transition as of the Closing. Nothing in this Section 5.4 shall give the Purchaser or its Affiliates any approval rights over the day-to-day activities of the Company.

          (c) During the period through the Closing Date, the Company will promptly provide the Purchaser with copies of the Company’s monthly interim financial reports.

     5.5 Consents. The Company shall (and shall cause its applicable Subsidiary to), on or prior to the Closing, obtain all consents listed or required to be listed on Schedule 3.4 hereto.

     5.6 Legends. Any legends placed on the Series A Preferred Stock or the Common Stock or other securities issuable, if any, pursuant to the Contemplated Transactions shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

ARTICLE 6

STOCKHOLDERS MEETING

     6.1 Preparation of Proxy Statement; Stockholders Meeting.

          (a) The covenants of the Company in this Article 6 are subject to the determination by the Company with the advice of counsel on the issue of whether shareholder approval is required for the transactions contemplated by this Agreement. The Company will seek shareholder approval only if such approval is determined to be necessary or desirable under applicable NASDAQ rules. As promptly as reasonably practicable following the date hereof, the Company shall prepare and file with the Commission a proxy statement (such proxy statement and any amendments or supplements thereto, the “Proxy Statement”) with respect to the Contemplated Transactions. The Proxy Statement shall seek approval of the matters to be submitted for approval at the Stockholders Meeting as provided below. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the Commission as promptly as reasonably practicable after filing with the Commission. The Company shall, as promptly as practicable after receipt thereof, provide the Purchaser copies of any written comments and advise the Purchaser of any oral comments, with respect to the Proxy Statement received from the Commission. The Company shall provide the Purchaser with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the Commission, and with a copy of all such filings made with the Commission. Notwithstanding any other provision herein to the contrary, neither the Proxy Statement nor any amendment or supplement thereto shall be filed or made without the approval of the Purchaser (which approval shall not be unreasonably withheld or delayed). The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. If at any time any information should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchaser and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and disseminated to the stockholders of the Company.

          (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of obtaining the

Required Vote, and any other action that may be required with respect to any of the transactions contemplated by this Agreement) (the “Stockholders Meeting”) and shall take all lawful action to solicit the approval of all such matters by the Company’s stockholders. The Company shall include in the Proxy Statement the recommendation of the Board of Directors in favor of approval of all such matters (the “Board Recommendation”) and the written opinion of Piper Jaffray & Co., dated the date hereof, to the effect that, as of the date hereof, the issuance of the Series A Preferred Stock is fair, from a financial point of view, to the Company; provided, that, the Company shall not be required to include the Board Recommendation in the Proxy Statement if, at the time of the mailing of the Proxy Statement, the Board of Directors of the Company would be permitted to make a Change in the Board Recommendation pursuant to the next sentence of this Section 6.1(b). The Board of Directors of the Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser such recommendation (a “Change in the Board Recommendation”); provided, however, that the Board of Directors of the Company may make a Change in the Board Recommendation in connection with an unsolicited bona fide Acquisition Proposal which is submitted in writing to the Board of Directors of the Company after the date hereof if the Company shall have complied in all respects with the requirements of Section 5.1 with respect to such Acquisition Proposal; provided that the Board of Directors of the Company shall have concluded in good faith, after consulting with its outside financial advisors and counsel that such Acquisition Proposal is financially superior to the holders of the Common Stock than the Contemplated Transactions, taking into account all relevant factors (including financing, required approvals and the timing and likelihood of consummation and the post-closing prospects for the Company) (a “Superior Proposal”) and that the failure to take such action would reasonably be likely to violate the obligations of the directors under Kentucky law. Unless this Agreement shall have been terminated in accordance with its terms, the Company shall comply with all of its obligations under this Agreement, including calling and holding a Stockholders Meeting under this Section 6.1(b) and submitting the matters set forth in Section 3.24(c) to a vote of the stockholders of the Company, even if the Board of Directors of the Company determines at any time after the date hereof to make a Change in the Board Recommendation.

ARTICLE 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

     7.1 Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser:

          (a) Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Company shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchaser a certificate, dated the date of the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

          (b) Opinion of Counsel to the Company. The Purchaser shall have received the legal opinion of Frost Brown Todd LLC, counsel to the Company, dated the Closing Date, addressed to the Purchaser, in form and content customary for transactions of the nature described in this Agreement and reasonably satisfactory to the Purchaser. The Purchaser acknowledges that Frost Brown Todd LLC is not the Company’s regulatory counsel and the opinion letter will exclude from the scope of the opinion regulatory matters.

          (c) No Actions.

               (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or the Purchaser, which Action is reasonably likely to (x) restrain or prohibit the consummation of any of the Contemplated Transactions, or (y) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole.

               (ii) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

          (d) Stockholder Approval. The Required Vote shall have been obtained and shall be in full force and effect.

          (e) No Material Adverse Effect. Since the date hereof, no event or development shall have occurred (or failed to occur) and there shall be no circumstance (and the Purchaser shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (f) Shareholder Stock Purchase Agreements. The consummation of the acquisition by the Purchaser of at least 3,700,000 shares of Common Stock pursuant to the Shareholder Stock Purchase Agreements.

          (g) Consents. Any and all consents, approvals, orders, Licenses and other actions (i) necessary to be obtained from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing shall have been obtained and delivered to Purchaser without any limitation, restriction or requirement that would adversely affect the ability of the Purchaser to obtain the benefits (financial or otherwise) from the Contemplated Transactions, and any applicable waiting periods (and any extensions thereof) shall have been terminated or shall have expired, and (ii) necessary to be obtained from parties other than Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing (except for those consents, approvals, orders, Licenses and other actions, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) shall have been obtained and delivered to Purchaser without any material adverse change in the terms or conditions of any Contractual Obligation, and all such consents, approvals, orders, Licenses and other actions shall be in full force and effect.

          (h) NASDAQ Listing. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

          (i) Company Agreements. The Company shall have entered into the Registration Rights Agreement. The Articles of Amendment in the form attached hereto as Exhibit A shall have been filed with and accepted for record by the Secretary of Commonwealth of Kentucky in accordance with the KBCA.

          (j) Voting Agreement. The Purchaser and Ronald G. Geary shall have entered into the Voting Agreement.

          (k) Waiver of Senior Credit Facility Covenant. Bank One shall have waived the covenant in Section 2.2(c) of the Senior Credit Facility loan agreement regarding the use of equity investment proceeds to pay down the Senior Credit Facility.

ARTICLE 8

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

     8.1 Conditions to Closing. The obligation of the Company to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

          (a) Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects on such date); the Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and the Purchaser shall have delivered to the Company a certificate, dated the date of the Closing Date and signed by the Purchaser, to the foregoing effect.

          (b) No Actions.

               (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or the Purchaser, which Action is reasonably likely to (x) restrain or prohibit the consummation of any of the Contemplated Transactions, or (y) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole.

               (ii) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal or otherwise relates to the consummation of any of the Contemplated Transactions.

          (c) Stockholder Approval. The Required Vote shall have been obtained and shall be in full force and effect.

          (d) Consents. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained (i) from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing and (ii) from parties other than Governmental Authorities in order to consummate the Contemplated Transactions shall have been obtained (except for those consents, approvals, orders, Licenses and other actions, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), and any applicable waiting periods (and any extensions thereof) shall have been terminated or shall have expired.

ARTICLE 9

REGISTRATION RIGHTS;
OTHER AGREEMENTS OF THE COMPANY AND THE PURCHASER

     9.1 Registration Rights. On or prior to the Closing Date, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with respect to the Registrable Securities having the terms set forth in Exhibit C hereto.

     9.2 Other Registration Rights. The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than the Purchaser if such rights would or could reasonably be expected to frustrate, impede or limit the Purchaser’s rights pursuant to the Registration Rights Agreement.

     9.3 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell the Series A Preferred Stock or the Common Stock into which the Series A Preferred Stock may be converted pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

     9.4 Availability of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock, at least the full number of shares of Common Stock then issuable upon the conversion of such securities. The Company will, from time to time, in accordance with the laws of the Commonwealth of Kentucky, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Series A Preferred Stock.

     9.5 Additional Purchaser Covenants. For the period commencing with the date of this Agreement and terminating on the date six months after the Closing Date, the Purchaser agrees:

          (a) not to make a tender offer for additional shares of the Common Stock of the Company or propose any other transaction with respect to the Common Stock of the Company that would constitute a “Rule 13e-3 Transaction” (or “going private transaction”) within the meaning of Rule 13e-3 under the Exchange Act, unless a third party unrelated to the Purchaser or any Purchaser Subsidiary or Affiliate makes a tender offer, whereupon the Purchaser shall have a right to make a tender offer;

          (b) not to support any proposal by the Company to make a self-tender offer for its Common Stock or other proposed transaction by the Company that would constitute a “Rule 13e-3 Transaction” (or “going private transaction”) within the meaning of Rule 13e-3 under the Exchange Act, unless the proposed transaction is approved by a majority of the current directors of the Company who continue to serve as directors after the Closing; and

          (c) not to purchase any shares of Company Common Stock in open market purchases or otherwise.

     9.6 Management Services Arrangement. The Company and the Purchaser contemplate entering into a management services arrangement, effective as of the date of the Closing, pursuant to which the Company shall pay to the Purchaser a $350,000.00 annual fee in consideration of the performance of certain mutually agreed upon management services. The management services arrangement will terminate when the Purchaser no longer holds at least 26,452 shares of Series A Preferred Stock (shares converted into Company Common Stock shall not be considered to be shares of Series A Preferred Stock held by the Purchaser for purposes of this Section 9.6).

ARTICLE 10

TERMINATION OF AGREEMENT

     10.1 Termination.

          (a) This Agreement may be terminated prior to the Closing as follows:

               (i) by either the Purchaser or the Company if (A) the Closing shall not have occurred before August 31, 2004 (except that this date shall be extended until September 30, 2004 if the only remaining condition to the parties’ obligations to close is the obtaining of regulatory approvals), or (B) the approval of the Company’s stockholders, as set forth in Section 6.1(b) hereof, shall not have been obtained by reason of the failure to obtain the Required Vote at a duly held meeting of stockholders or any adjournment thereof;

               (ii) at the election of the Purchaser, if (A) prior to the Closing Date there shall have been a breach of any of the Company’s representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company, (B) the Board of Directors shall have (x) failed to make the Board Recommendation, (y) withdrawn the Board Recommendation or (z) modified or qualified, in any manner adverse to the Purchaser, the Board Recommendation (or resolved or proposed to take any such action referred to in clause (x), (y) or (z)), in each case whether or not permitted by the terms hereof, or (C) the Company shall have breached its obligations under this Agreement by reason of either a breach of Section 5.1, a failure to call and hold the Stockholders Meeting in accordance with Section 6.1(b), a failure to prepare and mail to its stockholders the Proxy Statement in accordance with Section 6.1(a), unless such failure was caused by the actions or inactions of the Purchaser (or its representatives) in violation in any material respect of their obligations under this Agreement;

               (iii) at the election of the Company, if prior to the Closing Date there shall have been a breach of any of the Purchaser’s representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchaser;

               (iv) at the election of the Company or the Purchaser, if any Governmental Authority has taken any Action, which Action is final and not subject to appeal, seeking to prevent the consummation of the Closing or any other Contemplated Transaction and the Company or the Purchaser, as the case may be, reasonably and in good faith deem it impracticable or inadvisable to proceed in view of such Action; provided, however, that the party terminating this Agreement pursuant to this Section 10.1(iv) shall have used all best efforts to have such Action vacated;

               (v) at the election of the Company, if (A) the Company is not in breach in any material respect of any of the terms of this Agreement, (B) the Board of Directors of the Company shall have made a Change in the Board Recommendation in accordance with Section 6.1 and authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (the “Alternative Transaction Notice”), (C) the Purchaser does not make, prior to 10 Business Days after receipt of the Alternative Transaction Notice, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal taking into account all relevant factors (including financing, required approvals, the timing and likelihood of consummation and the post-closing prospects for the Company) and (D) the Company prior to such termination pays to the Purchaser in immediately available funds the fees and expenses required to be paid pursuant to Section 10.3 and Section 12.2(b); or

               (vi) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser.

          (b) If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Sections 10.2 and 10.3.

     10.2 Survival after Termination. If this Agreement terminates pursuant to Section 10.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Articles 7 and 8 or on account of the termination of this Agreement, each resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 3.26 and 4.7, this Section 10.2, Sections 10.3, 11.1 and 11.2 and Article 12 shall survive any termination of this Agreement.

     10.3 Termination Payment. If this Agreement is terminated pursuant to Section 10.2, and

          (a) (i) the Company is not in default under this Agreement, (ii) the Company has satisfied the requirements of Sections 6.1 and there has not been a Change in the Board Recommendation, (iii) the Purchaser is not in default under this Agreement, and (iv) the Required Vote is not obtained, then the sole remedy of the Purchaser upon termination of this Agreement shall be the payment of $250,000.00 in Transaction Expenses, and neither party shall have any further right to consideration or damages from against the other party arising out of the failure to close the transactions contemplated by this Agreement;

          (b) the Purchaser is in default under this Agreement, then (i) the Company shall have the right to pursue all remedies available to it in law and equity for a breach of this Agreement by the Purchaser, and (ii) the Purchaser shall have no right to any termination payment, payment of Transaction Expenses or other consideration or damages from the Company;

          (c) (i) the Company is in default under this Agreement (except for a failure to satisfy the requirements of Section 6.1 which failure falls within the scope of Section 10.3(d)) , and (ii) the Purchaser is not in default under this Agreement, then the Company shall pay Onex Partners Manager LP a termination payment equal to three percent of the sum of (i) $50,000,000.00 plus (ii) the aggregate purchase price payable pursuant to the Shareholder Stock Purchase Agreement, along with any Transaction Expenses, and upon payment of such termination payment and Transaction Expenses, the Purchaser shall have no right to any other consideration or damages from the Company;

          (d) (i) the Purchaser is not in default under this Agreement, (ii) the Company fails to satisfy the requirements of Section 6.1 and the Company is not otherwise in default under the Agreement, and (iii) the Company receives prior to termination of this Agreement an Acquisition Proposal and the Board approves such Acquisition Proposal within 12 months after the date of termination of this Agreement, then the Company shall pay Onex Partners Manager LP a termination payment equal to three percent of $50,000,000.00, along with any Transaction Expenses payable pursuant to Section 12.1, and upon payment of such termination payment and Transaction Expenses, the Purchaser shall have no further right to any other consideration or damages from the Company.

     If the Purchaser is not entitled to a termination fee pursuant to Sections 10.3(a), (c) or (d), then the Purchaser shall have no right to any consideration, damages from the Company arising out of the termination of this Agreement.

ARTICLE 11

INDEMNIFICATION

     11.1 Indemnification.

          (a) The Company hereby agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a "Purchaser Indemnitee”) from and against all Claims, including without limitation, interest, penalties and attorneys’ fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of (i) any wrongful action or inaction by the Company in connection with the authorization, execution, delivery and performance of this Agreement or the Company Agreements, or (ii) breach of any of the Company’s representations, warranties or obligations under this Agreement, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Company’s wrongful action or inaction. If the Closing occurs, any payment by the Company to any Purchaser Indemnitee pursuant to Section 11.1 shall be treated for all income tax purposes as an adjustment to the price paid by the Purchaser for the Series A Preferred Stock pursuant to this Agreement.

          (b) The Purchaser hereby agrees to indemnify, defend and hold harmless the Company, its Affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a “Company Indemnitee”) from and against all Claims, including without limitation, interest, penalties and attorneys’ fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Company Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of (i) any wrongful action or inaction by the Purchaser in connection with the authorization, execution, delivery and performance of this Agreement, or (ii) breach of the Purchaser’s representations, warranties and obligations under this Agreement, except to the extent that the Company Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Purchaser’s wrongful action or inaction. If the Closing occurs, any payment by the Purchaser to any Company Indemnitee pursuant to Section 11.1 shall be treated for all income tax purposes as an adjustment to the price paid by the Purchaser for the Series A Preferred Stock pursuant to this Agreement.

     11.2 Terms of Indemnification. The obligations and liabilities of the Company or Purchaser with respect to Claims by third parties will be subject to the following terms and conditions: (a) a Purchaser or Company Indemnitee (“Indemnitee”), as applicable, will give the other party prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by such Indemnitee, directly or indirectly, and the party subject to the Section 11.1 indemnification obligation (“Indemnifying Party”) will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Indemnitee; provided that the failure of any Indemnitee to give notice as provided in this Section 11.2 shall not relieve the Indemnifying Party of its obligations under this Article 11, except to the extent that such failure has materially and adversely affected the rights of the Indemnifying Party; (b) if within a reasonable time after notice of any Claim, the Indemnifying Party fails to defend, such Indemnitee will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a Claim may materially and adversely affect an Indemnitee other than as a result of money damages or other money payments, such Indemnitee will have the right at its own expense to defend, or co-defend, such Claim; (d) neither the Indemnifying Party nor the Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; (e) with respect to any Claims asserted against a Indemnitee, such Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, a conflict of interest between such Indemnitee and the Indemnifying Party exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by the Company; and (f) the Indemnifying Party will provide each Indemnitee reasonable access to all records and documents of the Company relating to any Claim.

     11.3 Limitations on Indemnification.

        (a) No party shall be entitled to indemnification with respect to any breach of a representation or warranty if such party (including such party’s financial and professional advisors) has knowledge of such breach prior to the Closing.

        (b) No party shall be entitled to indemnification with respect to any breach of a representation or warranty until the aggregate amount of the other party’s indemnification obligations under this Section 11 exceeds $2,000,000.00, whereupon, the indemnifying party shall be obligated to pay the full amount of the indemnification obligation beginning with the first dollar.

        (c) The indemnification obligation of the Company under this Agreement shall not exceed $50,000,000.00 in the aggregate.

        (d) No party shall be entitled to special or consequential damages. The indemnification rights under this Section 11 shall be the sole remedy of a party for Claims arising out of the transactions contemplated by this Agreement.

ARTICLE 12

MISCELLANEOUS

     12.1 Survival. Subject to the limitations on survival set forth in this Section 12.1, all representations and warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement shall survive the Closing. Representations and warranties of the Company and the Purchaser shall survive the Closing for a period of 15 months. Each party’s indemnification obligation under Article 11 shall survive for a period of 15 months after the Closing Date, except for claims made prior to such date.

     12.2 Fees and Expenses.

        (a) The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions (including without limitations expenses incurred in connection with the filing, printing and mailing of the Proxy Statement).

        (b) If the Agreement is terminated and the Purchaser is entitled to a termination fee pursuant to Sections 10.3(a), (c) or (d), then the Company shall reimburse the Purchaser for the reasonable, documented out-of-pocket expenses of the Purchaser or any of their Affiliates (whether or not incurred prior to the date hereof) not to exceed $500,000 in the aggregate, including, without limitation, the fees, disbursements and other reasonable expenses of attorneys, accountants and any other advisors thereto, arising out of or relating to the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions and all filing fees and expenses incurred by the Purchaser in connection with any filing by the Purchaser under the HSR Act (“Transaction Expenses”). Such reimbursement shall be made from time to time not later than the third Business Day following the date on which the Purchaser provides a written documented statement of their theretofore unreimbursed expenses to the Company.

        (c) The Company acknowledges that the Purchaser will not be responsible for Piper Jaffray & Co.’s fees and expenses arising out of the transactions contemplated by this Agreement.

     12.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Company:

Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223
Attn: Ronald G. Geary, Chairman, President and CEO
Telecopy: (502) 394-2164

     with a copy to:

Frost Brown Todd LLC
400 West Market Street, 32nd Floor
Louisville, Kentucky 40202-3363
Attn: C. Edward Glasscock
Telecopy: (502) 581-1087

(b)	if to any of the Purchasers:

c/o Onex Partners LP
c/o Onex Partners GP LP
712 Fifth Avenue, 40th Floor
New York, New York 10019
Attn: Robert M. LeBlanc, Managing Director
Telecopy: (212) 582-0909

     with a copy to:

Stites & Harbison PLLC
400 West Market Street
Suite 1800
Louisville, Kentucky 40202
Attn: James C. Seiffert
Telecopy: (502) 587-6391

     Any party may by notice given in accordance with this Section 12.3 designate another address or Person for receipt of notices hereunder.

     12.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Article 11, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, without the prior written consent of the Company, (x) prior to the Closing the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any Affiliate of the Purchaser and (y) after the Closing the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of shares of the Series A Preferred Stock. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

     12.5 Amendment and Waiver.

        (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

        (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company (in the case of any amendment, supplement, modification or waiver after the Closing, with the approval of not less than a majority of the directors not appointed by the Purchaser) and the Purchaser.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     12.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the Commonwealth of Kentucky without giving effect to the principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of the United States of America, in each case located in the County of Jefferson, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 12.3, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Jefferson or the United States of America, in each case located in the County of Jefferson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     12.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     12.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the Company Agreements referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, and the Company Agreements referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

     12.11 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Company and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Contemplated Transactions and to otherwise carry out the intent of the parties hereunder. In furtherance and not in limitation of the foregoing, the Company agrees to all actions necessary to give effect to the voting rights of the Series A Preferred Stock in accordance with the terms thereof.

     12.12 Public Announcements. Except as required by any Requirement of Law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the other parties, and, during the period from the date hereof until thirty (30) days after the Closing Date, without the approval of the other parties (such approval not to be unreasonably withheld or delayed).

     12.13 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

     12.14 Subsidiaries. Whenever this Agreement provides that a Subsidiary of the Company is obligated to take or refrain from taking any action, the Company shall cause such Subsidiary to take or refrain from taking such action.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

RES-CARE, INC.

By:	/s/ Ronald G. Geary

Title: Chairman, President and Chief Executive Officer

ONEX PARTNERS LP

By:	ONEX PARTNERS GP LP, its General Partner

By:	/s/ Robert M. Le Blanc

Robert M. Le Blanc, Managing Director

ONEX AMERICAN HOLDINGS II LLC

By:	/s/ Eric J. Rosen

Title: Director

ONEX US PRINCIPALS LP

By:	ONEX AMERICAN HOLDINGS GP LLC, its General Partner

By:	/s/ Eric J. Rosen

Title: Director

RES-CARE EXECUTIVE INVESTCO LLC

By:	/s/ Robert M. Le Blanc

Title: Director

Guarantees

     The undersigned hereby guarantees the performance by each of Onex American Holdings II LLC, Onex US Principals LP, Res-Care Executive Investco LLC of their respective obligations under this Agreement.

ONEX PARTNERS LP
By	/s/ Robert M. Le Blanc

Robert M. Le Blanc, Managing Director,
Onex Partners GP LP

     The undersigned hereby guarantees the performance by Onex Partners LP of its obligations under this Agreement and the guarantee by Onex Partners LP of the obligations of Onex American Holdings II LLC, Onex US Principals LP, Res-Care Executive Investco LLC under this Agreement.

ONEX CORPORATION

By:	/s/ Robert M. Le Blanc

Title: Managing Director

EXHIBITS

Exhibit A            Articles of Amendment

Exhibit B            Voting Agreement

Exhibit C            Registration Rights Agreement

Exhibit D            Shareholder Stock Purchase Agreements

SCHEDULES

Schedule 3.2 - Subsidiaries

Schedule 3.3 - Corporate Authorization; No Contravention

Schedule 3.4 - Governmental Authorization; Third Party Consent

Schedule 3.6 - Capitalization of the Company and its Subsidiaries

Schedule 3.7 - SEC Documents; Sarbanes-Oxley Compliance

Schedule 3.8 - Absence of Certain Developments

Schedule 3.10 - Compliance with Laws

Schedule 3.11 - Litigation

Schedule 3.13 - Environmental

Schedule 3.14 – Taxes

Schedule 3.15 – Title to Property and Assets; Leases

Schedule 3.16 – Compliance with ERISA

Schedule 3.17 – Labor Relations

Schedule 3.20 – Intellectual Property

Schedule 3.21 – Affiliate Transactions

Appendix C

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
RES-CARE, INC.

     Res-Care, Inc., a Kentucky corporation (the “Corporation”), certifies that pursuant to the authority contained in its Articles of Incorporation (the “Articles of Incorporation”), and in accordance with the provisions of Section 6-020 of the Kentucky Business Corporation Act (the “KBCA”), its Board of Directors (the “Board of Directors”) has adopted the following resolution creating a series of its Preferred Stock designated as Series A Convertible Preferred Stock.

     RESOLVED, that a series of authorized Preferred Stock of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions set forth below.

     FURTHER RESOLVED, that the Corporation’s Articles of Incorporation are hereby amended by adding a new Article VI.C to read in its entirety as follows:

PREFERENCES AND RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK

     SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 48,095 shares of Series A Preferred Stock.

     SECTION 2. RANK. The Series A Preferred Stock shall, except as otherwise provided below, with respect to payment of dividends, distributions, redemption payments and rights upon any Liquidation of the Corporation, rank (i) senior to all Junior Securities, (ii) on a parity with all Parity Securities, and (iii) junior to all Senior Securities.

     SECTION 3. DIVIDENDS AND DISTRIBUTIONS. Holders of shares of Series A Preferred Stock shall be entitled to receive dividends and distributions paid by the Corporation to holders of Common Stock on an as-converted basis, with the deemed date of conversion being the date such dividend or distribution is declared.

     SECTION 4. LIQUIDATION.

        (a) In the event the Corporation shall liquidate, dissolve, wind up or make any assignment for the benefit of creditors (any such event, a “Liquidation”), each holder of shares of Series A Preferred Stock shall be entitled to receive the Liquidation Preference.

        (b) In the event of any Liquidation, holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Preference of the shares held by them until payment in full or provision has been made for the payment of all claims of creditors of the Corporation and the liquidation preference of any Senior Securities, plus accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date shall have been paid in full; (ii) shall be entitled to receive the Liquidation Preference of the shares held by them, in preference to and in priority over any distributions upon any Junior Securities; and (iii) with respect to distributions paid after the holders of any Junior Securities other than Common Stock have received any preferential distributions to which they are entitled and after holders of Common Stock have received distributions per share equal to the Liquidation Preference, to share ratably with holders of the Common Stock in any subsequent distribution of the assets of the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of shares of Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, the holders of all such shares shall share ratably in proportion to the full respective preferential amounts payable on such shares in any distribution.

        (c) For the purposes of this Section 4, neither the sale of all or substantially all of the assets of the Corporation nor the consolidation or merger of the Corporation with or into any other entity shall be deemed to be a Liquidation of the Corporation, unless such sale, consolidation or merger shall be in connection with a plan of Liquidation (in which event the holders of shares of Series A Preferred Stock shall be entitled to receive the Liquidation Preference).

        (d) If there are fewer than 14,428 shares of Series A Preferred Stock held by the Initial Holders, the holders of shares of Series A Preferred Stock shall no longer be entitled to receive the Liquidation Preference in preference to and in priority over any distributions upon any Junior Securities and shall share ratably with holders of the Common Stock in any distribution of the assets of the Corporation.

     SECTION 5. VOTING RIGHTS.

        (a) General. Each share of Series A Preferred Stock shall entitle the holder thereof to notice of, to attend and to vote, in person or by proxy, on all matters submitted for a vote of the Corporation’s shareholders at any special or annual meeting of stockholders, with the Common Stock and any other series or class of Voting Securities voting together as a single class with all other shares entitled to vote thereon except in cases where a vote of the holders of shares of Series A Preferred Stock, voting separately as a class, is required by law or by the Articles of Incorporation, as amended. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares that the Series A Preferred Stock are convertible into on the Issuance Date, subject to adjustment only if the Corporation shall (A) subdivide the outstanding shares of any class of Common Stock into a greater number of shares, including by way of a stock dividend, or (B) combine the outstanding shares of any class of Common Stock into a smaller number of shares, in which case the number of votes that each share of Series A Preferred Stock shall be entitled to cast in effect immediately prior to such action shall be adjusted by multiplying such number of votes by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto.

        (b) Voting With Respect to Certain Matters. For so long as any shares of Series A Preferred Stock are outstanding, in addition to any vote or consent of stockholders required by applicable law or by the Articles of Incorporation, the Corporation shall not effect or validate, without the affirmative vote, given in person or by proxy at any meeting called for such purpose, or written consent, of the holders of a majority of the shares of Series A Preferred Stock at any time issued and outstanding, acting as a single class any reclassification of the Series A Preferred Stock or any amendment, alteration or repeal, or any replacement (including as a result of a merger or consolidation involving the Corporation in which different articles of incorporation govern the Corporation or the surviving corporation in the merger or otherwise by operation of law), of any provision of the Corporation’s Articles of Incorporation or Bylaws which adversely affects the dividend or liquidation preferences, voting powers or other rights of the holders of the Series A Preferred Stock. In connection with any right to vote as a single class pursuant to this Section 5(b), each holder of shares of Series A Preferred Stock shall have one vote for each share held.

        (c) Special Voting Rights for Directors and Related Matters. In addition to any other rights to elect directors which the holders of shares of Series A Preferred Stock may have, from and after the Issuance Date (i) if there are at least 31,262 shares of Series A Preferred Stock held by the Initial Holders (shares converted into Common Stock shall not be considered to be shares of Series A Preferred Stock held by the Initial Holders for purposes of this Section 5(c)), then the holders of such shares of Series A Preferred Stock shall be entitled to nominate and elect, at such meeting of stockholders or by written consent in lieu thereof, two members of the Corporation’s Board of Directors, (ii) if there are less than 31,262 shares, but at least 14,428 shares of Series A Preferred Stock held by the Initial Holders, then the holders of such shares of Series A Preferred Stock shall be entitled to nominate and elect, at such meeting of stockholders or by written consent in lieu thereof, one member of the Corporation’s Board of Directors, and (iii) if there are less than 14,428 shares of Series A Preferred Stock held by the Initial Holders, then the holders of such shares of Series A Preferred Stock shall have no special rights to elect directors and such shares shall merely have the voting rights, including the right to vote on the election of directors, provided in Section 5(a). A reduction in the number of shares of Series A Preferred Stock outstanding shall not shorten the term of a Designated Director.

        (d) Election Procedures for Designated Directors. The right of the holders of shares of Series A Preferred Stock to elect directors as described in Section 5(c) may be exercised at any annual meeting of stockholders held for the purpose of electing directors, or by the written consent of the holders of shares of Series A Preferred Stock acting without a meeting pursuant to Section 7-040 of the KBCA. At any meeting held for the purpose of electing directors at which the holders of shares of Series A Preferred Stock shall have the right to elect directors as described in Section 5(c), the presence in person or by proxy of the holders of a majority of the then outstanding shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of shares of Series A Preferred Stock shall not prevent the election of directors, if any, other than the directors to be elected by the holders of shares of Series A Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the directors to be elected by the holders of shares of Series A Preferred Stock, and (y) in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of shares of Series A Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors which such holders are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

        (e) Designated Directors.

            (1) Except as otherwise provided for herein, any director nominated and elected by the holders of Series A Preferred Stock pursuant to Section 5(d) (the “Designated Directors”) shall serve a term equal in length to the term of directors elected by holders of Common Stock. Each Designated Director shall be entitled to all rights of voting and participation as are directors of the Corporation generally. The holders of shares of Series A Preferred Stock shall be entitled exclusively, by affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock then outstanding or by written consent in lieu thereof, at any time to remove any Designated Director. Any other provision of the Articles of Incorporation, as amended or Bylaws of the Corporation notwithstanding, no Designated Director may be removed except in the manner provided for in this Section 5(e). Vacancies among the Designated Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled at any time, but only by the affirmative vote of holders of a majority of the total number of shares of Series A Preferred Stock cast, voting at a meeting together as a single class, or by a majority of the total number of shares of Series A Preferred Stock then outstanding acting by written consent in lieu thereof. Any director so chosen shall hold office for a term expiring on the date the term of office of the director such newly elected director shall have replaced would have expired.

            (2) During such period as the holders of shares of Class A Preferred Stock are entitled to elect Designated Directors pursuant to Section 5(c), the following actions by the Corporation’s Board of Directors shall not be undertaken without the unanimous approval of the Designated Directors:

                (i) the adoption or entering into of any “poison pill” rights plan or any similar plan or agreement, or the payment of any dividend of any rights to purchase stock of the Corporation in connection with such a plan or agreement;

                (ii) any issuance or incurrence of (or agreement to issue or incur, including by way of an acquisition of any entity, or any merger, business combination or similar transaction or as a result of any amendment to any indenture, credit agreement or other similar instrument) Debt, other than any borrowing that does not cause the Corporation to have aggregate Debt at any time outstanding in an amount in excess of the Permitted Debt;

                (iii) the hiring and termination of the Corporation’s Chief Executive Officer;

                (iv) the approval of any new stock option, restricted stock, stock purchase or stock bonus plan, agreement or arrangement providing for the issuance of shares of Common Stock or any increase in the number of shares of Common Stock issuable under any such plans existing as of December 31, 2003;

                (v) any action by the Board of Directors to change the number of positions on the Corporation’s Board of Directors; or

                (vi) the declaration and payment of dividends on the Corporation’s capital stock in an amount greater than $10 million per year.

        (f) Certain Restrictions. For so long as the Initial Holders Beneficially Own at least 26,452 shares (shares converted into Common Stock shall not be considered to be shares of Series A Preferred Stock held by the Initial Holders for purposes of this Section 5(f)) of Class A Preferred Stock, the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Class A Preferred Stock voting as a separate class, effect, validate or enter into any agreement with respect to, any of the following:

            (1) any authorization, issuance or reclassification, of any of the Corporation’s equity securities or any Convertible Securities, or any derivative or similar securities with respect to any of the foregoing, other than the issuance of (w) Permitted Options, or (x) shares of Junior Securities;

            (2) the authorization or creation of, or the increase in the authorized amount of, or the issuance of any shares of any class or series of (or the reclassification of any securities into), Senior or Parity Securities;

            (3) the liquidation, dissolution, filing of any voluntary bankruptcy petition, assignment for the benefit of creditors, winding up or reorganization of the Corporation, other than any liquidation, dissolution, winding up or reorganization which is part of transaction with respect to which the holders of shares of Class A Preferred Stock failed to exercise their right of first refusal pursuant to Section 5(g);

            (4) any amendment to the Corporation’s Articles of Incorporation, if such amendment would require the vote of the holders of the Class A Preferred Stock as a class under Section 10-040 of the KBCA; or

            (5) for a period of 18 months after the Issuance Date, the sale, directly or indirectly, of substantially all of the Corporation’s assets or equity (by merger, consolidation or otherwise).

        (g) Right of First Refusal. For so long as the Initial Holders Beneficially Own at least 26,452 shares (shares converted into Common Stock shall not be considered to be shares of Series A Preferred Stock held by the Initial Holders for purposes of this Section 5(g)) of Class A Preferred Stock, the Corporation shall not sell, directly or indirectly, substantially all of the Corporation’s assets or equity (by merger, consolidation or otherwise) without first giving the holders of shares of Class A Preferred Stock the right to acquire such assets or equity on the same terms and conditions. The Corporation’s Board of Directors shall establish reasonable terms and procedures relating to the implementation of the right of first refusal set forth in this Section 5(g), which shall include at least 10 business days within which to consider whether to exercise the right of first refusal set forth in this Section 5(g).

        (h) Optional Redemption. If the holders of shares of Class A Preferred Stock fail to approve a transaction for which a vote of the holders of shares of Class A Preferred Stock is required under Section 5(f)(5), then the Corporation shall have the option to redeem all, but not less than all, of the outstanding shares of Class A Preferred Stock. The Corporation shall exercise its rights by giving the holders of shares of Class A Preferred Stock written notice of the exercise of its rights under this Section 5(h) within 10 business days after the date of the shareholder vote pursuant to Section 5(f)(5). The closing by the Corporation of the redemption of the shares of Class A Preferred Stock shall be conditioned upon and shall occur simultaneously with the closing of the transaction falling within the scope of Section 5(f)(5). The redemption price payable pursuant to this Section 5(h) shall be an amount equal to the Liquidation Preference plus dividends at the rate per share (as a percentage of the Liquidation Preference per share) equal to 10% per annum compounded annually, commencing on the Issuance Date and payable through the date of redemption, payable in cash at the closing. Holders of shares of Class A Preferred Stock shall have the option to convert their shares to Common Stock at any time prior to the date of redemption.

        (i) Put Rights. Commencing on the date 18 months after the Issuance Date, if the Corporation closes a sale, directly or indirectly, or substantially all of the Corporation’s assets or equity (by merger, consolidation or otherwise), holders of shares of Preferred Stock may require the Corporation to redeem their shares of Class A Preferred Stock, simultaneously with the closing of the transaction falling within this scope of Section 5(i). Holder of shares of Class A Preferred Stock desiring to exercise their put rights under this Section 5(i) shall be required to give the Corporation written notice of the exercise of their rights under this Section 5(i) on or prior to the date of the shareholders’ meeting approving the transaction or such put rights shall terminate. The redemption price payable pursuant to this Section 5(i) shall be an amount equal to the Liquidation Preference for the redeemed shares, payable in cash at the closing.

        (j) Transfer Restrictions. No Initial Holder may sell or transfer shares of Series A Preferred Stock to any Person other than another Initial Holder or its Affiliates. This Section 5(j) shall not restrict the right of an Initial Holder to sell or transfer shares of Common Stock issued upon the conversion of Series A Preferred Stock pursuant to Section 6.

     SECTION 6. CONVERSION.

        (a) Conversion at Holder’s Option. Any holder of shares of Series A Preferred Stock may, at any time and from time to time after the Issuance Date, convert any or all shares of Series A Preferred Stock held by such holder, into a number of shares of Common Stock calculated by dividing, for each share of Series A Preferred Stock to be converted, (1) the Stated Value, at the date upon which the conversion takes place by (2) $10.50, subject to adjustment as described in Section 6(f) (the “Conversion Price”). If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

        (b) Conversion Procedures.

            (i) The holder of any shares of Series A Preferred Stock may exercise its right to convert such shares by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose a certificate or certificates, duly endorsed, representing the shares of Series A Preferred Stock to be converted, accompanied by a written notice stating (i) the number of shares of Series A Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued and (iii) the date (the “Conversion Date”) upon which such holder wants such conversion to take place, which shall be no earlier than three Business Days from the date of surrender of such certificates.

            (ii) The Corporation shall, prior to the Conversion Date, issue and deliver to or upon the order of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder). In the event that less than all of the shares of Series A Preferred Stock represented by any certificate are converted, a new certificate representing the unredeemed shares shall be promptly issued to the holder thereof without cost to such holder.

            (iii) Such conversion right with respect to any shares of Series A Preferred Stock shall be deemed to have been exercised on the Conversion Date and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of Common Stock upon such date; provided, however, that nothing in this sentence shall relieve the Corporation of its obligation to deliver to the person or persons entitled to receive the Common Stock issuable upon conversion certificates therefor and to make the payment required by Section 6(c), if applicable.

        (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, shall instead be rounded to the closest whole number of shares.

        (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion or due upon the issuance of a new certificate or certificates for any shares of Series A Preferred Stock not converted. The holder, however, shall pay any such tax that is due because any such shares of Common Stock or Series A Preferred Stock are issued in a name other than the name of the holder.

        (e) The Corporation shall at all times keep reserved out of its authorized but unissued Common Stock, free from Liens and not subject to any preemptive or other similar rights, a sufficient number of shares of Common Stock to permit the conversion of all of the then outstanding shares of Series A Preferred Stock. For the purposes of this Section 6(e), the full number of shares of Common Stock then issuable upon the conversion of all then outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Kentucky and its Articles of Incorporation, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. All shares of Common Stock issued upon conversion of shares of Series A Preferred Stock shall be issued without charge and shall be validly issued, fully paid, nonassessable and free and clear of (i) any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction (other than restrictions on transfer imposed by federal or state securities laws) or other security interest of any kind or nature whatsoever (collectively, “Liens”), other than any such Liens imposed by the holder to whom such shares are issued or such Person’s creditors and (ii) any preemptive or other similar rights. If a conversion of shares of Series A Preferred Stock is to be made in connection with a Change of Control, Business Combination or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated. In connection with any tender or exchange offer for shares of Common Stock, holders of shares of Series A Preferred Stock shall have the right to tender (or submit for exchange) shares of Series A Preferred Stock in such a manner so as to preserve the status of such shares as Series A Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such offer, at which time that portion of the shares of Series A Preferred Stock so tendered which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to such offer shall be deemed converted into the appropriate number of shares of Common Stock. Any shares of Series A Preferred Stock not so converted shall be returned to the holder as Series A Preferred Stock. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock or of shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of shares of Series A Preferred Stock.

        (f) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

            (i) In case the Corporation shall (A) subdivide the outstanding shares of any class of Common Stock into a greater number of shares, including by way of a stock dividend, or (B) combine the outstanding shares of any class of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the close of business on the record date in the case of a dividend and immediately after the close of business on the effective date in the case of a subdivision or combination.

            (ii) In case the Corporation at any time or from time to time after the Issuance Date shall issue or sell to any Person any Convertible Securities without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion

Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the Convertible Securities and (2) the number of additional shares of Common Stock that may be acquired upon conversion, exchange or exercise of such Convertible Securities, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such Convertible Securities and (2) the number of additional shares of Common Stock which the aggregate offering price of the shares of Common Stock so offered would purchase at the Conversion Price on the date of issuance. Such adjustment shall be made whenever such Convertible Securities are issued or sold, and shall become effective immediately after the close of business on the date of issuance or sale of such Convertible Securities.

            (iii) In case the Corporation shall at any time or from time to time after the Issuance Date purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than 105% of the Current Market Price on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire Convertible Securities for a consideration per share of Common Stock into which such Convertible Security is exercisable for or convertible or exchangeable into greater than the Current Market Price on the date of such event, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the Current Market Price immediately prior to such event, and (y) the numerator shall be the result of dividing: (1) (x) the product of (aa) the number of shares of Common Stock outstanding and (bb) the Current Market Price immediately prior to such event, minus (y) the aggregate consideration paid by the Corporation in such event (plus, in the case of Convertible Securities, the aggregate additional consideration to be paid to the Corporation upon exercise, conversion or exchange), by (2) the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made whenever such Common Stock is, or Convertible Securities are, purchased, redeemed or otherwise acquired, and shall become effective immediately after such purchase, redemption or other acquisition of such securities.

            (iv) In case the Corporation shall at any time or from time to time after the Issuance Date issue or sell any shares of Common Stock at a price per share that is less than the Conversion Price on the date the Corporation commits or agrees to such sale or issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock offered for sale or subject to issuance, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered or issued would purchase at the Conversion Price in effect immediately prior to such issuance or sale. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that the provisions of this subparagraph shall not apply to shares of Common Stock issued pursuant to a dividend on, or a subdivision or a combination of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 6(f)(i).

            (v) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 6(f)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent. Anything in Section 6(f) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Sections 6(f)(ii) through 6(f)(iv).

            (vi) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock, if any, a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof (each, a “Conversion Certificate”) and promptly thereafter the Corporation shall cause a notice of the adjusted Conversion Price along with a Conversion Certificate to be mailed to each registered holder of shares of Series A Preferred Stock; provided that if there is no transfer agent for the Series A Preferred Stock, then the Corporation shall promptly send a copy of the Conversion Certificate to each holder of record by overnight courier or by certified mail, return receipt requested.

            (vii) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Sections 6(f)(i)-(v)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the Corporation’s assets, on a consolidated basis, in one transaction or a series of related transactions, to any Person (including any group that is deemed to be a Person)(each of the foregoing being referred to as a “Business Combination”), in each case which is effected in such a manner that the holders of shares of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock or other securities or property (including cash) with respect to or in exchange for shares of Common Stock, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the shares of Common Stock issuable upon such conversion prior to the consummation of such Business Combination, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Business Combination by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to the consummation of such Business Combination. In any such case, the Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction, and the Corporation agrees that it will not be a party to or permit such Business Combination to occur unless such provisions are so made as a part of the terms thereof. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(f)(i). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The provisions of this Section 6(f)(vii) shall similarly apply to successive Business Combinations. The Corporation shall give written notice to the holders of shares of Series A Preferred Stock at least 30 days prior to the date on which any Business Combination or similar transaction effecting the Corporation shall take place.

            (viii) Notwithstanding anything to the contrary herein, the Conversion Price shall not be adjusted pursuant to paragraph (ii) or (iv) of this Section 6(f) for the issuance of any Excluded Securities.

            (ix) For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) or (iv) of this Section 6(f), the following provisions shall be applicable:

                (1) In the case of the issuance of Common Stock or Convertible Securities for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                (2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, such consideration shall be deemed to be the Fair Market Value thereof.

                (3) Subparagraph (2) above notwithstanding, in the case of the issuance of shares of Common Stock or Convertible Securities to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.

                (4) If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.

                (5) The aggregate maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent reduction of such number) deliverable upon conversion of or in exchange for, or upon the exercise of, such Convertible Securities and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by the Corporation for any such Convertible Securities, plus the minimum amount of consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of consideration), if any, to be received by the Corporation upon the conversion, exercise or exchange of such Convertible Securities.

                (6) In the case of the issuance of Convertible Securities:

                    (A) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price previously has been made pursuant to Section 6(f)(ii), on any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease;

                    (B) With respect to any Convertible Securities issued after the Issuance Date for which an adjustment to the Conversion Price has previously not been made pursuant to Section 6(f)(ii), if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(f)(ii), if applicable;

                    (C) With respect to any Convertible Securities issued prior to the Issuance Date, if there is any increase in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of, or a decrease in the exercise price of, such Convertible Securities other than a change resulting from the anti-dilution provisions thereof, such Convertible Securities shall be treated as if they had been cancelled and reissued and an adjustment to the Conversion Price with respect to such deemed issuance shall be made pursuant to Section 6(f)(ii), if applicable; and

                    (D) No further adjustment of the Conversion Price adjusted upon the issuance of any such Convertible Securities shall be made as a result of the actual issuance of Common Stock upon the exercise, conversion or exchange of any such Convertible Securities.

            (x) If any event occurs as to which the foregoing provisions of this Section 6(f) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the holders of Series A Preferred Stock.

     SECTION 7. STATUS OF SHARES. All shares of the Series A Preferred Stock that are at any time converted pursuant to Section 6, and all shares of the Series A Preferred Stock that are otherwise reacquired by the Corporation, shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other classes or series.

     SECTION 8. GENERAL PROVISIONS.

        (a) Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Article VI.C are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

        (b) Enforcement. Any registered holder of shares of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce such rights, whether for the specific enforcement of any provision in this Article VI.C or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        (c) Notice of Certain Events. The holders of shares of Series A Preferred Stock shall be entitled to receive written notice of any Liquidation or Change of Control and shall be given an opportunity to convert their shares of Series A Preferred Stock immediately prior to any such Liquidation or Change of Control in the manner specified above, if so specified, or if not so specified, in such a manner as is reasonably likely to give the holders such an opportunity.

     SECTION 9. DEFINITIONS. For the purposes of this Article VI.C:

        An “Affiliate” of, or a person “Affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

        “Articles of Incorporation” has the meaning set forth in the Preamble above.

        “Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the Issuance Date.

        “Board of Directors” has the meaning set forth in the Preamble above.

        “Business Combination” has the meaning set forth in Section 6(g)(vii).

        “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in Louisville, Kentucky are authorized or obligated by law or executive order to close.

        “Change of Control”, with respect to the Corporation, means the occurrence of any of the following:

            (i) the acquisition by any Person or group of Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (other than by (x) the Corporation or a Subsidiary of the Corporation or (y) the holders of the Series A Preferred Stock or their respective Affiliates) of 50% or more of either (1) Outstanding Common Stock or (2) the combined voting power of the Outstanding Voting Securities; provided, however, that any acquisition by any Person pursuant to a transaction that complies with clauses (1), (2) and (3) of paragraph (iii) of this definition shall not be a Change of Control;

            (ii) individuals who constitute the Incumbent Board (it being understood that any Designated Directors are members of the Incumbent Board) cease for any reason to constitute at least a majority of the Board of Directors or other similar governing body of the Corporation; provided, however, that any individual becoming a director, or having similar management supervisory functions (for purposes of this definition, a “director”) subsequent to the date hereof or date of such meeting whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board of the Corporation; or

            (iii) consummation of a Business Combination unless, following such Business Combination,

                (1) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities of the Corporation immediately prior to such Business Combination Beneficially Own, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including a Person which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) (such resulting Person, a “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities of the Corporation, as the case may be,

                (2) no Person or group of Persons or their Affiliates (excluding any Resulting Corporation and any holder of shares of Series A Preferred Stock or Affiliate thereof) Beneficially Owns, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors of the Resulting Corporation, and

                (3) at least a majority of the members of the board of directors or other similar governing body of the Resulting Corporation were members of the Incumbent Board or were approved by a majority of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board or other similar governing body, providing for such Business Combination.

        “Closing Price” per share of the Common Stock on any day means the last reported per share sale price, regular way, of the Common Stock on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and asked prices, regular way, of the Common Stock on such day, in each case on the NASDAQ or, if the Common Stock is not quoted or admitted to trading on NASDAQ, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if the Common Stock is not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of the Common Stock on such day in the over-the-counter market as reported by a generally accepted national quotation service.

        “Common Stock” means the common stock of the Corporation.

        “Conversion Certificate” has the meaning set forth in Section 6(g)(vi).

        “Conversion Date” has the meaning set forth in Section 6(b).

        “Conversion Price” has the meaning set forth in Section 6(a).

        “Convertible Securities” shall mean (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.

        “Corporation” has the meaning set forth in the Preamble above.

        “Current Market Price” for a given date, with respect to any share of Common Stock, shall mean the average of the Closing Prices of such share (if available, as reported in The Wall Street Journal or other reputable financial news source) for the 20 consecutive Trading Days immediately preceding such date; provided, however, that with respect to options issued pursuant to duly adopted stock option or other plans of the Corporation under which options to purchase stock of the Corporation may be issued to employees or directors of the Corporation or of affiliates under the Corporation’s control (“Corporation Option Plans”), each reference to “Current Market Price” in Section 6(g)(iii) shall be deemed to be a reference to the current market price or fair market value of the Common Stock or similar concept, if any, as such term or concept is used in the applicable Corporation Option Plan for determining the fair market value of such stock at the time of grant.

        “Debt” shall mean, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services but excluding trade accounts payable; (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the Issuance Date or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every other liability or obligation of such Person but excluding trade accounts payable; and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

        “Designated Director” has the meaning set forth in Section 5(e).

        “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

        “Excluded Securities” means (1) Permitted Options and any shares of Common Stock issuable upon the exercise of Permitted Options; (2) securities issued upon conversion of the Series A Preferred Stock;

(3) securities issuable as dividends or distributions on shares of the Series A Preferred Stock; (4) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Corporation by merger, purchase of substantially all the assets or other reorganization agreement if such issuance is approved by the Board of Directors, which approval shall include a majority of the Designated Directors; (5) shares of Common Stock issuable upon exercise of rights, options and warrants outstanding on the Issuance Date; and (6) shares of Common Stock issuable in accordance with an earn-out provision in connection with an acquisition made by the Corporation prior to the Issuance Date.

        “Fair Market Value” with respect to any securities, assets or property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Independent Directors and acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock or, at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, as determined by the Independent Directors of the Corporation in good faith; provided, that, the value of any securities that trade on a national securities exchange or inter-dealer quotation system shall be the Closing Price thereof as of the date such value is determined.

        “GAAP” means United States generally accepted accounting principles.

        “Incumbent Board” means individuals who, immediately following the issuance of the Series A Preferred Stock, constitute the Board of Directors or other similar governing body.

        “Independent Directors” has the meaning set forth in Rule 4200(a)(14) of NASDAQ.

        “Initial Beneficial Ownership” shall mean the aggregate number of shares of Common Stock which the holders of shares of Series A Preferred Stock would have been entitled to receive pursuant to Section 8 had all holders of shares of Series A Preferred Stock converted such shares into shares of Common Stock on the Issuance Date (as adjusted for any split, subdivision, combination, recapitalization or similar event from the Issuance Date until the date of determination).

        “Initial Holders” shall mean Onex Limited LP and its Affiliates, and any successor to Onex Limited LP and its Affiliates.

        “Issuance Date” means the Closing Date as such term is defined in the Purchase Agreement.

        “Junior Securities” shall mean the Corporation’s Common Stock and all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank, with respect to payment of dividends or distributions, or the distribution of assets upon Liquidation. This definition of Junior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Junior Securities.

        “KBCA” means KRS Chapter 271B.

        “Liens” has the meaning set forth in Section 6(e).

        “Liquidation” has the meaning set forth in Section 4(a).

        “Liquidation Preference” means $1,050 per share of Series A Preferred Stock, plus accrued but unpaid dividends so thereon, as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock.

        “NASDAQ” means The Nasdaq Stock Market, Inc.

        “Nominating Committee” means a committee of the Board of Directors a majority of the members of which is comprised of directors who are not Designated Directors or officers or employees of the Corporation or its Subsidiaries and which committee is empowered to act for the full Board of Directors to nominate individuals for election as Independent Directors.

        “Outstanding Common Stock” means the then outstanding shares of the Common Stock of the Corporation.

        “Outstanding Voting Securities” means the then outstanding voting securities of the Corporation entitled to vote generally in the election of the directors of the Corporation.

        “Parity Securities” means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon Liquidation. This definition of Parity Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Parity Securities.

        “Permitted Debt” means the amount of Corporation’s Debt deemed permissible at any time under Section 5(e)(2)(ii), which shall be an amount determined using the following formula:

Debt on the Issuance Date		Permitted Debt
=
Issuance Date EBITDA		Current EBITDA

     “Issuance Date EBITDA” shall mean operating income, plus depreciation and amortization, plus other operating expenses as shown on the Consolidated Statement of Income for the year ended December 31, 2003 included in the Corporation’s Annual Report on Form 10-K. “Current EBITDA” shall mean, from time to time, operating income, plus depreciation and amortization, plus other operating expenses for the 12 months ended as of the Corporation’s most recently completed fiscal quarter, as reported on the Corporation’s periodic reports filed with the Securities and Exchange Commission. Issuance Date EBITDA and Current EBITDA shall be determined in the same manner.

        “Permitted Options” means grants of options to acquire shares of Common Stock or of restricted Common Stock, issued after the Issuance Date to employees, consultants, officers or non-employee directors of the Corporation pursuant to any stock option, restricted stock, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors, existing on December 31, 2003 or modified or adopted in accordance with Section 5(e)(iv).

        “Person” means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

        “Purchase Agreement” means that certain Preferred Stock Purchase Agreement, dated March 10, 2004, by and among the Corporation, Onex Partners LP and purchasers affiliated with Onex Partners, LP, as amended from time to time.

        “Senior Securities” means each class or series of capital stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank senior to the Series A

Preferred Stock with respect to payment of dividends and distributions, and the distribution of assets upon Liquidation. This definition of Senior Securities shall include, without limitation, any Convertible Securities exercisable or exchangeable for or convertible into any Senior Securities.

        “Series A Preferred Stock” has the meaning set forth in Section 1.

        “Stated Value” means, with respect to a share of Series A Preferred Stock, $1,050.00, plus accrued and unpaid dividends (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

        “Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        “Trading Day” means a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine Closing Prices for the Common Stock.

        “Voting Securities” mean any class or classes of stock, or securities convertible into or exchangeable for any class of stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed this day of ____, 2004.

RES-CARE, INC.

By:

Name:

Title:

Appendix D

Opinion of Piper Jaffray & Co.

800 Nicollet Mall, Minneapolis, MN 55402-7020 612-303-6000 Piper Jaffray & Co. Since 1895. Member SIPC and NYSE

CONFIDENTIAL

March 10, 2004

Special Committee of the Board of Directors
Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223

Ladies and Gentlemen:

We understand that Res-Care, Inc. (the “Company”) intends to issue 48,095 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to Onex Partners LP, Onex American Holdings III, LLC, Onex U.S. Principals LP and Res-Care Executive Investco LLC (collectively, the “Purchasers”) for an aggregate purchase price of $50,500,000 (the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Preferred Stock Purchase Agreement entered into among the Company and the Purchasers (the “Agreement”) and the proposed Articles of Amendment to the Articles of Incorporation of Res-Care, Inc. in the form attached as an exhibit to the Agreement (the “Articles of Amendment”). In addition to the Proposed Transaction, the Purchasers also intend to purchase 3,700,000 shares of the Company’s common stock from certain selling shareholders (the “Selling Shareholder Transaction”).

We have been requested by the Special Committee of the Board of Directors of the Company (the “Special Committee”) to render our opinion to the Special Committee with respect to the fairness, from a financial point of view, to the Company of the consideration to be received in the Proposed Transaction. We are not rendering an opinion on the fairness of the Selling Shareholder Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement; (2) the Articles of Amendment; (3) certain publicly available information concerning the Company which we believe to be relevant to our inquiry; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (5) a trading history of the Company’s common stock over the one-year and three-year periods ended March 9, 2004; (6) a comparison of the historical financial results, present financial condition and projected fiscal year 2004 financial results of the Company with those of publicly traded companies which we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain selected change-of-control transactions which we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain selected financing transactions which we deemed relevant; and (9) a discounted cash flows analysis we performed for the Company on a stand-alone basis. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

D-1

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial, accounting and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, at the direction of the management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company. We have assumed that the executed Agreement will be, in all material respects, identical to the last draft reviewed by us. We have also assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Proposed Transaction. In addition, you have authorized us to solicit, and we have solicited, indications of interest from third parties with respect to the purchase of the Company’s business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion. This opinion solely addresses the fairness, from a financial point of view, to the Company of the consideration to be received in the Proposed Transaction and does not address any other terms or agreement relating to the Proposed Transaction or the basic business decision to proceed with the Proposed Transaction.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee from the Company for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services in the past for affiliates of the Purchasers and have received customary compensation for such services. In the ordinary course of our business, we and our affiliates may actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the forgoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received in the Proposed Transaction is fair to the Company. This opinion is being rendered at the behest of the Special Committee and is for the benefit of the Special Committee in its evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any shareholder should act or vote with respect to any matters relating to the Proposed Transaction.

Sincerely,

PIPER JAFFRAY & CO.

D-2

Appendix E

2000 Non-Employee Director Stock Option Plan

RES-CARE, INC.
2000 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1. PURPOSE.

     The purpose of this 2000 Non-employee Directors Stock Ownership Incentive Plan (“Plan”) is to advance the interests of Res-Care, Inc., a Kentucky corporation (“Company”), and its subsidiaries, by providing nonemployee directors of the Company with an ownership interest in the Company. The Plan is also intended to enhance the Company’s ability to attract and retain persons of outstanding ability to serve as directors of the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION.

     2.1 Definitions. As used in the Plan, the terms defined parenthetically, immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

        (a) “Award” shall mean a grant of Options under Section 5 of the Plan.

        (b) “Award Date” shall mean the first business day of July of each calendar year that the Plan is in effect.

        (c) “Board” shall mean the Board of Directors of the Company.

        (d) “Change of Control” means (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding capital stock; (iii) the persons who were members of the Board immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. The acquisition of securities of the Company representing 30% or more, but not more than 50%, of the combined voting power of the Company’s then outstanding capital stock by Onex Partners LP and its affiliates shall not be a Change of Control with respect to any Options having an Award Date after June 30, 2004.

        (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

        (f) “Committee” shall mean the committee described in Section 3.1.

        (g) “Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary of the Company.

        (h) “Disability” shall mean a physical or mental infirmity that the Committee determines impairs the Director’s ability to perform substantially his or her duties for a period of 180 consecutive days.

        (i) “Effective Date” shall mean the date described in Section 6.1.

        (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (k) “Fair Market Value” of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined by such method as shall be determined in good faith by the Committee.

        (l) “Option” shall mean an option to purchase Shares granted pursuant to Article 5.

        (m) “Optionee” shall mean a person to whom an option has been granted under the Plan.

        (n) “Option Agreement” shall mean an agreement evidencing the grant of an Option, as described in Section 5.2.

        (o) “Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall be the Fair Market Value of the Share on the Award Date.

        (p) “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

        (q) “Plan” shall mean this Res-Care, Inc. 2000 Nonemployee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

        (r) “Retirement” shall mean retirement by a Director in accordance with the terms of the Company’s retirement policy applicable to directors of the Company.

        (s) “Shares” shall mean the Company’s Common Shares.

        (t) “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

        (u) “Withholding Taxes” shall mean all federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any option exercise, if any.

     2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION.

     3.1 The Committee. The Plan is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by a committee (the “Committee”). The members of the Committee shall include two or more members of the Board, and shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Board fails to appoint the Committee, the Board shall administer the Plan.

     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

        (a) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

        (b) establish, amend and rescind rules and regulations for the Plan’s administration.

To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified herein.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, the Directors and their estates and beneficiaries.

     3.4 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN.

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of options is 200,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If and to the extent options shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

     4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares. or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number.

     ARTICLE 5. AWARDS.

     5.1 Automatic Grant of Options. Subject to the terms and provisions of the Plan, each Director on an Award Date shall automatically receive an option for 4,500 Shares that is not intended to qualify as an incentive stock option within” the meaning of Section 422 of the Code.

     5.2 Vesting. Subject to Sections 5.4 and 5.7, each Option shall vest and become exercisable with respect to 25% of the Shares subject thereto effective immediately as of the Award Date and shall vest and become exercisable with respect to an additional 25% of the Shares subject thereto effective as of each of the first, second and third anniversaries of the Award Date; provided, however, that the Director continues to serve as a member of the Board as of such dates. If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an option which is not then vested pursuant to the preceding sentence and the Director shall automatically forfeit that portion of the Option that remains unvested.

     5.3 Option Agreement. Each Award shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the option relates and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with exercisability, forfeiture or termination of such Awards or Options granted thereunder.

     5.4 Duration of Options. Subject to Section 5.6, each Option shall expire on the fifth (5th) anniversary of the Award Date on which it was granted.

     5.5 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. Shares purchased pursuant to the exercise of an option shall be paid in full upon such exercise by any one or a combination of the following: (i) in cash; (ii) in owned by the Optionee (or jointly by the Optionee and his or her spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net Shares (those equal in value to the difference between the Option Exercise Price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate Option Exercise Price; or (iv) by any combination thereof. The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company or withheld as payment of the Option Exercise Price shall be valued at their Fair Market Value on the date preceding the date of exercise. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

     5.6 Termination of Director Relationship. If a Director for any reason other than Retirement, death or Disability shall cease to be a member of the Board, the outstanding Options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time prior to the earlier of the expiration date of the options or the date that is ninety (90) days after the date on which such Director ceases to be a member of the Board. If a Director shall cease to be a member of the Board by reason of Retirement, death or Disability, the outstanding options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time prior to the earlier of the expiration date of the Options or the date that is the first anniversary of the Director’s Retirement, death or Disability. Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Director, by the Director, or if such Director is incapacitated, by his legal representative.

     5.7 Effect of Change of Control. Notwithstanding anything contained in the Plan or an Option Agreement to the contrary, in the event of a Change of Control, (i) all options outstanding on the date of such Change of Control shall become immediately and fully exercisable and (ii) an Optionee will be entitled to receive, in lieu of the exercise of any Option or portion of an Option to the extent not yet exercised, a cash payment in an amount equal to the difference between the aggregate Option Exercise Price and (A) in the case of a tender offer or exchange offer, the final offer price paid per Share, multiplied by the number of Shares covered by the Option, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the Shares covered by the Option. The Company shall pay any amount it must make under this Section 5.7 within 30 days following the occurrence of the Change of Control.

ARTICLE 6. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION.

     6.1 Effective Date. The Plan shall be effective upon the approval by the affirmative vote of the holders of a majority of the securities of the Company represented in person or by proxy, and entitled to vote, at a meeting of shareholders of the Company at which the Plan is submitted for approval.

     6.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.3.

     6.3 Amendment, Modification and Termination.

        (a) Except as provided in Section 6.3(b), the Board may, at any time, amend, modify or terminate the Plan.

        (b) Without the approval of shareholders of the Company, no amendment, modification or termination may:

(i)	materially increase the benefits accruing to Directors under the Plan;

(ii)	increase the total number of Shares that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	modify the eligibility or other requirements to receive an Award under the Plan.

     6.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Optionee.

ARTICLE 7. NON-TRANSFERABILITY.

     Except as otherwise provided in this Article 7, no Option shall be transferable by a Director otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Director’s lifetime, only by the Director (or, in the event of the Director’s legal incapacity or incompetency, the Director’s guardian or legal representative). A Director may transfer all or part of a Nonqualified Stock Option to (i) the Director’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of the Director and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Director and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Director only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Article 7 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and the conditions to exercise of an Option upon Termination of Director Relationship or otherwise provided in this Plan shall be applied with respect to the original Director. However, for purposes of exercising the Option, the term Director shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 5.6, references to a Director shall be deemed to refer to the transferee, the personal representative of the transferee’s estate, or after final settlement of the transferee’s estate, the successor or successors entitled thereto by law.

ARTICLE 8. NO RIGHT OF REELECTION.

     Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or to be reelected by the shareholders of the Company.

ARTICLE 9. WITHHOLDING.

     Upon the exercise of an Option (a “Taxable Event”), the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

ARTICLE 10. INDEMNIFICATION.

     No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. All members of the Board, the Committee and each and any officer or employee of the company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11. SUCCESSORS.

     All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. GOVERNING LAW.

     To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

PROXY

DETACH CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
RES-CARE, INC., 10140 Linn Station Road, Louisville, Kentucky 40223
PROXY — MEETING OF SHAREHOLDERS

The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation, hereby appoints L. BRYAN SHAUL and MARY D. PETERS and each of them, the true and lawful attorneys and proxy holders with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common shares of Res-Care which the undersigned would be entitled to vote if personally present at the Meeting of Shareholders to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky on Wednesday, June 23, 2004 at 10:00 a.m. local time, and at any adjournment thereof.

The undersigned hereby instructs said proxy holders or their substitutes:

1.	ELECTION OF DIRECTORS:

Class III (3-year term)
Ronald G. Geary		James R. Fornear	Spiro B. Mitsos
Vote FOR all nominees listed above	☐		WITHHOLD AUTHORITY	☐

(except as stated below)	to vote for all nominees listed above

INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE LINE BELOW.

2.	PROPOSAL TO APPROVE A PREFERRED STOCK PURCHASE AGREEMENT WITH AFFILIATES OF ONEX CORPORATION AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote FOR the proposal.

3.	PROPOSAL TO AMEND THE 2000 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote FOR the proposal.

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

DETACH CARD

(Continued from reverse side)

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2004 FISCAL YEAR.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote FOR the proposal.

This proxy, when properly executed, will be voted in accordance with any directions given and as provided in the accompanying proxy statement. Unless otherwise specified, the proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

5.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms that the proxy holders appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement, both dated May 25, 2004, and a copy of ResCare’s Annual Report for the period ended December 31, 2003.

Signature	Date

Signature, if held jointly	Date

Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.